SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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Colorado MEDtech, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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COLORADO MEDTECH, INC.

345 S. Francis Street, Unit F
P.O. Box 819
Longmont, Colorado 80502-0819

MERGER WITH CIVCO HOLDING, INC.

Dear Colorado MEDtech, Inc. Shareholder,

      You are cordially invited to attend a special meeting of shareholders of Colorado MEDtech, Inc. (the “Company”) on June 30, 2003, at 10:00 a.m. local time. The meeting will be held at the Company’s offices at 345 S. Francis Street, Unit F, Longmont, Colorado.

      At this important meeting, you will be asked to consider and vote upon a merger agreement and a related merger, among other matters, involving the Company and CIVCO Holding, Inc. CIVCO Holding is a Delaware corporation controlled by KRG Capital Fund II, L.P. The Boards of Directors of both companies have approved, and our two companies have entered into, a merger agreement. Subject to the approval of the Company’s shareholders and the satisfaction of other conditions, a CIVCO Holding subsidiary will merge into the Company, and the Company will become a wholly owned subsidiary of CIVCO Holding.

      If the merger is approved, each share of the Company’s common stock will be converted into the right to receive $4.75 in cash pursuant to the merger agreement. The merger and the merger consideration are described more thoroughly in the attached proxy statement.

      The Company’s Board of Directors directed the negotiation of the per share consideration and the other terms of the transaction with CIVCO Holding and has approved the merger agreement with CIVCO Holding. The Board has determined that the merger is fair to, and in the best interests of, the Company and its shareholders. Accordingly, your Board recommends that the Company’s shareholders vote “FOR” approval of the merger agreement and the related merger.

      We cannot complete the merger unless the holders of 6,628,730 of the outstanding shares of the Company vote to approve the merger agreement and the merger. The obligations of the parties to complete the merger are also subject to the satisfaction or waiver of certain conditions, including receiving clearance from regulatory agencies. Whether or not you plan to attend the meeting, please fill out, sign, date and return the enclosed proxy promptly in the envelope provided. Your shares will then be represented at the meeting. If you attend the meeting, you may, at your discretion, withdraw the proxy and vote in person. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with your voting instruction form.

      Your vote is very important. If you fail to return the proxy card or vote in person at the special meeting, it will have the same effect as a vote against the Merger.

      The accompanying notice of meeting and proxy statement explain the proposed merger and provide specific information concerning the special meeting. Please read these materials carefully. On behalf of the Company, thank you for your cooperation and continued support.

Sincerely,

Stephen K. Onody
President and Chief Executive Officer

SUMMARY
The Parties to the Merger (see page 11)
The Merger (see pages 14-38)
Conditions to Completion of the Merger (see pages 40-41)
Merger Financing (see page 37)
No Solicitation of Other Acquisition Proposals (see
Termination of the Merger Agreement (see pages 45 and 46)
Termination Fee (see page 46)
The Special Meeting (see pages 11-14)
Recommendation of Our Board of Directors (see page 24)
Opinion of Our Financial Advisor (see pages 24-32)
Interests of Our Directors and Executive Officers in the Merger (see pages 32-35)
Treatment of Our Stock Options (see page 40)
Material U.S. Federal Income Tax Consequences (see pages 35-36)
Accounting Treatment (see page 37)
Certain Effects of the Merger (see page 37)
Dissenters’ Rights of Appraisal (see pages 47-49)
Regulatory Approvals (see page 37)
The Depository and Disbursing Agent
THE PARTIES TO THE MERGER
Colorado MEDtech, Inc.
CIVCO Holding, Inc.
CMT Mergerco, Inc.
THE SPECIAL MEETING
Date, Time and Place
Purpose of the Special Meeting
Record Date; Shares Entitled to Vote; Quorum
Vote Required
Shares Owned by Our Directors and Executive Officers
Voting of Proxies
Revocability of Proxies
Solicitation of Proxies
Assistance
THE MERGER
Background of the Merger
Reasons for the Merger
Recommendation of the Company’s Board of Directors
Opinion of the Company’s Financial Advisor
Interests of Our Directors and Executive Officers in the
Material U.S. Federal Income Tax Consequences
Accounting Treatment
Certain Effects of the Merger
Conduct of the Company’s Business if the Merger is not
Financing of the Merger
Regulatory Approvals
Effective Time of the Merger
THE MERGER AGREEMENT
The Merger; Merger Consideration
Payment for Shares of Common Stock
Transfers of Common Stock
Treatment of Stock Options
Employee Stock Purchase Plan
Conditions to Completion of the Merger
Representations and Warranties
Covenants
No Solicitation of Other Acquisition Proposals
Termination of the Merger Agreement
Limitation of Liability
Fees and Expenses
Consequences of Termination; Termination Fee
Amendment/Waiver
DISSENTERS’ RIGHTS OF APPRAISAL
Right to Dissent
Procedure for Exercise of Dissenters’ Rights
Dissenter’s Notice
Procedure to Demand Payment
Payment
If Dissenter is Dissatisfied with Offer
Judicial Appraisal of Shares
Court and Counsel Fees
SECURITIES OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS
ADJOURNMENT OF THE SPECIAL MEETING
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
SHAREHOLDER MEETINGS AND PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION
OTHER BUSINESS
ANNEX B

COLORADO MEDTECH, INC.
345 S. Francis Street, Unit F
P.O. Box 819
Longmont, Colorado 80502-0819

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF

COLORADO MEDTECH, INC.

TO BE HELD JUNE 30, 2003

To the Shareholders of Colorado MEDtech, Inc.:

      NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Colorado MEDtech, Inc., a Colorado corporation (the “Company”), will be held on June 30, 2003 at 10:00 a.m. at the Company’s offices at 345 S. Francis Street, Unit F, Longmont, Colorado for the following purposes:

1. To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger by and among the Company, CIVCO Holding, Inc., a Delaware corporation controlled by KRG Capital Fund II, L.P. and CMT Mergerco, Inc., a Colorado corporation wholly-owned by CIVCO Holding, Inc. (“Mergerco”) dated March 12, 2003, as amended May 20, 2003, and the related merger, pursuant to which Mergerco will be merged with and into the Company and each share of the Company’s common stock will be converted into the right to receive cash. The merger agreement, as amended, relating to the proposed merger, is included as Annex A to the attached proxy statement. If the merger is approved, each share of the Company’s common stock (other than shares held by shareholders who exercise their dissenters’ rights under Colorado law and shares held of record by CIVCO Holding, Mergerco or any other wholly owned subsidiary of CIVCO Holding or the Company) will be converted into the right to receive a cash payment of $4.75 per share, without interest;

2. To consider and vote on a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes to approve and adopt the merger agreement and the related merger at the time the special meeting is convened or to allow additional time for the satisfaction of conditions to the merger; and

3. To transact any other business as may properly come before the special meeting or any adjournment(s) or postponements(s) thereof.

      The close of business on May 27, 2003 has been fixed as the record date for the determination of holders of the Company’s common stock entitled to notice of, and to vote at, the special meeting, and only shareholders of record at such time will be so entitled to vote. A complete list of shareholders entitled to vote at the special meeting will be available, upon written request, for inspection during normal business hours by any shareholder of the Company prior to the special meeting at the Company’s offices at 345 S. Francis Street, Unit F, Longmont, Colorado 80502-0819.

      We cannot complete the merger unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the shares of our common stock outstanding at the close of business on the record date.

      Holders of our common stock who do not vote in favor of the adoption of the merger agreement may assert dissenter’s rights under Article 113 of the Colorado Business Corporation Act. Those asserting their dissenter’s rights will have the right to obtain payment in cash of the fair value of their shares if the merger is completed provided they submit a written notice of their intention to demand payment for their shares prior to the vote on the merger agreement and if they further comply with the Colorado law procedures explained in the accompanying proxy statement. When a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the Company that the beneficial shareholder and the record shareholder have asserted, or will timely assert, dissenter’s rights as to all such shares as to which there is no limitation on the ability to exercise dissenter’s rights. See “Dissenters’

Rights of Appraisal” beginning on page 44. Article 113 of the Colorado Business Corporation Act is attached as Annex C to the accompanying proxy statement.

      This proxy solicitation is made by the Company. Whether or not you expect to attend the special meeting, you should complete, sign, and date the enclosed form of proxy card and mail it promptly in the enclosed envelope. Executed proxies with no instructions indicated thereon will be voted “FOR” the adoption of the merger agreement and the related merger. Even if you have returned your proxy, you may still vote in person if you attend the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name. If you fail to return your proxy or to vote in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting, and will effectively be counted as a vote against the adoption of the merger agreement.

      Please do not send any stock certificates at this time.

By Order of the Board of Directors

Peter J. Jensen
Secretary

Date:                     , 2003

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY PROMPTLY WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

QUESTIONS AND ANSWERS ABOUT THE MERGER

i

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	What will happen to the Company as a result of the merger?

A:	If the merger is completed, we will become a wholly owned subsidiary of CIVCO Holding, Inc. CIVCO Holding is controlled by KRG Capital Fund II, L.P. KRG Capital Fund II, L.P. is a $450 million private equity fund managed by KRG Capital Partners, L.L.C. KRG Capital Partners, L.L.C. is a private equity investment firm specializing in acquiring controlling interests in middle market companies.

Q:	What will happen to my shares of the Company’s common stock after the merger?

A:	If the merger is approved, each share of the Company’s common stock will be converted into and become only the right to receive $4.75 in cash pursuant to the merger agreement or to pursue dissenters’ rights if you have otherwise complied with the statute governing dissenters’ rights.

This cash payment would be made to all shareholders of the Company (other than to shareholders who exercise their dissenters’ rights under Colorado law or shares held of record by CIVCO Holding, Mergerco or any other wholly owned subsidiary of CIVCO Holding or the Company). The dissenters’ rights available to shareholders are discussed below.

Q:	Where and when is the special meeting?

A:	The special meeting will take place at the Company’s offices at 345 S. Francis Street, Unit F, Longmont, Colorado, on June 30, 2003, at 10:00 a.m., local time.

Q:	Is the merger expected to be taxable to me?

A:	Generally, yes. The receipt of cash for your shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, generally you will recognize gain or loss as a result of the merger measured by the difference, if any, between the cash price per share paid in the merger and your adjusted tax basis in that share.

You should read “The Merger — Material U.S. Federal Income Tax Consequences” beginning on page 35 for a more complete discussion of the federal income tax consequences of the merger.

TAX MATTERS CAN BE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON YOUR PARTICULAR TAX SITUATION. YOU SHOULD ALSO CONSULT YOUR TAX ADVISOR ON THE TAX CONSEQUENCES OF THE MERGER TO YOU.

Q:	How does the Company’s Board of Directors recommend that I vote?

A:	Our Board of Directors unanimously recommends that our shareholders vote “FOR” the proposal to adopt the merger agreement and the related merger. You should read “The Merger — Reasons for the Merger” for a discussion of the factors that our Board of Directors considered in deciding to recommend adoption of the merger agreement.

Q:	What vote of our shareholders is required to adopt the merger agreement?

A:	For us to complete the merger, shareholders holding at least a majority of the shares of our common stock outstanding at the close of business on the record date must vote “FOR” the adoption of the merger agreement and the related merger.

Q:	Am I entitled to dissenters’ rights?

A:	Yes. If you oppose the merger, you may assert dissenters’ rights under Article 113 of the Colorado Business Corporation Act. If you dissent, in lieu of receiving the merger consideration, you will have the right to obtain payment of the fair value of your shares if the merger is completed provided you submit a written notice of your intention to demand payment for your shares prior to the vote on the merger agreement and you further comply with the Colorado law procedures explained in the section titled “Dissenters’ Rights of Appraisal.” Among other things, in order to properly exercise your dissenters’

rights, you must not vote in favor of the merger agreement and the related merger. However, merely voting against the merger agreement and the related merger will not preserve your rights under Colorado law. If you exercise your dissenters’ rights under Colorado law, the amount you may receive could be more or less than the cash price per share paid under the merger agreement. The relevant provisions of the Colorado Business Corporation Act are attached as Annex C to this proxy statement.

Q:	How do I cast my vote?

A:	If you are the holder of record of shares of our common stock, you can vote by one of the following methods:

•	by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope;

•	by voting by telephone or on the Internet as described in the directions on the proxy card; or

•	by appearing and voting in person by ballot at the special meeting.

If you return your proxy and do not indicate how you want to vote, we will count your proxy as a vote “FOR” the adoption of the merger agreement and the related merger.

Q:	If my Company shares are held in “street name” by my broker or bank, will my broker or bank vote my shares for me?

A:	Your broker or bank will vote your Company shares only if you provide instructions on how to vote. You should follow the directions provided by your broker or bank. Without instructions, your bank or broker will not vote your shares, which will have the same effect as a vote against the merger. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Q:	What happens if I do not submit a proxy or vote in person at the special meeting?

A:	Because the required vote of our shareholders is based upon the number of outstanding shares of our common stock, rather than upon the shares actually voted, the failure by the holder to submit a proxy or to vote in person at the special meeting, including abstentions and broker non-votes, will have the same effect as a vote against the merger.

Q:	Can I change my vote after I have returned my proxy?

A:	Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways:

•	you can send a written notice stating that you would like to revoke your proxy;

•	you can complete and submit a new proxy bearing a later date; or

•	you can attend the special meeting and deliver a signed notice of revocation, deliver a later-dated duly executed proxy, or vote in person.

If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to us prior to the special meeting at Colorado MEDtech, Inc. c/o Peter J. Jensen, 345 S. Francis St., Unit F, P.O. Box 819, Longmont, Colorado 80502-0819. Attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause shares to be voted.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, you will receive a transmittal form with instructions for the surrender of certificates formerly representing shares of our common stock. Please do not send in your stock certificates with your proxy.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	When do you expect the merger to be completed?

A:	We are working to complete the merger as quickly as possible on the day that the meeting is held. We currently expect to complete the merger by June 30, 2003. However, we cannot predict the exact timing of the merger because the merger is subject to a number of closing conditions in addition to the required shareholder vote. While we expect to be able to satisfy all other closing conditions, we cannot assure you that these conditions will be satisfied and, even if they are ultimately satisfied, they might not be satisfied for a period of time following the adoption of the merger agreement at the special meeting. The merger agreement states that the Company and CIVCO Holding are not required to close the merger if all conditions precedent are not satisfied by August 15, 2003.

Q:	Who can help answer my questions?

A:	If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact Peter J. Jensen at (303) 530-2660 or write to the following address:

       345 S. Francis St., Unit F

       P.O. Box 819
       Longmont, Colorado 80502-0819

SUMMARY

      This summary highlights selected information from this proxy statement and may not contain all the information that is important to you. You should carefully read this entire proxy statement and the other documents to which we have referred you. See also “Where You Can Find Additional Information” on page 50. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

The Parties to the Merger (see page 11)

      Colorado MEDtech, Inc., 345 S. Francis St., Unit F, P.O. Box 819, Longmont, Colorado 80502-0819, Telephone: (303) 530-2660. The Company, through its wholly-owned subsidiary CIVCO Medical Instruments Co., Inc. (“CIVCO”), designs, develops, manufactures and distributes specialized medical accessories and supplies for ultrasound imaging equipment and for minimally invasive surgical equipment.

      CIVCO Holding, Inc., 1515 Arapahoe Street, Tower One, Suite 1500, Denver, Colorado 80202, Telephone: (303) 390-5001. CIVCO Holding, Inc. is a Delaware corporation 100% owned by KRG Capital Fund II, L.P. KRG Capital Fund II, L.P. is a $450 million private equity fund managed by KRG Capital Partners, L.L.C. KRG Capital Partners, L.L.C. is a private equity investment firm specializing in acquiring controlling interests in middle market companies.

      CMT Mergerco, Inc., 1515 Arapahoe Street, Tower One, Suite 1500, Denver, Colorado 80202, Phone: (303) 390-5001. CMT Mergerco, Inc., which we sometimes refer to in this proxy statement as Mergerco, is a wholly-owned subsidiary of CIVCO Holding. Mergerco was formed solely for the purpose of facilitating the acquisition of the Company by CIVCO Holding.

The Merger (see pages 14-38)

      Structure of the Merger. This proxy statement relates to the proposed acquisition of our Company by CIVCO Holding pursuant to a merger agreement, dated as of March 12, 2003 and amended May 20, 2003, among CIVCO Holding, Mergerco and us. We have attached a copy of the merger agreement, as amended, as Annex A to this proxy statement. We encourage you to read the merger agreement in its entirety. When we refer to the “merger agreement” in this proxy statement, we are referring to the merger agreement as amended by the amendment dated May 20, 2003, unless we otherwise state.

      Under the terms of the merger agreement, Mergerco will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of CIVCO Holding.

      Merger Consideration. At the effective time of the merger, each share of the Company’s common stock (other than shares held by shareholders who exercise their dissenters’ rights under Colorado law or shares held of record by CIVCO Holding, Mergerco or any other wholly owned subsidiary of CIVCO Holding or the Company) will be converted into and become only the right to receive $4.75 in cash pursuant to the merger agreement. We refer to this per share amount as the “merger consideration”.

      Closing. We expect to close the merger as soon as practicable after the adoption of the merger agreement by our shareholders and after all other conditions to the merger have been satisfied or waived.

Conditions to Completion of the Merger (see pages 40-41)

      Our obligation, and the obligation of CIVCO Holding and Mergerco to consummate the merger is subject to the satisfaction or waiver of the following conditions, among others:

•	the adoption of the merger agreement by the affirmative vote of the holders of a majority of all outstanding shares of our common stock;

•	the absence of any restraining order, preliminary or permanent injunction or other order, law, rule or regulation preventing the consummation of the merger; and

•	the absence of any litigation seeking to restrain or prohibit the merger that has not been terminated or dismissed.

      The obligations of CIVCO Holding and Mergerco to effect the merger are subject to the satisfaction or waiver of the following additional conditions, among others:

•	our representations and warranties being true and correct in all material respects as of the date of the merger agreement, except to the extent any inaccuracy in any representation or warranty, individually or in the aggregate, does not materially impair our ability to consummate the merger and does not have a material adverse effect on our or CIVCO Medical Instruments Co., Inc.’s business, operations, condition, properties, assets or liabilities (without giving effect to qualifications as to materiality contained in such representations and warranties);

•	our having performed or complied with all of our obligations required to be performed by us under the merger agreement in all material respects;

•	there having been no incident, occurrence or event since the date of the merger agreement that has had or would reasonably be expected to have a material adverse effect with respect to our Company or any of our subsidiaries, other than incidents, occurrences or events generally applicable to our and our subsidiaries’ industry or general economic and market conditions;

•	no Rights shall have become exercisable under our Rights Agreement dated January 14, 1999 between the Company and American Stock Transfer and Trust Inc.;

•	our having obtained all material consents required to be obtained pursuant to the merger agreement;

•	there having been no material adverse change since the date of the merger agreement in our or CIVCO Medical Instruments Co., Inc.’s business, operations, condition, properties, assets or liabilities, except changes contemplated by the merger agreement, changes disclosed in reports filed by the Company with the Securities and Exchange Commission between December 31, 2002 and the date of the merger agreement, and changes in the ordinary course of business;

•	we shall have delivered to CIVCO Holding a certificate to the effect that we are not a U.S. real property interest within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended; and

•	we shall have obtained certain insurance coverages specified by the merger agreement.

      In connection with signing the amendment to the merger agreement, CIVCO Holding and Mergerco agreed to waive the conditions to closing referred to in the first, third and sixth bullet points above but only to the extent that any failure occurs because of facts or circumstances (or the continuation of facts or circumstances) CIVCO Holdings and Mergerco have actual knowledge of the date of the amendment. The Company is not aware of any material adverse change or material adverse effect having occurred since the date of the merger agreement.

      Our obligations to effect the merger are also subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties of CIVCO Holding and Mergerco being true and correct in all material respects as of the date of the merger agreement and immediately before the effective time of the merger;

•	CIVCO Holding and Mergerco having performed or complied with all of their respective obligations required to be performed by them under the merger agreement; and

•	the opinion of Tri-Artisan, LLC, delivered to our Board of Directors on the date of the merger agreement and the new opinion delivered on May 20, 2003, stating that the merger consideration is fair, from a financial point of view, to our shareholders, shall not have been withdrawn or modified in a manner unsatisfactory to the Board of Directors.

      At this time, we do not believe there is any material uncertainty as to the fulfillment of the conditions of consummating the merger. However, we cannot be certain that future events will not cause such uncertainty, including a material adverse change in our business.

Merger Financing (see page 37)

      CIVCO Holding and Mergerco estimate that in addition to their related fees and expenses, approximately $62,973,000 will be necessary to complete the merger. CIVCO Holding’s obligation to complete the merger is not conditioned on the availability of financing and CIVCO Holding has represented to the Company that it or its affiliates have available to them cash sufficient to enable them to consummate the merger. CIVCO Holding and Mergerco intend to fund this amount through an affiliated fund, KRG Capital Fund II. Currently, KRG Capital Fund II has sufficient undrawn capital available to fund this and other acquisitions. CIVCO Holding intends to fund the merger consideration and other expenses through a combination of an equity investment made by KRG Capital Fund II in CIVCO Holding and borrowed indebtedness. The merger is not conditioned on CIVCO Holding’s receipt of debt financing, and if such financing is not available at the time of closing, KRG Capital Fund II would provide the entire amount necessary through a capital call to its limited partners. See “The Merger — Financing of the Merger” on page 37.

No Solicitation of Other Acquisition Proposals (see page 45)

      The merger agreement provides that:

•	at any time prior to the effective time or termination of the merger agreement, we will not, and will use reasonable efforts not to permit any officer, director, financial advisor or other representative, either directly or indirectly, to seek, initiate or solicit any alternative acquisition proposal; and

•	we will not engage in negotiations for unsolicited alternative acquisition proposals, or disclose any financial, business, confidential or proprietary information regarding our Company or any of our subsidiaries to any party that we have reason to believe may be considering making an alternative acquisition proposal, unless our Board of Directors determines in good faith that the alternative proposal is an acquisition proposal that is more favorable to our shareholders than the acquisition by CIVCO Holding.

Termination of the Merger Agreement (see pages 45 and 46)

      The merger agreement may be terminated at any time prior to the effective time, whether before or after the adoption of the proposed merger by our shareholders, by any of the following means:

•	by the mutual written consent of our Board of Directors and the Board of Directors of CIVCO Holding;

•	by us or CIVCO Holding if the merger shall not have been consummated by August 15, 2003, provided that such failure is not the fault of the party seeking to terminate;

•	by us or CIVCO Holding if the other party has failed to perform any covenant in a manner such that the closing conditions related thereto cannot be satisfied;

•	by us or CIVCO Holding if our shareholders do not adopt the merger by the required shareholder vote; or

•	by us, if we receive an alternative acquisition proposal which would, if consummated, be more favorable to our shareholders, and our Board of Directors, in good faith, determines to accept, approve or recommend the alternative proposal.

Termination Fee (see page 46)

      The merger agreement provides that, in specified circumstances where the Company pursues an alternative acquisition transaction, we may be required to pay CIVCO Holding a termination fee of $2.0 million and reimburse certain of CIVCO Holding’s expenses up to $100,000.

The Special Meeting (see pages 11-14)

      Date, Time and Place (see page 11). The special meeting of our shareholders will be held at the Company’s offices at 345 S. Francis Street, Unit F, Longmont, Colorado, on June 30, 2003, at 10:00 a.m., local time. At the special meeting, our shareholders will be asked to vote to adopt the merger agreement and the related merger.

      Record Date, Voting Power (see page 12). Our shareholders are entitled to vote at the special meeting if they owned shares of our common stock as of the close of business on May 27, 2003, the record date. On the record date, there were 13,257,459 shares of our common stock entitled to vote at the special meeting. Shareholders will have one vote at the special meeting for each share of our common stock that they owned on the record date.

      Voting (see page 12). Holders of record of shares of our common stock can vote by one of the following methods:

•	by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope;

•	by voting by telephone or on the Internet as described in the directions on the proxy card; or

•	by appearing and voting in person by ballot at the special meeting.

      Brokers or banks holding shares in “street name” may vote the shares only if the underlying shareholders provide instructions on how to vote. Brokers or banks will provide shareholders with directions on how to instruct the broker or bank to vote the shares. All properly completed proxies that we receive prior to the vote at the special meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no direction is indicated on a properly completed proxy returned to us, the underlying shares will be voted “FOR” the adoption of the merger agreement and the related merger.

      As of the date of this proxy statement, we know of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement. If, however, other matters are brought before the special meeting, the persons named as proxies will vote in accordance with their best judgment on such other matters unless otherwise indicated on the proxy.

      Revocability of Proxies (see page 13). A shareholder may change his or her vote at any time before his or her proxy is voted at the special meeting. A shareholder can do this in one of three ways:

•	by sending a written notice stating that he or she would like to revoke the proxy;

•	by completing and submitting a new proxy bearing a later date; or

•	by attending the special meeting and delivering a signed notice of revocation, delivering a later-dated duly executed proxy, or voting in person.

      If a shareholder chooses either of the first two methods, the shareholder must submit his or her notice of revocation or new proxy to us prior to the special meeting at the Company’s offices at 345 S. Francis Street, Unit F, Longmont, Colorado 80502-0819. Attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause shares to be voted.

      Vote Required (see page 12). The adoption of the merger agreement requires the affirmative vote of shareholders holding a majority of the shares of our common stock outstanding at the close of business on the record date. The proposal to adjourn the special meeting if necessary to permit further solicitation of proxies or to allow additional time for the satisfaction of conditions to the merger will be approved if the votes cast in favor of such proposal exceed the votes cast opposing the proposal.

      Shares Owned by Our Directors and Executive Officers (see page 12). On the record date, our directors and executive officers beneficially owned and were entitled to vote shares of our common stock, excluding shares issuable upon conversion of options, which represented approximately 7.3% of the shares of our common stock outstanding on that date.

Recommendation of Our Board of Directors (see page 24)

      Our Board of Directors has unanimously determined that the merger agreement is fair, advisable to, and in the best interests of, our shareholders. The Board of Directors unanimously recommends that our shareholders vote “FOR” the adoption of the merger agreement and the related merger.

Opinion of Our Financial Advisor (see pages 24-32)

      Tri-Artisan, LLC acted as our financial advisor in connection with the proposed merger. We requested that Tri-Artisan, in its role as financial advisor, evaluate the fairness, from a financial point of view, of the consideration to be received by the holders of our common stock pursuant to the merger agreement. At the meeting of the Board of Directors on March 12, 2003, Tri-Artisan rendered its written opinion that, based upon and subject to the various considerations set forth in the opinion, as of such date, the consideration to be received by our shareholders in exchange for the Company’s outstanding common stock pursuant to the merger contemplated by the merger agreement was fair from a financial point of view to such shareholders. After reviewing the amendment to the merger agreement at a meeting of the Board of Directors on May 20, 2003, Tri-Artisan again rendered its written opinion that, based upon and subject to the various considerations set forth in the opinion as of May 20, 2003, the consideration to be received by our shareholders in exchange for the Company’s outstanding common stock pursuant to the merger contemplated by the merger agreement was fair from a financial point of view to such shareholders.

      The full text of Tri-Artisan’s fairness opinion, which sets forth the assumptions made, factors considered and limitations upon the review undertaken by Tri-Artisan in rendering its opinion, is included in this proxy statement as Annex B. We urge you to read this opinion carefully and in its entirety. Tri-Artisan’s opinion is directed to the Board of Directors and:

•	addresses only the fairness, from a financial point of view, as of the date of the opinion, of the merger consideration to be received by the Company’s shareholders in the merger;

•	does not address any other aspect of the merger; and

•	does not constitute a recommendation to any shareholder of the Company as to how to vote with respect to the merger.

Interests of Our Directors and Executive Officers in the Merger (see pages 32-35)

      In considering the recommendation of our Board of Directors to vote for the proposal to adopt the merger agreement, you should be aware that certain of our directors and executive officers have personal interests in the merger that are, or may be in addition to, or different from, your interests.

•	Our executive officers are entitled to benefits under certain employment and severance agreements and compensation programs pursuant to which they will receive severance and other benefits if their employment is terminated following the completion of the merger under specified circumstances. Under certain circumstances, our executive officers can expect to receive severance and other benefits in the aggregate approximate amount of up to $1,135,615 when the per share merger consideration equals $4.75. CIVCO Holding intends to terminate the employment of certain executive officers at the effective time of the merger.

•	The Company has granted stock options to its executive officers and non-statutory stock options to its outside directors in connection with Board service. The options have between a five-year and ten-year term, and have exercise prices equal to the fair market value of the Company’s stock on the date of grant. In addition, in fiscal year 2002 the Company granted options to a Board member in consideration for management consulting services provided to the Company in connection with its Colorado operations. Currently, there are options outstanding to purchase 1,425,750 shares of the Company’s common stock held by the Company’s directors and executive officers. These options will be treated the same as all our outstanding options, as described on page 40.

•	Anthony J. Dimun, a member of our Board of Directors, is a member of Tri-Artisan, the Company’s financial advisor delivering the fairness opinion. Mr. Dimun recused himself from, and did not participate in the Company’s selection of Tri-Artisan, LLC as a financial advisor.

•	The terms of the merger agreement also provide that CIVCO Holding and Mergerco will:

•	honor all indemnification obligations of the Company to its officers, directors and employees and the officers, directors and employees of its subsidiaries for a period of six years; and

•	maintain directors and officers liability insurance for six years after the effective date.

      Our Board of Directors was aware of these interests, as well as those other interests described on pages 32-35 and considered them, among other matters, when approving the merger agreement.

Treatment of Our Stock Options (see page 40)

      Immediately prior to the effective time:

•	each option to acquire our common stock outstanding at the effective time, whether or not then exercisable, will be canceled;

•	in consideration of such cancellation, the holder of each such canceled stock option will be entitled to receive from us a cash payment equal to the product of:

(1) the excess, if any, of the merger consideration over the per share exercise price of such stock option, multiplied by

(2) the aggregate number of shares of common stock then subject to such stock option, whether or not then exercisable. The payment of this cash consideration will be subject to all required tax withholdings.

      At the effective time, all such stock options shall terminate and be converted into, and will thereafter only represent the right to receive, such cash consideration.

Material U.S. Federal Income Tax Consequences (see pages 35-36)

      The receipt of cash in exchange for each share of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, generally you will recognize gain or loss as a result of the merger measured by the difference, if any, between the per share cash purchase price for each share of common stock and your adjusted tax basis in that share.

      You should read “The Merger — Material U.S. Federal Income Tax Consequences” beginning on page 34 for a more complete discussion of the federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We urge you to consult your tax advisor on the tax consequences of the merger to you.

Accounting Treatment (see page 37)

      The merger will be accounted for in accordance with the purchase method of accounting under generally accepted accounting principles. Consequently, the aggregate consideration paid by CIVCO Holding in connection with the merger will be allocated to the assets and liabilities of the Company based upon their fair values, with the excess, if any, being treated as goodwill.

Certain Effects of the Merger (see page 37)

      Upon completion of the merger:

•	the Company as the surviving corporation will be a privately held corporation, wholly owned by CIVCO Holding;

•	there will be no public market for shares of the Company’s common stock and such shares will cease to be traded on the Nasdaq National Market; and

•	registration of the Company’s common stock under the Securities Exchange Act of 1934 will be terminated.

      See “The Merger — Certain Effects of the Merger” beginning on page 37.

Dissenters’ Rights of Appraisal (see pages 47-49)

      Any shareholder who opposes the merger may assert dissenters’ rights under Article 113 of the Colorado Business Corporation Act. If a shareholder dissents, in lieu of receiving the merger consideration, the dissenting shareholder will have the right to obtain payment of the fair value of his or her shares if the merger is completed provided the dissenting shareholder submits a written notice of the intention to demand payment for his or her shares prior to the vote on the merger agreement and the dissenting shareholder further complies with the Colorado law procedures explained in the section titled “Dissenters’ Rights of Appraisal.” Among other things, in order to properly exercise dissenters’ rights, a shareholder must not vote in favor of the merger agreement. However, merely voting against the merger agreement will not preserve a shareholder’s dissenters’ rights under Colorado law. If a shareholder exercises dissenters’ rights under Colorado law, the amount the shareholder may receive could be more or less than the cash price per share paid under the merger agreement. The relevant provisions of the Colorado Business Corporation Act are attached as Annex C to this proxy statement.

Regulatory Approvals (see page 37)

      The merger is not subject to review by the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. We may be required to obtain regulatory approvals from state and foreign authorities in order to complete the merger. While we expect to obtain all required regulatory approvals, we cannot assure you that these regulatory approvals will be obtained or that the granting of these regulatory approvals will not involve the imposition of conditions on the completion of the merger or require changes to the terms of the merger that would have a materially adverse effect on the combined company.

The Depository and Disbursing Agent

      KeyBank National Association or another comparable institution will act as the depository in connection with the merger and Corporate Stock Transfer, Inc. will act as the disbursing agent in connection with the merger.

A COPY OF THE MERGER AGREEMENT, AS AMENDED, IS INCLUDED IN THIS PROXY STATEMENT AS ANNEX A. YOU ARE STRONGLY ENCOURAGED TO READ IT CAREFULLY AND IN ITS ENTIRETY.

THE PARTIES TO THE MERGER

Colorado MEDtech, Inc.

      The Company, through its wholly-owned subsidiary CIVCO, designs, develops, manufactures and distributes specialized medical accessories and supplies for ultrasound imaging equipment and for minimally invasive surgical equipment. CIVCO’s product line of accessories and supplies for ultrasound systems includes sterile needle guides used in ultrasound biopsy and drainage procedures, transducer covers, print and video media for recording ultrasound images, and scanning procedure gel. CIVCO supplies medical devices, supplies and accessories to the ultrasound and minimally invasive original equipment manufacturer and end-user markets.

      On January 24, 2003, we sold our Colorado operations to HEI, Inc. pursuant to a Purchase Agreement with HEI, Inc. The Colorado operations provided medical device and imaging component outsourcing services, including development and manufacturing of electronic and electromechanical devices and instrumentation, and also provided system components to medical imaging original equipment manufacturers.

      We were incorporated in Colorado in 1977. Our principal executive offices are located at 345 S. Francis Street, Unit F, P.O. Box 819, Longmont, Colorado 80502-0819 and our telephone number is (303) 530-2660.

CIVCO Holding, Inc.

      CIVCO Holding, Inc. is a Delaware corporation incorporated on March 11, 2003. CIVCO Holding is 100% owned by KRG Capital Fund II, L.P. KRG Capital Fund II, L.P. is a $450 million private equity fund managed by KRG Capital Partners, L.L.C. KRG Capital Partners, L.L.C. is a private equity investment firm specializing in acquiring controlling interests in middle market companies

      CIVCO Holding’s principal executive offices are located at 1515 Arapahoe Street, Tower One, Suite 1500, Denver, Colorado 80202 and its telephone number is (303) 390-5001.

CMT Mergerco, Inc.

      CMT Mergerco, Inc. is a wholly-owned subsidiary of CIVCO Holding that was incorporated on March 11, 2003 solely for the purpose of facilitating the acquisition by CIVCO Holding. CMT Mergerco, Inc.’s principal executive offices are located at 1515 Arapahoe Street, Tower One, Suite 1500, Denver, Colorado 80202 and its telephone number is (303) 390-5001.

THE SPECIAL MEETING

      We are furnishing this proxy statement to our shareholders, as of the record date, as part of the solicitation of proxies by our Board of Directors for use at the special meeting.

Date, Time and Place

      The special meeting of our shareholders will be held at the Company’s offices at 345 S. Francis Street, Unit F, Longmont, Colorado, on June 30, 2003, at 10:00 a.m., local time.

Purpose of the Special Meeting

      At the special meeting, we will ask our shareholders to vote to approve the merger agreement and the related merger. Our Board of Directors has unanimously approved the merger agreement (with three directors not present) and determined that it is fair, advisable to, and in the best interests of, our shareholders. Each of the three directors not present for the vote on the merger agreement at the meeting subsequently confirmed that he agreed with the Board’s decision to approve the merger agreement. The Board of Directors unanimously recommends that our shareholders vote “FOR” the adoption of the merger agreement and the related merger. We will also ask our shareholders to vote to approve the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies or to allow additional time for the satisfaction of conditions to the merger. The Board of Directors unanimously recommends that our shareholders vote “FOR” the adoption of the proposal to adjourn the meeting, if necessary.

Record Date; Shares Entitled to Vote; Quorum

      Only holders of record of our common stock at the close of business on May 27, 2003, the record date, are entitled to notice of and to vote at the special meeting. On the record date, 13,257,459 shares of our common stock were issued and outstanding and held by approximately 1,165 holders of record. A quorum is present at the special meeting if a majority of all the shares of our common stock issued and outstanding on the record date are represented at the special meeting in person or by a duly authorized and properly completed proxy. Holders of record of our common stock on the record date are entitled to one vote per share on each matter submitted to a vote at the special meeting.

Vote Required

      The adoption of the merger agreement requires the affirmative vote of shareholders holding a majority of the shares of our common stock outstanding on the record date. Because the required vote of our shareholders is based upon the number of outstanding shares of our common stock, rather than upon the shares actually voted, the failure by the holder of any such shares to submit a proxy or to vote in person at the special meeting, including abstentions and broker non-votes, will have the same effect as a vote against the adoption of the merger agreement.

      The proposal to adjourn the special meeting if necessary to permit further solicitation of proxies or to allow additional time for the satisfaction of conditions to the merger will be approved if the votes cast in favor of such proposal exceed the votes cast opposing the proposal.

Shares Owned by Our Directors and Executive Officers

      At the close of business on the record date, our directors and executive officers beneficially owned and were entitled to vote shares of our common stock, excluding shares issuable upon conversion of options, which represented approximately 7.3% of the shares of our common stock outstanding on that date.

Voting of Proxies

      Holders of record of shares of our common stock can vote by either of the following methods:

•	by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope;

•	by voting by telephone or on the Internet as described in the directions on the proxy card; or

•	by appearing and voting in person by ballot at the special meeting.

      Brokers or banks who hold shares of our common stock in “street name” for customers who are the beneficial owners of such shares may not give a proxy to vote those customers’ shares in the absence of specific instructions from those customers. The brokers and banks will provide their customers with directions on how to instruct the broker or bank to vote their shares. In addition, a large number of brokers and banks participate in the ADP Investor Communication Services online program. This program provides eligible shareholders who receive a paper copy of this proxy statement the opportunity to vote via the Internet or by telephone. If your broker or bank participates in ADP’s program, your broker or bank will provide instructions.

      If no instructions are given to the broker or bank holding shares, or if instructions are given to the broker or bank indicating that the broker or bank does not have authority to vote on the proposal to adopt the merger agreement and the related merger or the proposal to adjourn the special meeting if made, then, in either case, the shares will be counted as present for purposes of determining whether a quorum exists, will not be voted on the proposal to adopt the merger agreement and the related merger or the proposal to adjourn the special meeting if made, and will effectively count as votes against the adoption of the merger agreement and the related merger.

      All shares represented by properly completed proxies received prior to the special meeting will be voted at the special meeting in the manner specified in the proxies. Properly completed proxies that do not contain voting instructions will be voted “FOR” the adoption of the merger agreement and the related merger and for the proposal to adjourn the special meeting if necessary. Shares of our common stock represented at the special meeting but not voting, including shares of our common stock for which proxies have been received but with respect to which holders of shares have abstained, will be treated as present at the special meeting for purposes of determining whether a quorum exists, will not be voted on the proposal to adopt the merger agreement and the related merger or the proposal to adjourn the special meeting if necessary, and will effectively count as votes against the adoption of the merger agreement and the related merger.

      We do not expect that any matter will be brought before the special meeting other than the proposal to adopt the merger agreement and the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies or to allow additional time for the satisfaction of conditions to the merger. If any other matters are properly presented at the special meeting for action and if the persons named in the enclosed proxy card did not know a reasonable time before the solicitation that such matters were to be presented at the special meeting, the persons named in the enclosed proxy card and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment.

Revocability of Proxies

      You can change your vote or revoke your proxy at any time before the proxy is voted at the special meeting. You may accomplish this in one of three ways:

•	you can send a written notice stating that you would like to revoke your proxy;

•	you can complete and submit a new proxy bearing a later date; or

•	you can attend the special meeting and deliver a signed notice of revocation, deliver a later-dated duly executed proxy, or vote in person.

      If a shareholder chooses either of the first two methods, the shareholder must submit his or her notice of revocation or new proxy to us prior to the special meeting at the Company’s offices at 345 S. Francis Street, Unit F, Longmont, Colorado 80502-0819. Attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause shares to be voted.

Solicitation of Proxies

      We have agreed to pay the costs of the solicitation of proxies from our shareholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from shareholders by telephone or other electronic means or in person. We will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. We will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. MacKenzie Partners, Inc. will assist in our solicitation of proxies. We will pay MacKenzie a fee of approximately $6,500, plus reimbursement of certain out-of-pocket expenses, estimated to total approximately $6,500, and will indemnify MacKenzie against any losses arising out of its proxy solicitation services on our behalf.

Assistance

      If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact Peter J. Jensen at (303) 530-2660 or write to the following address:

345 S. Francis St., Unit F

P.O. Box 819
Longmont, Colorado 80502-0819

      SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXIES. A transmittal form with instructions for the surrender of certificates formerly representing shares of our common stock will be mailed to shareholders shortly after the effective time of the merger.

THE MERGER

(Proposal One)

      While we believe that the following description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this entire document, including the annexes, and the other documents we refer to for a more complete understanding of the merger and the related transactions.

Background of the Merger

      The Company was incorporated in Colorado in 1977 and, through its CIVCO Medical Instruments Co., Inc. subsidiary, is a full service developer and manufacturer of medical devices and equipment for the ultrasound and minimally invasive OEM and end-user markets. Our products are ultrasound accessory products that are sold to original equipment manufacturers and end-users such as hospitals, clinics and doctors.

      During the past two fiscal years, the Company has experienced declining sales and gross profits largely due to the effects of a slowing economy and the impact of a U.S. Food and Drug Administration warning letter we received in January 2001 with respect to the Colorado operations’ Longmont, Colorado manufacturing facility. The warning letter stemmed from shortcomings in the facility’s quality control system and from previous FDA audit findings that had not been adequately resolved, principally in the area of process control and record keeping. Even though this matter was resolved in October 2001, the Company lost revenues in excess of $10 million because it could not ship certain medical devices and incurred increased quality compliance expenses. Even after its resolution, the FDA warning letter continued to adversely impact the Company’s operating performance because its damaging effect on the Company’s quality reputation adversely affected its ability to book new sales for the medical device development and manufacturing portions of its Colorado operations.

      In addition, our Colorado operations experienced a decline in sales due to the completion of significant customer research and development projects, the delay or cancellation of other significant customer projects and a severe slowdown in booking new orders for services and products, primarily due to current customers suspending or delaying orders for manufactured items. As a result, in fiscal 2002, the Colorado operations’ gross profit was down 41% and sales were down 22% from the prior year.

      While the Colorado operations have experienced difficulties, during this same period the operations of the Company’s wholly-owned subsidiary, CIVCO, expanded and produced increasing gross profits. In fiscal 2002, CIVCO’s gross profits were up 38% and sales were up 39% over fiscal 2001.

      In light of the Company’s recent difficulties in its Colorado operations, beginning in the last half of 2001 and again in early 2002, the Company began to explore several initiatives to respond to the difficult economic and market environments and to better position the Company to capitalize on market opportunities. These initiatives included:

•	a realignment of our operating segments;

•	a reduction in force at the Colorado operations;

•	strategic cost cutting measures;

•	consolidation of our Colorado operations, and

•	the commencement of a process of exploring strategic alternatives.

      At its February 2002 meeting, the Board of Directors reviewed management presentations regarding the performance of the Company’s three business units. A representative of Bartlit Beck Herman Palenchar & Scott, one of the Company’s outside counsel, discussed with the directors their fiduciary duties in the context of strategic decisions, and merger and acquisition activities. The Board of Directors discussed management’s conclusions and potential alternatives for maximizing shareholder value and concluded that the Company should begin to explore its strategic alternatives including a possible sale of certain divisions or the entire Company, and discuss these alternatives again at its next meeting.

      At its meeting in May 2002, the Board of Directors reviewed management presentations on the fiscal year 2003 business plans for each of the Company’s business units, including revenue and income goals, and strategies for achieving such goals. The Board examined the factors underlying the performance of the Colorado operations, and considered the length of time forecasted to improve sales and profitability of the Company’s outsourcing medical product development and manufacturing operations. The Board also discussed competitive and market consolidation issues affecting the medical product development and manufacturing operations. At the conclusion of this meeting, the Board directed Company management to retain an investment banking firm to assist the Company in exploring strategic alternatives for the Company’s Colorado operations.

      In June 2002, Stephen K. Onody, our President and Chief Executive Officer, Gregory A. Gould, our Chief Financial Officer and Treasurer, and Anthony J. Dimun, a director of the Company, interviewed several investment banker candidates.

      The Board met again on June 11, 2002. Messrs. Onody, Gould, Dimun presented information about three investment banking firms, including Tri-Artisan, LLC. Mr. Dimun advised the Board that he was a minority limited member of Tri-Artisan, and could benefit in the event the Company retained Tri-Artisan and completed a transaction for which Tri-Artisan would be paid a fee. Mr. Dimun recused himself from further discussion of the matter.

      Messrs. Onody and Gould met again with the three investment banking firm candidates in late June and then discussed the selection process with Robert L. Sullivan, John E. Wolfe and Ira M. Langenthal, Ph.D., all directors of the Company. Mr. Dimun was also present at the meeting but did not participate in the discussions of the matter. On July 26, 2002 the Company signed an engagement agreement with Tri-Artisan pursuant to which the Company engaged Tri-Artisan to assist the Company’s Board of Directors in exploring the Company’s strategic options and evaluate potential transactions.

      In August 2002, Messrs. Onody, Gould and Langenthal contacted an industry partner and had several meetings with that party to discuss a transaction pursuant to which the industry partner would acquire certain of operations of the Company. This industry partner subsequently determined not to make an offer to acquire the Company.

      At the Board’s August 2002 meeting, management of the Company made another presentation to the Board outlining the Company’s plans for addressing the continuing slowdown in booking new orders for the Colorado operations and the substantial shortfall in achieving the goals set forth in the Company’s fiscal year 2003 business plan for its Colorado operations. After these management presentations, the Board discussed the operational difficulties faced by the Company’s Colorado operations, the prospects and timeline for improvement of that business, and the negative impact that such difficulties were having on the entire Company and the stock price. A representative of Tri-Artisan discussed with the Board of Directors the range of strategic alternatives available to the Company, including those involving CIVCO. As a result of this discussion, the Board of Directors expanded its strategic alternatives process to include the sale of CIVCO or the entire Company. The Board directed Tri-Artisan to continue to identify and explore strategic alternatives to maximize value for all shareholders, including transactions involving the sale of any part or all of the Company. Throughout Fall 2002, Tri-Artisan approached over 75 parties on a confidential basis that it believed might have an interest in acquiring CIVCO or the Company.

      At the same meeting, the Board also considered other alternatives, including the closure of the Colorado operations. The Board directed management to investigate and report on the logistics and financial impact of closing all or part of the Colorado operations in the event the Colorado operations could not be sold. By a vote of eight directors in favor and with Mr. Dimun opposed, the Board also authorized the Company to make a public announcement that it was exploring strategic alternatives. On September 26, 2002, the Company announced in a press release that it had retained an investment banking firm and was exploring a full range of strategic alternatives.

      Also at this meeting, the Board established a committee of the Board to act as a liaison with the Company’s investment bankers. The Board appointed Messrs. John H. Wheeler, John P. Jenkins, Clifford W. Mezey, Duncan Soukup, Robert L. Sullivan, and John E. Wolfe, each of whom is a director of the Company, to this committee. The committee was subsequently enlarged to include all Board members, and Messrs. Wheeler and Onody were designated co-chairmen of the committee.

      In August 2002, representatives of HEI, Inc. solicited a meeting with Duncan Soukup, a director of the Company, to discuss a possible transaction involving the Company and HEI. Messrs. Soukup, Anthony J. Fant, then President of HEI, Steve Tondera, Chief Financial Officer of HEI, and a representative of Tri-Artisan thereafter met on August 27, 2002. On September 5 and 9, 2002, representatives from HEI traveled to CIVCO and the Company’s Colorado facilities to conduct due diligence. Subsequently, on September 18, 2002, Messrs. Onody and Gould met with Messrs. Fant and Tondera, a representative from HEI’s investment banking firm and a representative of Tri-Artisan, to again consider potential strategic transactions between the Company and HEI.

      On September 19, 2002, HEI proposed an acquisition of the Company by HEI in which a combination of one-half of one share of HEI stock plus $1.00 cash would be paid for each outstanding share of the Company’s common stock. HEI requested a response no later than September 23, 2002. The Board of Directors met on September 23, 2002 to discuss this matter. Also attending this meeting were a representative of Faegre & Benson, one of the Company’s outside counsel, and a representative of Tri-Artisan. The representative of Tri-Artisan addressed the Board regarding HEI’s proposal and its financial resources. The Board determined that, because the Company was in the early stages of exploring its strategic alternatives, there were many uncertainties regarding HEI’s proposal and the proposal required a quick reply, the Company should continue its process of exploring strategic alternatives and review any proposal from HEI in the context of other more attractive alternatives that might develop. Tri-Artisan communicated this determination to HEI.

      In September 2002, members of the Company’s management contacted another company in the medical products industry, “Company A,” to discuss the possible sale to it of certain product lines. On September 26, 2002, the Board met to consider a proposal from Company A received on September 25, 2002, in which Company A offered to purchase certain of the product lines of the Colorado operations, and related items. Representatives from Tri-Artisan and Faegre & Benson were present at the meeting. The representative from Tri-Artisan described his discussions with Company A and the Company A offer. The Tri-Artisan representative described his firm’s contacts with other potential strategic partners regarding the Company’s imaging power products. The Board authorized management and Tri-Artisan to negotiate with Company A to obtain the best possible offer consistent with that outlined in the Company A offer letter and then present a final proposal for the Board’s consideration. Discussions with Company A continued through January 2003, but the Company did not pursue this transaction because management and the Board believed the price offered for the product lines was insufficient in light of other alternatives available to the Company.

      In October 2002, a representative of HEI’s financial advisors contacted Tri-Artisan to discuss the possibility of purchasing all of the assets of the Company’s Colorado operations. Representatives of the Company informed HEI that the Company was engaged in an active process of exploring strategic alternatives and would respond to HEI’s proposal. Thereafter, on November 1, 2002 the Company received a communication from HEI proposing to purchase the Company’s Colorado operations. HEI’s proposal contemplated that the Company would transfer substantially all of its assets associated with the Colorado operations to HEI in exchange for 300,000 shares of HEI common stock. In addition, HEI would assume the Company’s lease for its Boulder, Colorado facility, all related customer warranty obligations and certain customer deposits and associated cash related to the Colorado operations.

      The Board of Directors met on November 3, 2002 to address HEI’s proposal and the progress of other initiatives undertaken to sell all or part of the Colorado operations. A representative of Tri-Artisan made a presentation regarding the alternatives available to the Company to dispose of the Colorado operations. These alternatives included:

•	the sale of its Colorado operations to HEI including the Company’s SSM (system support module) and RFI (radio frequency interface module) imaging power supply product lines;

•	the sale of its SSM and RFI imaging power supply product lines to Company A, the sale of its Eagle generator product to a different party with whom it was having preliminary discussions, the purchase and sale of the Boulder facility by the Company, and the shutdown of the remainder of the Colorado operations, which we refer to as Alternative 1; and

•	the sale of its SSM and RFI product lines and the Eagle generator product to another interested party and the shutdown of the remainder of the Colorado operations, which we refer to as Alternative 2.

      The Board of Directors discussed the impact that the three transactions under consideration would have on the Company’s ability to realize full value from the disposition of CIVCO, given all relevant tax and accounting considerations. Tri-Artisan’s discussions with potential purchasers indicated that these purchasers were interested in acquiring either the Colorado operations or CIVCO but not the combined operations. The Board considered this matter as well as the ongoing negative impact that the Colorado operations were having on the entire Company and the Company’s stock price and concluded, with the assistance of its advisors that the preferable course was to negotiate the sale of the Colorado operations to HEI on the terms set forth in HEI’s November 1, 2002 proposal.

      The Board favored the possible sale of HEI over Alternative 1 because Alternative 1 involved multiple parties (which increased the risk that all or part of the disposition could not be completed); the shutdown of the Boulder facility would mean increased layoffs; the substantial expense of closing a large facility and liability risk in transferring or shutting down client projects; and the lease for the Boulder facility would have to be assigned or the Company would have to negotiate with the landlord to terminate the lease, either of which the Board expected to involve significant expense. In addition, the Board believed that the sale of HEI would have a better chance of being completed earlier than would Alternative 1, which would be a benefit to the Company shareholders.

      The Board favored the possible sale to HEI over Alternative 2 because the other party’s interest was in the preliminary stages as compared to HEI or the two parties involved in Alternative 1. Alternative 2 also presented the other negative factors present in Alternative 1.

      In early December 2002, members of the Company’s management traveled to Minnesota and Arizona to conduct due diligence on HEI’s operations. Throughout December 2002 management and its advisors attempted unsuccessfully to negotiate a transaction with HEI involving the Colorado operations. In early January 2003, discussions with HEI slowed as HEI undertook efforts to arrange financing in connection with its proposed acquisition of the Colorado operations.

      On January 8, 2003, the Board of Directors received a letter from Mr. Gould and another employee of the Company in which they proposed to enter into a transaction with the Company. Under the proposal, the Company would transfer to a newly-formed entity owned by the two employees substantially all of the assets associated with the Colorado operations, including accounts receivable and $6.5 million in cash. In exchange, this entity would assume the lease for the Company’s Boulder facility, accounts payable of the Colorado operations, all customer warranty obligations related to the Colorado operations, and all related customer deposits.

      On January 10, 2003, the Company sent a draft acquisition contract for the sale of all of the stock of CIVCO to nine potential purchasers setting a response deadline of January 31, 2003.

      On January 13, 2003, the Board met. Representatives of Tri-Artisan and Bartlit Beck Herman Palenchar & Scott were also present at the meeting. The representative of Tri-Artisan updated the Board on the status of potential transactions involving the Company’s Colorado operations, including the negotiations the Company had with Company A and HEI, the transaction proposed by the two employees, and the impact those transactions could have on a disposition of CIVCO. The representative of Tri-Artisan stated that he expected discussions with HEI to cease unless HEI was able to obtain additional financing. Management and a representative of Tri-Artisan discussed with the Board possible structures for the disposition of CIVCO and the related tax consequences. The Board explored with its advisors the possibility of structuring the sale of CIVCO as a merger of the Company following the disposition of the Colorado operations through one means or another. The Board also discussed the proposal made by the two employees, as well as the possibility that the Colorado operations should be terminated to maximize value to the Company’s shareholders. The Board concluded that the proposal by the two employees was less likely to maximize value than was a sale of the Colorado operations to HEI or a shut down of those operations. The proposal made by the two employees involved the payment of $1 to CMED in return for CMED’s net working capital, $6.5 million in cash and the assumption of contingent liabilities by the entity capitalized with $1 of new equity. The net result of these transfers was the Company would receive approximately $4.0 million less in short term investments than that discussed in the negotiations with HEI. In addition, the Board determined that prospective buyers interested in purchasing CIVCO would view the assumption of liabilities by a public company like HEI as more financially solid than the assumption of liabilities by a newly-formed, employee acquisition vehicle.

      The Board also concluded that the optimal transaction would include the sale or other disposition of the Colorado operations followed by the disposition of CIVCO through the acquisition of the Company by a merger for two reasons. First, selling the assets of the Colorado operations before disposing of CIVCO in a merger of the Company would avoid a corporate level tax on the sale of approximately $10 million. Second, selling the Colorado operations first would reduce the Company’s contingent liabilities, remove the operations experiencing financial difficulties from the Company’s balance sheet, improve the Company’s cash flow and generally make the remaining operations more attractive to potential purchasers.

      The Board discussed the conflict of interests that would arise between the two employees, on the one hand, and the Company, on the other hand, if these employees chose to pursue their proposal. The Board concluded that the two employees would need to resign from the Company if they chose to pursue their proposal beyond a twenty-four hour period following the adjournment of the meeting because the Board believed that the employees could not simultaneously negotiate the terms of the transaction with the Company and perform their jobs. On January 14, 2003, the two employees withdrew their proposal.

      During this period, the Company’s management prepared to implement the closing of the Colorado operations. As this plan was nearing completion on January 16, 2003, HEI’s advisors contacted Tri-Artisan to attempt to negotiate a transaction to acquire the Colorado operations. From January 17 through January 19, 2003, representatives from the Company and HEI discussed the terms and conditions of a potential transaction for the purchase of the Colorado operations by HEI.

      On January 22, 2003, the Board of Directors held a meeting to consider a proposal to sell the Company’s Colorado operations to HEI. Representatives of Tri-Artisan, Bartlit Beck Herman Palenchar & Scott, and Faegre & Benson attended this meeting. HEI’s offer included its purchase of the Company’s Colorado operations and $5.6 million of the Company’s cash. In return, the Company would receive 1,000,000 shares of HEI common stock and a subordinated debenture in the amount of $2,600,000. In addition, HEI would assume certain obligations, including the lease for the Colorado operations’ facility, warranty obligations and certain customer deposit obligations. Management and Tri-Artisan made presentations to the Board regarding the alternatives to the Company to dispose of the Colorado operations in lieu of the sale to HEI. Management and Tri-Artisan also made presentations to the Board regarding the tax and other impacts of the HEI transaction and such other alternatives on the disposition of CIVCO either through the sale of CIVCO or a sale of the Company. The Board determined with the assistance of its advisors that consummating the transaction with HEI as presented could have the effect of increasing the value of the disposition of CIVCO because the sale of Colorado operations first would reduce the Company’s contingent liabilities and make the remaining operations more attractive to potential purchasers. Tri-Artisan rendered its opinion to the Board that the proposed HEI transaction was fair to the Company from a financial point of view. The Board then authorized management to continue to explore the resolution of various elements of the transaction with HEI.

      The Board of Directors reconvened on January 23, 2003. The Board received a favorable update from the Company’s management on the status of the HEI negotiations and authorized the Company’s management to complete the HEI transaction, with such approval contingent upon certain actions being taken by HEI.

      On January 24, 2003, the Company sold its Colorado operations to HEI. In the transaction, the Company transferred to HEI the operating assets associated with its Colorado operations and $5.6 million of cash. In return, the Company received 1,000,000 shares of HEI common stock and a subordinated debenture in the principal amount of $2,600,000. The debenture bears interest at 10% (increasing to 12% on July 24, 2003 and to 14% on January 24, 2004) and matures September 30, 2004. In addition, HEI assumed certain obligations, including the lease for the Colorado operations facility, warranty obligations and certain customer deposit obligations. HEI also agreed to use its reasonable best efforts to cause a registration statement pertaining to the shares of HEI stock that the Company received to be declared effective by the Securities and Exchange Commission by May 24, 2003. The Company sold these securities in May 2003 for $3,246,863 (net of transaction expenses).

      Concurrent with the negotiation and completion of the HEI transaction, the Company continued to pursue its other alternatives including the sale of its CIVCO operations or the entire Company. On January 27, 2003, Tri-Artisan contacted the eight remaining potential purchasers and informed them that the January 31, 2003 bid deadline would be extended to February 21, 2003. On January 31, 2003, Tri-Artisan provided the potential bidders with a revised form of merger agreement for their review and comment. Tri-Artisan invited these eight interested bidders to visit the Company’s facilities on diligence trips and asked that these bidders submit a formal bid letter and a markup of the draft purchase agreement no later than February 21, 2003, which date was later extended to February 27, 2003. During February, the Company’s management continued to respond to questions from potential purchasers, and facilitated additional diligence visits. In order to increase the number of qualified bidders, the Company agreed to reimburse one of the bidders up to $200,000 of its due diligence expenses if that bidder did not enter into a merger agreement with the Company, of which approximately $66,000 was actually reimbursed.

      On February 28, 2003, the Board met again. A representative of Tri-Artisan gave an overview of seven offers it had received for the Company. The Board scheduled a meeting for March 4, 2003 to discuss the offers in detail.

      On March 3 and 4, 2003, representatives of Tri-Artisan and management of the Company had discussions with various bidders in order to determine their interest in acquiring the Company, to understand elements of their bids including financing and due diligence contingencies, to gauge the amount of work left to be done by the bidders prior to signing a definitive merger agreement, and to discuss the potential for increasing the prices set forth in their offers. Representatives of Tri-Artisan and management also continued to respond to due diligence inquiries by certain of the bidders.

      The Board of Directors met on March 4, 2003 to review the seven offers received by Tri-Artisan on behalf of the Company in detail. Present at the meeting were representatives of Tri-Artisan as well as Faegre & Benson, and Bartlit Beck Herman Palenchar & Scott. A representative of Tri-Artisan presented an analysis of the offers prepared by Tri-Artisan and management.

      The analysis presented by Tri-Artisan and management concluded that the three highest bids came from a “Company C”, nominally at $5.12 per share, KRG, nominally at $5.04 per share, and another entity, “Company D”, nominally at $5.01 per share. The other bids were significantly lower. Given that these price per share numbers contained a necessary number of assumptions regarding Company transaction expenses prior to closing and could be subject to change based on Company developments or if the bids themselves changed, it was Tri-Artisan’s view that on the basis of price the three bids were substantially equivalent.

      Other than the negotiations and transactions described in this section, the Company had not had engaged in any prior negotiations, transactions or material contacts with KRG or any of KRG’s affiliates during the past two years concerning any specific merger, consolidation, acquisition, tender offer transaction, election of the Company’s directors, or sale of a material amount of assets of the Company.

      Tri-Artisan also discussed with the Board the contingencies to which each firm’s offer was subject. Of the three highest bids, KRG’s offer was not contingent on either further due diligence or financing, Tri-Artisan concluded that Company C’s bid would require additional due diligence concerning the Company, and Company D’s bid was subject to both financing and limited due diligence concerning the Company.

      Tri-Artisan further described the reputation and transaction experience of the three highest bidders, the financing structure of each of their bids and the general nature of the draft purchase agreement markups that each bidder had been requested to provide as a part of their bid. Tri-Artisan noted that Company D provided a general comment letter in lieu of a contract markup, which would require additional drafting to reach a definitive agreement.

      The Board then discussed with Tri-Artisan and its legal advisors the timing and certainty of closure of the three highest bids and concluded that the bid from KRG had advantages over the other offers as KRG required no further due diligence, had no financing contingency, and had the apparent ability to bring the transaction to an expeditious conclusion. These factors were the predominant reasons why the Board concluded that the KRG bid offer was superior to all other offers.

      A representative of Bartlit Beck Herman Palenchar & Scott advised the Board of Directors with respect to its fiduciary duties including its duty to obtain the best value reasonably attainable for shareholders in connection with the sale of the Company. The Board discussed the characteristics of the top three bids, including price, financing and due diligence contingencies, certainty of closure, and the possibility of a future reduction in sale price based upon continued due diligence requests or developments in the financial markets.

      Management discussed with the Board the manner in which the three highest bidders treated several issues related to their bids and proposed purchase agreements, including breakup fees, the ability of the Company to terminate the purchase agreement in the proper exercise of its fiduciary duties, financing conditions, and the ability of the buyer to terminate the purchase agreement in the event of a material adverse change in the business of the Company or CIVCO.

      Members of the Board of Directors discussed the price and non-price characteristics of the three highest bids. Based on the financial and legal advice supplied to the Board, the Board concluded that the KRG offer was superior to all other offers received by the Company. The Board directed management and its legal and financial advisors to enter into negotiations with KRG regarding the sale of the Company to an entity controlled by KRG, including the negotiation of a merger agreement on the best terms possible and in a manner consistent with the bid received from KRG, for consideration by the Company’s Board of Directors. Between March 5 and March 11, 2003, representatives from KRG and the Company’s management and its advisors negotiated the terms of the merger agreement.

      The Board of Directors held a meeting on March 12, 2003. Representatives from Tri-Artisan, Faegre & Benson, and Bartlit Beck Herman Palenchar & Scott were also present. All directors were present initially except Mr. Wolfe. At this meeting the Board reviewed and considered the merger agreement that management and the Company’s legal advisors had negotiated with KRG.

      A representative of Faegre & Benson made a presentation to the Board about the terms and conditions of the merger agreement, including the non-solicitation provision, the representations and warranties that the Company would be asked to make to the buyer, conditions precedent to closing the merger, the termination fee potentially payable by the Company, certain covenants and the indemnification provisions, the calculation of the consideration to be received by Company shareholders and the treatment of outstanding stock options.

      In its discussion of the merger agreement, the Board instructed its legal advisors to secure KRG’s agreement to assure the financial performance of CIVCO Holding and to detail as specifically as possible in the merger agreement the liabilities to be deducted to compute the merger consideration. An oral agreement by KRG was secured on both points during the course of the meeting.

      The Board of Directors also discussed the benefits and costs of structuring the sale of the Company in the manner contemplated by the merger agreement, as a merger of the entire Company, versus the sale of the CIVCO subsidiary, and subsequent windup and liquidation of the Company. Management reviewed with the

Board an analysis, discussed at a prior Board meeting, of the price and other differences between the two alternative structures. The Board again concluded that the transaction structure that included a merger of the entire Company was the transaction that would maximize value to the shareholders and minimize transaction liabilities for the reasons discussed above.

      The Board of Directors revisited its earlier discussion regarding the calculation of the merger consideration and the agreed liabilities. The Board discussed the material adverse change provisions of the merger agreement as they related to the operation of CIVCO. Management and the Board discussed the business outlook for CIVCO, including revenue, net income and gross margin and concluded that this provision of the merger agreement was unlikely to be disadvantageous to the Company.

      A representative of Tri-Artisan reviewed his firm’s opinion on the transaction and supporting materials (that were subsequently provided to the Board) with the Board. In his presentation he reviewed and explained the assumptions made, the matters considered, the methods of valuation used to analyze the fairness of the transaction, and the limitations on the reviews undertaken in his firm’s analysis of the merger agreement. Tri-Artisan further reviewed with the Board the auction process that had been conducted and advised the Board that it was Tri-Artisan’s opinion as investment bankers that the consideration to be offered in the proposed transaction is fair, from a financial point of view, to the holders of the common stock of the Company.

      The Board of Directors concluded that, after conducting an auction process through which a variety of proposals to acquire the Company were received, and considering management’s and Tri-Artisan’s recommendations KRG was the purchaser candidate that proposed a transaction that was most likely to produce the highest value reasonably attainable for the Company’s shareholders. All six members of the Company’s Board of Directors present at the meeting (with Messrs. Dimun, Mezey and Wolfe not present) approved the merger agreement. Following the meeting, each of Messrs. Dimun, Mezey and Wolfe confirmed to management that they agreed with the Board’s decision to approve the merger agreement. In connection with this approval, the Board of Directors took action to exempt the merger from the Company’s Rights Agreement dated January 14, 1999, as amended.

      The merger agreement was signed on March 12, 2003 and provided that KRG’s affiliate, CIVCO Holding, would pay the Company’s shareholders a total purchase price of $62,500,000 plus the cash on hand at the Company and CIVCO as of the effective time of the merger less certain agreed liabilities. The per share amount the Company’s shareholders would be entitled to receive would be determined by dividing the purchase price by the number of shares of the Company’s common stock outstanding at the effective time of the merger.

      In May 2003, management of the Company and KRG engaged in discussions related to the Company’s business and the merger consideration to be paid to the Company’s shareholders. KRG expressed some concern about CIVCO’s recent financial performance, which was below internal management expectations.

      In the course of these discussions, management of the Company expressed its desire to provide more certainty regarding the merger consideration that shareholders would receive under the merger agreement. The original merger agreement provided that the purchase price would depend on certain factors including cash and contingent and other liabilities that would be determined shortly before the effective time of the merger. Management of the Company and representatives of KRG discussed the possibility of determining, prior to the effective time, the net adjustment to the purchase price for cash on hand and agreed liabilities so that the merger consideration offered to shareholders would not fluctuate between the date of the merger agreement and closing.

      The Board of Directors held a meeting on May 16, 2003 to discuss management’s negotiations with KRG regarding the amendment to the merger agreement. Representatives from Tri-Artisan, Faegre & Benson, and Bartlit Beck Herman Palenchar & Scott were also present. Mr. Onody informed the Board about his discussions with KRG and explained that the proposed amendment to the merger agreement would remove the formula for determining the purchase price and replace it with a fixed merger consideration of $4.75 per share. Mr. Onody also noted that, pursuant to the proposed terms of the amendment, the agreed liabilities, including certain contingent liabilities related to litigation, would no longer be a closing date adjustment to the purchase price. Mr. Onody explained that, by changing the structure, the parties reduced the need to eliminate or resolve all non-CIVCO liabilities prior to closing and, as a result, the Company and KRG maintained the ability to resolve these matters on reasonable terms. The Board discussed the amendment to the merger agreement and instructed management and its legal and financial advisors to continue negotiations with KRG and attempt to negotiate a fixed per share merger consideration of $4.75 to be paid to the Company’s shareholders. The Board also suggested that management pursue changes to the closing conditions to the merger agreement in order to make it clear that CIVCO’s recent performance would not be grounds for CIVCO Holding to terminate the merger.

      Management of the Company continued to negotiate with KRG the terms of the amendment to the merger agreement between May 16, 2003 and May 19, 2003.

      The Board of Directors held a meeting on May 20, 2003 to review and consider the proposed amendment to the merger agreement that management and its legal advisors had negotiated with KRG. Representatives from Tri-Artisan, Faegre & Benson, and Bartlit Beck Herman Palenchar & Scott were also present. All directors were present at the meeting.

      Management reviewed with the Board the terms and conditions of the amendment to the merger agreement, including the new fixed $4.75 price per share to be paid to the Company shareholders. Management also reviewed with the Board a provision of the amendment which would extend the date by which the merger must be consummated. Management also discussed a provision of the amendment pursuant to which CIVCO Holding would agree that any facts or circumstances of which it had actual knowledge on the date of the amendment (including CIVCO’s recent financial performance) would not be deemed to constitute a material adverse change in the Company’s business and would, therefore, not be grounds for CIVCO Holding to terminate the merger. In doing so, the parties agreed that the continuation of CIVCO’s financial performance at a level equal to its recent financial performance would not constitute a material adverse change under the agreement.

      A representative of Tri-Artisan reviewed with the Board his firm’s opinion on the amended transaction and supporting materials (that were subsequently provided to the Board). In his presentation, he reviewed and explained the assumptions made, the matters considered, the methods of valuation used to analyze the fairness of the transaction, and the limitations on the reviews undertaken in his firm’s analysis of the merger agreement. These considerations are set forth in more detail in the section entitled “— Opinion of the Company’s Financial Advisor.” Tri-Artisan advised the Board that it was Tri-Artisan’s opinion as investment bankers that the consideration to be offered in the amended transaction is fair, from a financial point of view, to the holders of the common stock of the Company.

      The Board of Directors concluded that, after considering management’s and Tri-Artisan’s recommendations, the amended transaction with KRG, pursuant to which the Company shareholders would receive $4.75 in cash for each share they owned, was most likely to produce the highest value reasonably attainable for the Company’s shareholders. All members of the Company’s Board of Directors were present at the meeting and unanimously approved the merger agreement, as amended.

Reasons for the Merger

      Our Board of Directors, at a special meeting held on May 20, 2003, unanimously determined that the merger agreement, as amended, is fair, advisable to and in the best interests of our shareholders and approved the merger agreement and the related merger. Accordingly, the Board of Directors unanimously recommends that you vote “FOR” adoption of the merger agreement at the special meeting.

      In the course of determining that the merger agreement is fair, advisable to and in the best interests of our shareholders, the Board of Directors consulted with management, as well as its financial and legal advisors, and considered the following potentially positive factors:

•	the Board of Directors’ familiarity with and review of the Company’s business, prospects and financial condition, as well as the nature of the industry in which the Company operates, and the financial condition of CIVCO Holding and KRG. Although the Company’s profitability had improved in the quarter ended June 30, 2002 and subsequent periods, the improvements resulted from expense savings on declining revenues. Management did not, however, believe the expense reductions would be continued indefinitely or that further profitability improvements would be sustainable. The Board, therefore, viewed these profitability improvements as short-term and believed that shareholder value would be maximized by other strategic alternatives;

•	the outcome of a comprehensive auction process conducted to identify parties having a potential interest and ability to acquire the Company resulted in eight interested parties, seven of which submitted bids for the Company. A grouping of three of the seven bids were ranked as the primary bid candidates based on price, and CIVCO Holdings’ bid was within the top three bids. After considering all of the various factors and contingencies of the top three bids, the Board determined that CIVCO Holding’s bid had the highest likelihood of closing on a timely basis, at the highest risk-adjusted price, and with a lowest risk of failure as compared to the other bids;

•	the presentations and written opinion of the Company’s financial advisor, Tri-Artisan, LLC setting forth the assumptions made, the matters considered, and the limitations on the reviews undertaken in determining that the merger consideration is fair to the shareholders of the Company from a financial point of view;

•	the opinion of the Board of Directors, after an extension of the bidding deadline for all interested parties and at the conclusion of further negotiations with CIVCO Holding, that the cash price to be paid by CIVCO Holding pursuant to the formula set forth in the merger agreement represented the highest consideration that CIVCO Holding was willing to pay, and the highest per share value reasonably attainable on the date of signing;

•	the Board’s judgment based in part on the advice of the Company’s financial advisor at the conclusion of an already extended bidding period that, after offers were received from other parties, it was inadvisable to forego the merger and pursue such other alternatives because of the delays, uncertainties and contingencies, and business, economic and market risks involved;

•	the fact that the cash merger consideration of $4.75 per share represents a premium of approximately 67.3% over the closing price of the Company’s common stock on March 12, 2003 ($2.84 per share), the last trading day before the potential for a transaction became publicly known;

•	the fact that the merger consideration is all cash, which provides certainty of value to the Company’s shareholders, compared to a transaction involving stock consideration or a mixture of stock and cash; and

•	the terms and conditions of the merger agreement, including:

•	the fact that the merger agreement does not include a financing condition and our management’s conclusion, based on consultation with Tri-Artisan, that CIVCO Holding has sufficient financial resources to complete the merger and that KRG has a reputation for completing acquisitions it undertakes, all of which improve the likelihood of a timely, successful closing, and

•	our ability to furnish information to and conduct negotiations with third parties, and to terminate the merger agreement if our Board of Directors determines in good faith that an alternative proposal made by a third party is more favorable to our shareholders than the merger with Mergerco as described under “The Merger Agreement — No Solicitation of Other Acquisition Proposals.”

      Our Board of Directors also considered potentially negative factors in its deliberations concerning the merger, including:

•	that we will no longer exist as an independent company and our shareholders will no longer participate in our growth;

•	that, under the terms of the merger agreement, due to the exclusivity provisions it contains, we will be unable to solicit other acquisition proposals (although we will be entitled to entertain unsolicited offers);

•	that, under the terms of the merger agreement, we would be required to pay CIVCO Holding a termination fee of $2.0 million plus reimburse up to $100,000 of expenses if we were to terminate the merger agreement to accept a more favorable alternative proposal for a business combination or acquisition of the Company, and that our obligation to pay the termination fee might discourage other parties from proposing a business combination with, or an acquisition of, the Company (see “The Merger Agreement — Termination of the Merger Agreement”);

•	that gains from an all-cash transaction would be taxable to our shareholders for U.S. federal income tax purposes;

•	that, while the merger is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed even if approved by our shareholders (see “The Merger Agreement — Conditions to Completion of the Merger”);

•	the possibility of disruption to the operations of the Company following announcement of the merger, and the resulting effect on the Company if the merger does not close.

      As described under the caption “Interests of Our Directors and Executive Officers in the Merger.” the Board was aware that certain of our directors and executive officers have interests in the merger that are, or may be, different from, or in addition to, the interests of the Company’s shareholders. The Board was of the view that these interests, either alone or in connection with the factors discussed above, did not change its conclusion that it should authorize the merger and recommend it to shareholders.

      The foregoing discussion summarizes the material information and factors considered by the Board of Directors in its consideration of the merger. The Board of Directors collectively reached the unanimous decision to approve the merger agreement in light of the factors described above and other factors that each member of the Board of Directors felt was appropriate. In view of the variety of factors and the quality and amount of information considered, the Board of Directors did not find it practicable to and did not make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Individual members of the Board of Directors may have given different weight to different factors. While three of the members of the Board of Directors were not present at the time of the Board’s vote on the merger agreement, each of those directors has subsequently informed us that they approve of the merger agreement.

Recommendation of the Company’s Board of Directors

      Our Board of Directors has unanimously determined that, in light of and subject to the terms and conditions set forth in the merger agreement, the merger agreement and the related merger is fair to, and in the best interests of, our shareholders. Accordingly, our Board of Directors unanimously recommends that our shareholders vote “FOR” the adoption of the merger agreement.

Opinion of the Company’s Financial Advisor

      Under a letter agreement dated July 26, 2002, Tri-Artisan was engaged by the Company’s Board of Directors to provide financial advice and assistance in connection with the exploration of strategic alternatives. At the meeting of the Board of Directors on March 12, 2003, Tri-Artisan submitted a written opinion that, based upon and subject to the various considerations set forth in the opinion as of such date, the merger consideration to be received by the Company’s shareholders in exchange for the Company’s outstanding common stock pursuant to the merger contemplated by the original merger agreement dated March 12, 2003 was fair from a financial point of view to such shareholders. Pursuant to the original merger agreement, the purchase price consisted of $62,500,000 in cash plus the amount of cash on hand at the Company and CIVCO minus certain agreed liabilities. At the time of the March 12, 2003 Board meeting, the Company’s management estimated that the cash on hand minus the agreed liabilities would be between zero and $5,500,000, assuming an effective time of the merger on June 30, 2003. Based on these assumptions, Tri-Artisan concluded that the implied merger consideration to be received by the Company’s shareholders pursuant to the original merger agreement was between approximately $4.64 and $5.03 per share of the Company’s common stock (after the settlement of outstanding options).

      After Tri-Artisan delivered its opinion to the Company’s Board of Directors, the Company and CIVCO Holding entered into further discussions to amend the merger agreement to provide for a fixed cash purchase price per share. Tri-Artisan reviewed the amendment to the merger agreement dated as of May 20, 2003 pursuant to which the shareholders of the Company will receive $4.75 in cash for each share of common stock of the Company that they own. The amount per share equates to an equity value of approximately $63.0 million, based on approximately 13,257,000 shares outstanding and an enterprise value of approximately $60.2 million (based on management’s estimate of approximately $2.8 million of cash less agreed liabilities at closing). After this review, Tri-Artisan submitted a new written opinion dated May 20, 2003 that, based upon and subject to the various considerations set forth in the opinion as of such date, the consideration to be received by the Company’s shareholders in exchange for the Company’s outstanding common stock pursuant to the merger contemplated by the amended merger agreement was fair from a financial point of view to such shareholders.

      Tri-Artisan’s opinion and financial analysis was only one of many factors considered by the Company’s Board of Directors in its evaluation of the merger.

THE FULL TEXT OF THE WRITTEN OPINION OF TRI-ARTISAN, DATED MAY 20, 2003, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY TRI-ARTISAN IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT. SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. TRI-ARTISAN’S OPINION IS DIRECTED TO THE BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, AS OF THE DATE OF THE OPINION, OF THE MERGER CONSIDERATION TO BE RECEIVED BY THE COMPANY’S SHAREHOLDERS IN THE MERGER, AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF THE COMPANY AS TO HOW TO VOTE WITH RESPECT TO THE MERGER. THE SUMMARY OF THE MATERIAL PORTIONS OF THE OPINION OF TRI-ARTISAN SET FORTH IN THIS PROXY STATEMENT SHOULD BE READ IN CONJUNCTION WITH THE FULL TEXT OF SUCH OPINION.

      Tri-Artisan has consented to the Company’s inclusion of its fairness opinion in this proxy statement.

      In connection with rendering its opinion, Tri-Artisan, among other things:

•	reviewed the merger agreement and the amendment to the merger agreement dated May 20, 2003 and selected related documents;

•	reviewed the Company’s Annual Reports on Form 10-K for each of the fiscal years ended June 30, 2002, June 30, 2001 and June 30, 2000, the Company’s six and nine month results ended December 31, 2002 and March 31, 2003, as reflected in its Form 10-Q for the quarters then ended, the Company’s 8-K filing dated January 24, 2003, and the Company’s preliminary Proxy Statement filed on April 11, 2003 with the Securities and Exchange Commission;

•	reviewed certain internal information and other data relating to the Company, its business and prospects, including forecasts and projections, provided by management of the Company;

•	reviewed the public equity trading market for the Company’s securities;

•	compared certain publicly available information concerning certain other companies engaged in businesses which Tri-Artisan believes to be generally comparable to the Company and the trading markets for certain of such other companies’ securities;

•	reviewed the financial terms of certain recent comparable transactions which Tri-Artisan believed to be relevant; and

•	considered the responses received from the parties whom they contacted to explore their interest in acquiring the Company.

      Tri-Artisan also interviewed certain officers and employees of the Company concerning its business and operation, assets, present condition and prospects and undertook such other studies, analyses and investigations as Tri-Artisan deemed appropriate. In rendering its opinion, Tri-Artisan assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by it for the purposes of its opinion. With respect to the financial projections, Tri-Artisan assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. In addition, Tri-Artisan assumed that the merger will be consummated in accordance with the terms set forth in the amended merger agreement, and Tri-Artisan’s opinion did not address the structure of the transaction. Tri-Artisan’s opinion also did not address the relative merits of the transaction contemplated by the amended merger agreement compared to any other alternatives or whether or not such alternatives could be achieved. Tri-Artisan did not make any independent valuation or appraisal of the assets or liabilities of the Company, nor was it furnished with any such appraisals. Tri-Artisan’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information available to it as of, May 19, 2003. Tri-Artisan is under no obligation to update its fairness opinion.

      The following is a summary of the material analyses performed by Tri-Artisan in connection with its oral opinion and the preparation of its written letter dated May 20, 2003. Some of these summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses used by Tri-Artisan, the tables must be read together with the text of each summary.

      Tri-Artisan used several methodologies to assess the fairness of the merger consideration to be received by the Company’s shareholders in connection with the merger. The following is a summary of the material financial analyses used by Tri-Artisan in connection with providing its opinion in connection with the merger. This summary is qualified in its entirety by reference to the full text of such opinion, which is attached as Annex B to this proxy statement. Tri-Artisan utilized each of the following analyses based upon its view that each is reflective of generally accepted valuation methodologies, the accessibility of comparable publicly traded companies, the availability of forecasts from the Company’s management, and available information regarding similar transactions in the medical products industry. Each analysis provides an indication of the Company’s enterprise value (the equity value of the Company plus all debt less all cash) in order to assess the fairness of the consideration to be received by the Company’s shareholders in connection with the merger. No one methodology was considered to be more appropriate than any other methodology, and, therefore, Tri-Artisan utilized all of the aforementioned methodologies in arriving at its conclusions. Tri-Artisan selected a number of public companies that it considered comparable to the Company based on the industry in which the Company operates and its principle competitors. The Company designs, develops, manufactures and distributes medical accessories, and its competitors include other designers, developers, manufacturers and distributors of medical products.

      Tri-Artisan’s analyses included the calculation and comparison of the following:

•	an analysis of the Company’s stock price as determined by the public market;

•	an analysis of the proposed transaction value versus publicly traded comparable companies

•	an analysis of the merger pricing in terms of relative price and premium paid compared to other similar transactions; and

•	an analysis of the proposed transaction value versus a discounted cash flow analysis.

      In conducting its analyses, Tri-Artisan relied upon the financial information, as provided by the Company, presented below;

Company Financial Information

Statistic

($ in thousands)
Revenues
FY 2001A	$17,521
FY 2002A	24,381
LTM Ended April 30, 2003	27,075
CY 2003P	30,751
EBITDA
FY 2001A	$4,987
FY 2002A	7,109
LTM	7,086
EBIT
FY 2001A	$4,469
FY 2002A	6,425
LTM	5,925

      Tri-Artisan performed the following analyses in order to evaluate the proposed transaction value versus the implied enterprise value based on various valuation methodologies:

      Public Market Pricing. Tri-Artisan reviewed the historical market prices and trading volume for the Company’s publicly held common stock prior to the announcement of the merger, publicly-available analyst reports, news articles, and press releases relating to the Company. Tri-Artisan analyzed the Company’s closing stock price as of March 12, 2003, which was the last trading day prior to the announcement of the merger. In addition, Tri-Artisan reviewed the Company’s closing stock price on a 90-day, 180-day, one-year and two-year average basis as of March 12, 2003. The resulting per share indications, as reviewed by Tri-Artisan, ranged from $2.05 to $2.92, versus the per share merger consideration of $4.75 per share. Tri-Artisan also reviewed the Company’s 52-week high and 52-week low closing price as of March 12, 2003. The resulting per share indication, as reviewed by Tri-Artisan, ranged from $1.09 to $3.90, versus the per share merger consideration of $4.75 per share. Tri-Artisan noted in its presentation to the Company’s Board, and the Company’s Board noted in its deliberation, that the per share merger consideration was higher than the per share consideration indicated by the public market pricing analysis.

      Market Multiple Methodology. Tri-Artisan reviewed certain financial information of publicly traded comparable medical product design, development, manufacture and distribution companies selected solely by Tri-Artisan. Tri-Artisan deemed the selected companies, all of which operate medical product design, development, manufacture or distribution companies, to be reasonably comparable to the Company based on the industry in which the Company operates and its principle competitors. The comparable companies included: Microtek Medical Holdings, Inc., C. R. Bard, Inc., Analogic Corporation, Vital Signs, Inc., MedSource Technologies, Inc., Urologix, Inc., and Misonix, Inc. Based on the most recent publicly available information, Tri-Artisan calculated certain financial ratios for the comparable companies. These financial ratios include the multiples of: (i) enterprise value (“EV”) to fiscal year 2001 (“FY 2001”), fiscal year 2002 (“FY 2002”) and latest twelve months (“LTM”) revenues, (ii) EV to calendar year 2003 projected (“CY 2003P”) revenues, (iii) EV to FY 2001, FY 2002 and LTM earnings before interest, taxes, depreciation and amortization (“EBITDA”) and (iv) EV to FY 2001, FY 2002 and LTM earnings before interest and taxes (“EBIT”).

      The analysis showed that the multiples exhibited by these comparable companies as of approximately May 16, 2003, were as follows:

Multiple	Low	High

EV / FY 2001 Revenues	1.05x	1.78x
EV / FY 2002 Revenues	0.85x	1.67x
EV / LTM Revenues	0.79x	1.63x
EV / CY 2003P Revenues	0.77x	1.61x
EV / FY 2001 EBITDA	7.0x	12.8x
EV / FY 2002 EBITDA	7.2x	11.6x
EV / LTM EBITDA	6.1x	10.8x
EV / FY 2001 EBIT	9.8x	17.2x
EV / FY 2002 EBIT	11.6x	12.9x
EV / LTM EBIT	8.7x	12.5x

      No company utilized in the comparable company analysis is identical to the Company. In evaluating the comparable companies named above, Tri-Artisan made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the Company’s business or the industry generally, industry growth, and the absence of any material adverse change in the financial condition and prospects of the Company or the industry or the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable company data.

      Tri-Artisan derived indications of the EV of the Company by applying selected revenue, EBITDA and EBIT multiples to historical and projected operating results as provided by the Company, and the historical results are set forth in the table titled “Company Financial Information” above. Based on the above market multiple analyses, the resulting indications of the EV of the operations of the Company ranged from approximately $18.4 million to $82.6 million. Tri-Artisan noted in its presentation to the Company’s Board, and the Company’s Board noted in its deliberation, that the purchase price for the Company was within the range of the EV indicated by the market multiple analysis.

      Comparable Transaction Methodology. Tri-Artisan reviewed the multiples exhibited in certain announced change of control acquisitions of selected publicly traded medical products companies for which purchase price multiples were available and which Tri-Artisan deemed relevant based upon similarity of standard industrial classification within the medical products industry. Tri-Artisan identified 39 comparable change of control transactions including those set forth on the following table:

Acquiror	Target	Date

Integra LifeSciences Holdings Corp.	JARIT Surgical Instruments	3/18/03
Quinton Cardiology Systems, Inc.	SpaceLabs Burdick, Inc.	12/23/02
GE Medical Systems	Instrumentarium Corporation	12/18/02
Snia SpA	Carbomedics Inc.	11/27/02
Platinum Equity LLC	Diagnostic Imaging, Inc.	10/28/02
Encompass Group, L.L.C.	Alba-Waldensian, Inc.	9/9/02
MedSource Technologies, Inc.	Cycam, Inc.	9/4/02
Veeco Instruments Inc.	FEI Company Inc.	7/12/02
Laboratory Corporation of America Holdings	Dyancare, Inc.	5/9/02
Patterson Dental Company	Thompson Dental Company	4/2/02
Instrumentarium Corporation	SpaceLabs Medical, Inc.	3/22/02
Respironics, Inc.	Novametrix Medical Systems, Inc.	12/18/01
Encore Medical Corporation	Chattanooga Group, Inc.	11/29/01
GE Medical Systems	Imatron Inc.	9/24/01
Solectron Corporation	C-MAC	8/9/01
Sanmina Corporation	SCI Systems, Inc.	7/15/01
Celestica Inc.	Omni Industries Limited	6/15/01
CONMED Corporation	Imagyn Medical Technologies	6/12/01
Cantel Medical Corp.	Minntech Corporation	5/31/01
Celestica Inc.	Primetech Electronics Inc.	5/31/01
Plexus Corp.	Qtron, Inc.	5/3/01
Praxair Distribution, Inc.	Interwest Home Medical, Inc.	3/5/01
Solectron Corporation	Centennial Technologies, Inc.	1/23/01
UTI Corp.	American Technical Molding, Inc.	12/22/00
MedSource Technologies, Inc.	ACT Medical, Inc.	12/13/00
Solectron Corporation	NatSteel Electronics Ltd.	10/31/00
EBI Medical Systems	Biolectron Inc.	9/25/00
ACT Manufacturing, Inc.	GSS Array Technology Public Company Limited	8/8/00
ACT Manufacturing, Inc.	Bull Electronics Angers	7/13/00
PEMSTAR Inc.	Turtle Mountain Corporation	6/27/00
Sanmina Corporation	Essex AB	6/1/00
Solectron Corporation	Bluegum Group	5/30/00
Flextronics International Ltd.	DEI Group	11/22/99
Jabil Circuit, Inc.	GET Manufacturing Inc.	8/5/99
Benchmark Electronics, Inc.	AVEX Electronics Inc.	7/2/99
Flextronics International Ltd.	Kyrel EMS Oyj	6/14/99
ACT Manufacturing, Inc.	CMC Industries, Inc.	5/10/99
Sanmina Corporation	Manu-Tronics, Inc.	4/1/99
Plexus Corp.	SeaMED Corporation	3/16/99

      The analysis showed that the multiples exhibited in the change of control transactions were as follows:

Multiple	Low	High

EV / LTM Revenues	0.29x	2.48x
EV / LTM EBITDA	4.5x	17.7x
EV / LTM EBIT	5.3x	22.4x

      Tri-Artisan derived indications of the EV of the Company by applying selected revenue, EBITDA and EBIT multiples to certain historical operating results as provided by the Company, which are set forth in the table titled “Company Financial Information” above. Based on the above comparable transaction multiple analyses, the resulting indications of the EV of the Company’s operations ranged from approximately $7.9 million to $132.7 million. Tri-Artisan noted in its presentation to the Company’s Board, and the Company’s Board noted in its deliberation, that the purchase price for the Company was within the range of the EV indicated by the comparable transaction analysis.

      Tri-Artisan also reviewed control premiums paid in over 400 announced change of control acquisitions of publicly traded companies of a similar size as the Company across all industries (transactions of $25 million to $100 million since January 1, 2001). These transactions exhibited premiums that ranged from negative premiums to 366.4% premiums, with mean and median control premiums over the closing price one day prior to announcement of 30.7% and 15.7%, respectively. Change of control premiums paid relative to the closing price one day prior to announcement, one week prior to announcement and one month prior to announcement were as follows:

	Premium Paid

Period Prior to Announcement	Mean	Median

One Day	30.7%	15.7%
One Week	33.1%	20.0%
One Month	37.5%	23.2%

      The merger will convey net cash proceeds per share of $4.75. The merger consideration represents (a) a premium of 67.3% over the closing sale price of $2.84 for the Company’s common stock on the Nasdaq National Market on March 12, 2003 (one day prior to the announcement of the proposed transaction), (b) a premium of 71.5% over the closing sale price of $2.77 for the Company’s common stock on the Nasdaq National Market on March 5, 2003, and (c) a premium of 82.7% over the closing sale price of $2.60 for the Company’s common stock on the Nasdaq National Market on February 12, 2003.

      In performing its analysis, Tri-Artisan considered that the merger and acquisition transaction environment varies over time because of, among other things, interest rate and equity market fluctuations and industry results and growth expectations. No company or transaction used in the analysis described above was directly comparable to the Company. Accordingly, Tri-Artisan reviewed the foregoing transactions to understand the range of multiples of revenue, EBITDA and EBIT paid for companies in the medical products industry and change of control premiums paid in transactions of similar size. Tri-Artisan noted that the multiples indicated by the merger are within the range of multiples exhibited in comparable transactions in the medical products industry and that the change of control premium indicated by the merger exceeds those exhibited in transactions of comparable size, as defined above.

      Discounted Cash Flow Methodology. Tri-Artisan utilized certain financial projections prepared by the Company’s management with respect to calendar years 2003 through 2007. Using the forecast, Tri-Artisan determined the Company’s EV by first deriving free cash flow (unlevered net income, plus depreciation and amortization, less capital expenditures, less changes in working capital) and discounting free cash flow to the present. Tri-Artisan applied risk-adjusted discount rates ranging from 10.0% to 20.0% to the projected free cash flow. To determine the value of the Company at the end of the projection period, Tri-Artisan considered the projected EBITDA in the last year of the projection period and applied multiples in the range of 6.0x to 8.0x. This terminal value was then discounted to the present at the same discount rate range of 10.0% to 20.0%. Tri-Artisan’s selection of the discount rate was based upon the actual weighted average cost of capital evidenced by the Company as well as the weighted average cost of capital evidenced by the comparable companies used in the market multiple methodology analysis. Tri-Artisan’s selection of the EBITDA multiple to apply to the projected EBITDA in the last year of the projection period was based on the EBITDA multiples exhibited by the same comparable companies and the relative performance of the Company compared to such companies. Based on the projections and this analysis, Tri-Artisan calculated indications of the range of EV between $51.6 million and $91.5 million. Tri-Artisan noted in its presentation to the Company’s Board, and the Company’s Board noted in its deliberation, that the purchase price for the Company was within the range of the EV indicated by the discounted cash flow analysis.

     Determination of Fairness.

	Implied Enterprise Value Range

Methodology	Low ($MM)	High ($MM)

Market Multiples	$18.4	$82.6
Comparable Transactions	7.9	132.7
Discounted Cash Flow	51.6	91.5

Merger Consideration	$60.2	$60.2

      After determining the Company’s EV, and after consideration of trading multiples for publicly comparable companies and multiples paid in comparable transactions, Tri-Artisan noted that the per share merger consideration of $4.75, as provided for in the amended merger agreement, is within the range of the indications of value that are the result of Tri-Artisan’s analyses. Similarly, Tri-Artisan noted that the control premium exhibited by the transaction exceeds control premiums exhibited in comparable transactions. Accordingly, Tri-Artisan determined that the consideration to be received by the Company’s shareholders in connection with the transaction is fair to them from a financial point of view.

      Tri-Artisan analyzed and opined on the proposed transaction between the Company and KRG with no consideration of the HEI transaction as it no longer had an impact on the business of the Company.

      In connection with its review, Tri-Artisan considered financial projections prepared by the Company’s management. As a matter of course, the Company does not publicly disclose forward-looking financial projections or information and such projections were not prepared with a view toward public disclosure. The financial projections were prepared under business, economic, market and other conditions as they existed as of March 11, 2003. The financial projections do not take into account any circumstances or events occurring after the date they were prepared. In addition, factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of the Company, including without limitation such changes as may occur as a result of certain risks identified by the Company in this proxy statement and in its other filings with the SEC, may cause the financial projections or the underlying assumptions to be materially inaccurate. As a result, the financial projections are not necessarily indicative of future results.

      The Company’s financial projections are contained in the Company’s five year financial plan for the period from 2003 to 2007. The financial projections forecast EBITDA increasing from approximately $8.9 million in 2003 to $13.5 million by 2007.

      In arriving at its fairness opinion, Tri-Artisan reviewed key economic and market indicators, including, but not limited to, growth in the U.S. Gross Domestic Product, inflation rates, interest rates, consumer spending levels, manufacturing productivity levels, unemployment rates and general stock market performance. Tri-Artisan’s opinion is based on the business, economic, market and other conditions as they existed as of May 19, 2003, and on the Company’s financial projections provided to Tri-Artisan on May 19, 2003. In rendering its opinion, Tri-Artisan relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information (including oral information) provided to Tri-Artisan by the Company’s management, including financial projections, and that all such financial information was reasonably prepared and reflects the best currently available estimates and judgment of the financial results and condition and future financial performance of the Company; that no material changes have occurred in the information reviewed between the date the information was provided and the date of the Tri-Artisan opinion; and that there were no facts or information regarding the Company that would cause the information supplied by Tri-Artisan to be incomplete or misleading in any material respect. Tri-Artisan did not independently verify the accuracy or completeness of the information supplied to it with respect to the Company and does not assume responsibility for it.

      Tri-Artisan did not make any independent appraisal of the specific properties, assets or liabilities of the Company.

      TRI-ARTISAN WAS NOT ASKED TO OPINE AND DOES NOT EXPRESS ANY OPINION AS TO: (I) THE TAX OR LEGAL CONSEQUENCES OF THE TRANSACTION CONTEMPLATED BY THE MERGER; (II) THE REALIZABLE VALUE OF THE COMPANY’S COMMON STOCK OR THE PRICES AT WHICH THE COMPANY’S COMMON STOCK MAY TRADE; AND (III) THE FAIRNESS OF ANY ASPECT OF THE TRANSACTION NOT EXPRESSLY ADDRESSED IN ITS OPINION.

      THE TRI-ARTISAN OPINION DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION TO EFFECT THE TRANSACTION CONTEMPLATED BY THE MERGER; NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW THEY SHOULD VOTE IN CONNECTION WITH THE TRANSACTION. TRI-ARTISAN HAS NO OBLIGATION TO UPDATE THE TRI-ARTISAN OPINION.

      The summary set forth above describes the material points of more detailed analyses performed by Tri-Artisan in arriving at its fairness opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its opinion, Tri-Artisan made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Tri-Artisan believes that its analyses and summary set forth herein must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, or portions of this summary, could create an incomplete and/or inaccurate view of the processes underlying the analyses set forth in Tri-Artisan’s fairness opinion. In its analyses, Tri-Artisan made numerous assumptions with respect to the Company, the transaction, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the respective entities. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses or securities of the Company are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

      Tri-Artisan, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

      Pursuant to an engagement letter between Tri-Artisan and the Company, the Company agreed to pay to Tri-Artisan a non-refundable fee of $100,000 upon delivery of the fairness opinion and, at the time of consummation of the merger, an additional amount of approximately $990,000, and to reimburse Tri-Artisan for its reasonable out-of-pocket expenses. The Company also has agreed to indemnify Tri-Artisan against certain expenses and liabilities in connection with its services as financial advisor, including those arising under the federal securities laws.

      Anthony J. Dimun, a member of the Company’s Board of Director, is a member of Tri-Artisan, LLC, the Company’s financial advisor delivering the fairness opinion. See “— Interests of Our Directors and Executive Officers in the Merger.”

Interests of Our Directors and Executive Officers in the Merger

      In considering the recommendation of our Board of Directors to vote for the proposal to adopt the merger agreement, you should be aware that certain of our directors and executive officers have personal interests in the merger that are, or may be, in addition to, or different from, your interests.

      Our executive officers are entitled to benefits under employment and severance agreements and compensation programs pursuant to which they will receive severance benefits if their employment is terminated following the completion of the merger under specified circumstances. CIVCO Holdings intends to terminate the employment of Messrs. Jensen, Onody and Gould following the merger after a short transition period merger. The agreements are intended to provide economic incentives for key employees to maximize the value of the Company in any sale of the Company’s stock or assets. The agreed liabilities that are part of the formula for determining the merger consideration include the Company’s expenses related to these severance payments due the Company’s executive officers.

      Employment Agreements. On November 26, 2002, the Company amended the employment agreement of Stephen K. Onody, President and Chief Executive Officer of the Company, extending it to a term expiring June 30, 2005. Pursuant to the amendment to the agreement, the Company granted to Mr. Onody incentive and non-statutory stock options to purchase 200,000 shares of the Company’s common stock at a price of $3.10 per share, which options vest in two equal annual installments of 100,000 shares on each of June 30, 2004 and 2005, subject to his continued employment. The options expire in November 2012. Mr. Onody may terminate his employment for “good reason” (a) upon the closing of a sale of substantially all of the assets of the Company or any sale of a significant portion of any operating division of the Company, (b) if Mr. Onody elects to remain employed after a change in control of the Company as defined in the agreement and thereafter, during the term of employment or 12 months from the change in control, whichever is longer, his employment is terminated without cause, he is demoted from his position, his duties are diminished, he is required to materially increase his travel, he is relocated or his compensation or benefits are materially reduced or (c) within 90 days of a change in control of the Company. Upon a termination of Mr. Onody’s employment by the Company prior to the end of the employment term other than for cause as defined in the agreement, the Company will pay Mr. Onody his salary (currently $200,000 per annum) for an additional 12 months and, if the termination occurs within the term of employment, provide for immediate vesting of the pro-rated portion of options for the portion of the contract year in which termination takes place. If Mr. Onody terminates his employment for “good reason” as defined by clause (a) or (b) above, the Company will pay him his salary for 12 months, accelerate vesting of unvested options, reimburse outplacement services for 12 months and reimburse his legal fees in connection with enforcement of the agreement. The Company will also pay to continue Mr. Onody’s group health benefit coverage during the period base salary severance payments are continued or until he obtains new employment, which ever is first.

      Severance Agreements. The Company has entered into severance agreements with each of Mr. Gould, the Company’s Chief Financial Officer and Treasurer, and Mr. Jensen, the Company’s Vice President, General Counsel and Secretary, dated September 26, 2002. Pursuant to each such agreement, if the Company completes a change of control (including a sale of an operating division or a merger) prior to June 30, 2004 and the executive officer’s employment is terminated within 45 days before or within 12 months after the change in control without cause or terminated by the executive for “good reason,” the Company will continue his base salary payments for a period of 12 months. Currently, Mr. Gould’s base salary is $130,000 per annum and Mr. Jensen’s base salary is $130,000 per annum. The agreement provides that the executive officer may terminate his employment for “good reason” upon the following events: (1) demotion from the executive’s prior position, (2) assignment of duties inconsistent with the executive’s prior role, (3) a requirement to materially increase travel obligations, (4) relocation to an office greater than 50 miles from the prior location or (5) materially reduced compensation or benefits. The Company will also pay to continue Messrs. Jensen and Gould’s group health benefit coverage during the period base salary severance payments are continued or until such executive obtains new employment, which ever is first.

      The Company has also entered into a non-competition and severance agreement amended as of September 26, 2002, with Charles R. Klasson, Jr., the President of CIVCO. Pursuant to his agreement, if the Company completes a change of control (including a sale of an operating division or a merger) prior to June 30, 2004 and Mr. Klasson’s employment is terminated within 45 days before or within 12 months after the change in control without cause or terminated by Mr. Klasson for “good reason,” the Company will continue his base salary payments for a period of 12 months. Currently, Mr. Klasson’s base salary is $174,410 per annum. Mr. Klasson is prohibited from competing with the Company during the term of such severance period. The agreement provides that Mr. Klasson may terminate his employment for “good reason” upon the following events: (1) demotion from the executive’s prior position, (2) assignment of duties inconsistent with the executive’s prior role, (3) relocation to an office greater than 50 miles from the prior location or (4) materially reduced compensation or benefits. The Company will also pay to continue Mr. Klasson’s group health insurance coverage for 12 months after termination or until he obtains new employment, which ever is first.

      Divestiture Payment Agreements. The Company entered into divestiture payment agreements with each of Mr. Gould, Onody and Jensen dated January 3, 2003. Pursuant to the divestiture payment agreements, if a sale of the Company is consummated prior to December 31, 2003 (including a sale of all outstanding stock or all or substantially all of the assets), the executive officer will be eligible to receive a cash payment based on the per share price obtained by the Company in the sale. The agreements for Mr. Gould and Jensen provide for a cash payment ranging from $97,500 (based on a share price of between $4.50 and $4.74) to a maximum cash payment of $195,000 (based on a share price of $5.50 or greater). The agreement for Mr. Onody provides for a cash payment ranging from $150,000 (based on a share price of between $4.50 and $4.74) to a maximum cash payment of $300,000 (based on a share price of $5.50 or greater). Based on the merger consideration of $4.75 per share, Messrs. Gould and Jensen would each receive a cash payment of $117,000 and Mr. Onody would receive a cash payment of $180,000 pursuant to such agreements. Messrs. Gould, Onody and Jensen will be eligible to receive the payments only if still employed by the Company on the closing date of the sale or if terminated by the Company without cause within 90 days prior to the closing date of the sale. The cash payment is payable upon payment of the proceeds of the sale to the shareholders of the Company.

      The Company entered into a non-competition and divestiture payment agreement with Mr. Klasson on February 28, 2003. Pursuant to this agreement, if a sale of the Company or CIVCO is consummated prior to December 31, 2003 (including a sale of all outstanding stock or all or substantially all of the assets), Mr. Klasson will be eligible to receive a cash payment equal to $261,615 plus an amount based on the portion of the purchase price attributable to CIVCO compared to the total purchase price paid for the entire Company based upon a formula contained in the agreement. Based upon the merger consideration of $4.75 per share, there will be no additional payment pursuant to such provision.

      The cash payment is payable 50% upon payment of the proceeds of the sale to the shareholders of the Company and 50% on the one year anniversary of such closing date. Mr. Klasson is eligible to receive the first 50% payment if he is an employee of the Company on the closing date of the sale. Mr. Klasson is eligible to receive the second 50% payment only if he remains employed by CIVCO or the acquiring entity from the closing date of the sale through the one year anniversary of such closing date. If Mr. Klasson is terminated without cause prior to the one year anniversary of the closing date, the second 50% payment will be payable within five business days of termination. The agreement also provides that if a buyer of CIVCO offers Mr. Klasson the opportunity to invest in such buyer or CIVCO on a post-sale basis and Mr. Klasson desires to so invest in such buyer or CIVCO, CIVCO shall pay the second 50% payment to Mr. Klasson, and Mr. Klasson shall be permitted to apply the second 50% payment solely to the investment.

      Options. The Company has granted stock options to its executive officers and non-statutory stock options to its outside directors for serving on the Board. The options have between a five-year and ten-year term, and have exercise prices equal to the fair market value of the Company’s stock on the date of grant. In addition, in fiscal year 2002 the Company granted stock options to a Board member in consideration for management consulting services provided to the Company in connection with its Colorado operations. Currently, there are stock options outstanding to purchase 1,425,750 shares of the Company’s common stock held by the Company’s directors and executive officers.

      Upon completion of the merger, outstanding stock options held by our executive officers and directors (along with all other issued and outstanding stock options) will be cancelled and converted into the right to receive a cash payment equal to the product of (1) the excess, if any, of the merger consideration over the per share exercise price of such stock option, multiplied by (2) the aggregate number of shares of common stock then subject to such stock option, whether or not then exercisable. The payment of this cash consideration will be subject to all required tax withholdings. Based on the number of options held by our directors and executive officers and the exercise prices of each such option, our directors and executive officers can expect to receive in the aggregate approximately $885,000.

      Indemnification. The terms of the merger agreement provide that CIVCO Holding and Mergerco will (i) honor all indemnification obligations of the Company to its officers, directors and employees and the officers, directors and employees of its subsidiaries for a period of six years and (ii) maintain directors’ and officers’ liability insurance for six years after the effective date. These obligations are described below in the section titled “The Merger Agreement — Covenants.”

      Relationship of Anthony J. Dimun with Tri-Artisan. Anthony J. Dimun, a member of the Company’s Board of Director, is a member of Tri-Artisan, LLC, the Company’s financial advisor delivering the fairness opinion. As a Series A member, Mr. Dimun has a 0.5% interest in the profits and losses of Tri-Artisan, LLC. In addition, Mr. Dimun receives a $25,000 annual fee from Tri-Artisan, LLC in consideration for serving as a member of its advisory committee. Mr. Dimun did not receive, and is not eligible to receive, any other compensation, including finder’s or other fees, in connection with Tri-Artisan, LLC’s current or future services provided to the Company. In addition, Mr. Dimun recused himself from, and did not participate in the Company’s selection of Tri-Artisan, LLC as a financial advisor.

      Possible Participation in CIVCO Holding. KRG has advised the Company and CIVCO’s management that it typically provides management and key employees of its portfolio companies the ability to participate in the equity of the investment vehicle portfolio company and the opportunity to co-invest in the equity of the investment vehicle portfolio company on the same economic terms as KRG. No agreements, arrangements or understandings have been reached between KRG and CIVCO’s management and key employees in this regard.

      Our Board of Directors was aware of these interests and considered them, among other matters, when approving the merger agreement.

Material U.S. Federal Income Tax Consequences

     General.

      The following is a summary of the material United States federal income tax consequences of the merger to United States Holders (as defined below) of our common stock whose shares are converted into the right to receive cash under the merger. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which may change, possibly with retroactive effect. This summary assumes that shares of our common stock are held as capital assets. It does not address all of the tax consequences that may be relevant to particular holders in light of their personal circumstances, or to other types of holders, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	broker-dealers;

•	traders;

•	expatriates;

•	tax-exempt organizations;

•	Non-United States Holders (as defined below);

•	persons who are subject to alternative minimum tax;

•	persons who hold their shares of common stock as a position in a “straddle” or as part of a “hedging” or “conversion” transaction;

•	persons deemed to sell their shares of common stock under the constructive sale provisions of the Code;

•	persons that have a functional currency other than the United States dollar; or

•	persons who acquired their shares of our common stock upon the exercise of stock options or otherwise as compensation.

In addition, this discussion does not address any state, local or foreign tax consequences of the merger.

      We urge each holder of our common stock to consult his or her own tax advisor regarding the United States federal income or other tax consequences of the merger to such holder.

      For purposes of this discussion, a “United States Holder” means a holder that is:

•	a citizen or resident of the United States;

•	a corporation, a partnership or an entity treated as a corporation or a partnership for United States federal income tax purposes created or organized in or under the laws of the United States or any State or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust (a) the administration over which a United States court can exercise primary supervision and (b) all of the substantial decisions of which one or more United States persons have the authority to control and certain other trusts considered United States Holders for federal income tax purposes.

A “Non-United States Holder” is a holder other than a United States Holder.

      If a partnership holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisor regarding the tax consequences of the merger.

     Consequences of the Merger.

      The receipt of cash in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. In general, a United States Holder who receives cash in exchange for shares of our common stock pursuant to the merger will recognize capital gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received and the holder’s adjusted tax basis in the shares of our common stock exchanged for cash pursuant to the merger. Any such gain or loss would be long-term capital gain or loss if the holding period for the shares of our common stock exceeded one year. Long-term capital gains of noncorporate taxpayers are generally taxable at a maximum rate of 20%. Capital gains of corporate shareholders are generally taxable at the regular tax rates applicable to corporations.

      If a United States Holder of our common stock exercises dissenters’ rights and receives cash in exchange for its shares of our common stock, the holder will generally recognize capital gain or loss equal to the difference between the cash received and the holder’s tax basis in our common stock exchanged therefor.

     Backup Withholding.

      Backup withholding may apply to payments made in connection with the merger. Backup withholding will not apply, however, to a holder who (1) furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to holders of our common stock prior to completion of the merger, (2) provides a certification of foreign status on Form W-8BEN or successor form, or (3) is otherwise exempt from backup withholding. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s United States federal income tax liability provided the required information is furnished to the IRS.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE MERGER, AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Accounting Treatment

      The merger will be accounted for in accordance with the purchase method of accounting under generally accepted accounting principles. Consequently, the aggregate consideration paid by CIVCO Holding in connection with the merger will be allocated to the assets and liabilities of the Company based upon their fair values, with the excess, if any, being treated as goodwill.

Certain Effects of the Merger

      If the Company consummates the merger with Mergerco, the Company’s shareholders will no longer have any interest in, and will not be shareholders of, the Company. They will no longer benefit from any of the Company’s future earnings or growth or from any increases in the Company’s value and will no longer bear the risk of any decreases in the Company’s value. Instead, at the effective time of the merger, the shares of the Company (other than shares held by shareholders who exercise their dissenters’ rights under Colorado law or shares held of record by CIVCO Holding, Mergerco or any other wholly owned subsidiary of CIVCO Holding or the Company) will be converted into and become only the right to receive cash based on a formula set forth in the merger agreement. If the Company consummates the merger, CIVCO Holding’s stockholders will indirectly hold the entire equity interest in the Company and will, therefore, be the sole beneficiaries of any of the Company’s future earnings or growth and any increases in the Company’s value. However, CIVCO Holding’s stockholders will bear the risk of any decreases in the Company’s value.

      Following the consummation of the merger, the Company’s common stock will be delisted from the Nasdaq National Market and will become eligible for termination of its registration under the Securities Exchange Act of 1934. The Company intends to terminate the registration of its common stock under the Securities Exchange Act of 1934 as soon as practicable following the consummation of the merger.

Conduct of the Company’s Business if the Merger is not Consummated

      If the Company does not consummate the merger, the Company’s Board of Directors expects to seek to retain the Company’s current management team, although there can be no assurance it will be successful in doing so. There are no plans in such circumstances to operate the Company’s business in a manner substantially different than presently operated.

Financing of the Merger

      CIVCO Holding and Mergerco estimate that in addition to their related fees and expenses, approximately $62,973,000 will be necessary to complete the merger. CIVCO Holding’s obligation to complete the merger is not conditioned on the availability of financing and CIVCO Holding has represented to the Company that it or its affiliates have available to them cash sufficient to enable them to consummate the merger. CIVCO Holding and Mergerco intend to fund this amount through an affiliated fund, KRG Capital Fund II. Currently, KRG Capital Fund II has sufficient undrawn capital available to fund this and other acquisitions. CIVCO Holding intends to fund the merger consideration and other expenses through a combination of an equity investment made by KRG Capital Fund II in CIVCO Holding and borrowed indebtedness. The merger is not conditioned on CIVCO Holding’s receipt of debt financing, and if such financing is not available at the time of closing, KRG Capital Fund II would provide the entire amount necessary through a capital call to its limited partners.

Regulatory Approvals

      The merger is not subject to review by the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. We may be required to obtain other regulatory approvals from state and foreign authorities. While we expect to obtain all required regulatory approvals, we cannot assure you that these regulatory approvals will be obtained or that the granting of these regulatory approvals will not involve the imposition of conditions on the completion of the merger or require changes to the terms of the merger that would have a materially adverse effect on the combined company.

Effective Time of the Merger

      The merger will become effective when articles of merger are duly filed with the Secretary of State of the State of Colorado or at such later time as the parties agree to and specify in the articles of merger. Such filing will be made no later than the first business day after the vote by the shareholders of the Company approving the merger agreement and the related merger and the satisfaction or waiver of all other conditions to the consummation of the merger described in the merger agreement. See “The Merger Agreement — Conditions to Completion of the Merger.”

      The merger agreement also provides that:

•	the articles of incorporation of Mergerco in effect immediately before the effective time of the merger will be the articles of incorporation of the surviving corporation, until amended;

•	the bylaws of Mergerco in effect immediately before the effective time of the merger will be the bylaws of the surviving corporation, until amended;

•	the directors of Mergerco immediately before the effective time of the merger will be the directors of the surviving corporation; and

•	the officers of Mergerco immediately before the effective time of the merger will be the officers of the surviving corporation.

THE MERGER AGREEMENT

      The following section of the proxy statement describes some aspects of the merger, including some of the provisions of the merger agreement. This description of the merger agreement is not complete and is qualified by reference to the full text of the merger agreement, as amended on May 20, 2003, a copy of which is attached as Annex A. Shareholders are urged to read the entire merger agreement carefully as it is the legal document that governs the merger.

The Merger; Merger Consideration

      The merger agreement provides that the merger will become effective upon the filing of articles of merger with the Secretary of State of the State of Colorado. If the merger is adopted at the special meeting by the holders of a majority of all outstanding shares of common stock, and the other conditions to the merger are satisfied or waived, it is currently anticipated that the merger will become effective promptly following the special meeting; however, there can be no assurance as to the timing of the consummation of the merger or that the merger will be consummated. At the effective time, Mergerco will be merged with and into the Company, the separate corporate existence of Mergerco will cease and the Company will continue as the surviving corporation. In the merger and at the effective time:

•	each share of the Company’s common stock issued and outstanding immediately prior to the effective time (other than common stock held by the Company, CIVCO Holding, Mergerco, any wholly-owned subsidiary of CIVCO Holding or the Company, or dissenting shareholders) will, by virtue of the merger and without any action on the part of the holder thereof, be converted into and become only the right to receive the merger consideration in cash, without interest (as described below);

•	each share of the Company’s common stock issued and outstanding immediately prior to the effective time that is owned by the Company, CIVCO Holding, Mergerco, or any wholly-owned subsidiary of CIVCO Holding or the Company will automatically cease to exist and no payment will be made with respect thereto;

•	each share of common stock of Mergerco issued and outstanding immediately prior to the effective time will be converted into and become one share of common stock of the surviving corporation and will constitute the only outstanding shares of capital stock of the surviving corporation;

•	options to acquire shares of common stock of the Company outstanding immediately prior to the effective time will be converted into the right to receive a cash payment from the Company equal to the net value of such options — see the section entitled “— Treatment of Stock Options” beginning on page 40; and

•	dissenting shareholders who do not vote to adopt the merger agreement and who otherwise strictly comply with the provisions of the Colorado Business Corporation Act regarding statutory dissenters’ rights have the right to seek a determination of the fair value of their shares of common stock and payment in cash therefor in lieu of the merger consideration — see the section entitled “Dissenters’ Rights of Appraisal” beginning on page 47.

      The Company may generate cash prior to the effective time by selling assets (other than the assets or shares of CIVCO), including, but not limited to, the Company’s real property and other assets in Boulder County, Colorado.

      If the merger is approved, each share of the Company’s common stock (other than shares held by shareholders who exercise their dissenters’ rights under Colorado law or shares held of record by CIVCO Holding, Mergerco or any other wholly owned subsidiary of CIVCO Holding or the Company) will be converted into and become only the right to receive $4.75 in cash pursuant to the merger agreement.

Payment for Shares of Common Stock

      As soon as practicable following receipt of the required shareholder vote, CIVCO Holding will enter into an agreement with Key Bank to act as depository and Corporate Stock Transfer to act as disbursing agent under the merger agreement. CIVCO Holding shall deposit with the depository cash amounts sufficient to enable the disbursing agent to pay the aggregate merger consideration to the holders of shares of the Company’s common stock (other than common stock held by dissenting shareholders and shares to be canceled without consideration pursuant to the merger agreement).

      Promptly after the effective time of the merger, the disbursing agent will mail to each person who was a holder of record of shares of the Company’s common stock immediately prior to the effective time, other than the Company, CIVCO Holding, Mergerco, any wholly-owned subsidiary of CIVCO Holding or the Company, and dissenting shareholders, a letter of transmittal and instructions for use in surrendering certificates in exchange for the merger consideration. No shareholder should surrender any certificates until the shareholder receives the letter of transmittal and other materials for such surrender. Upon surrender of a stock certificate for cancellation to the disbursing agent, together with a letter of transmittal, duly executed, the holder of such certificate will be entitled to receive the merger consideration into which the number of shares of common stock previously represented by such stock certificate(s) shall have been converted pursuant to the merger agreement, without any interest thereon. The certificates so surrendered will be canceled.

SHAREHOLDERS SHOULD NOT SEND THEIR CERTIFICATES NOW AND SHOULD SEND THEM ONLY PURSUANT TO INSTRUCTIONS SET FORTH IN THE LETTERS OF TRANSMITTAL TO BE MAILED TO SHAREHOLDERS PROMPTLY AFTER THE EFFECTIVE TIME. IN ALL CASES, THE MERGER CONSIDERATION WILL BE PROVIDED ONLY IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT AND SUCH LETTERS OF TRANSMITTAL.

      One year after the effective time, the disbursing agent will deliver to the surviving corporation any funds made available to the disbursing agent which have not been disbursed to holders of the Company stock certificates. Any holders of certificates who have not complied with the above-described procedures to receive payment of the merger consideration during such one-year period may thereafter look only to the surviving corporation for payment of the merger consideration to which they are entitled.

Transfers of Common Stock

      At the effective time, the stock transfer books of the Company will be closed, and there will be no further transfers of certificates on the records of the Company or its transfer agent. If, after the effective time, certificates are presented to the disbursing agent or the surviving corporation or CIVCO Holding, they will be canceled and exchanged for the merger consideration as provided above and pursuant to the terms of the merger agreement (subject to applicable law in the case of dissenting shareholders).

Treatment of Stock Options

      Immediately prior to the effective time, each option to acquire the Company’s common stock outstanding at the effective time, whether or not then exercisable, will be canceled. In consideration of such cancellation, the holder of each such canceled stock option will be entitled to receive from the Company a cash payment equal to the product of (1) the excess, if any, of the merger consideration over the per share exercise price of such stock option, multiplied by (2) the aggregate number of shares of common stock then subject to such stock option, whether or not then exercisable. The payment of this cash consideration will be subject to all required tax withholdings. At the effective time, all such stock options shall terminate and be converted into, and will thereafter only represent the right to receive, such cash consideration.

Employee Stock Purchase Plan

      The Company’s 1996 Employee Stock Purchase Plan provides participating employees the right to purchase shares of the Company’s common stock at a per share price equal to 85% of the fair market value of the common stock at the beginning or end of each payment period, whichever is lower. The merger agreement provides that the plan will be terminated at or prior to the effective time of the merger. Upon such termination, all payroll deductions not used to purchase shares of the Company’s common stock will be refunded.

Conditions to Completion of the Merger

      The obligations of the parties to the merger agreement are subject to the satisfaction of certain conditions. At the date of this proxy statement, except as noted below following the specific condition, the satisfaction of the conditions is to be determined at the time of closing of the merger.

      The obligations of the Company, CIVCO Holding and Mergerco to consummate the merger are subject to the satisfaction or waiver of the following conditions, among others:

•	the adoption of the merger agreement by the affirmative vote of the holders of a majority of all outstanding shares of the Company’s common stock;

•	the absence of any restraining order, preliminary or permanent injunction or other order, law, rule or regulation preventing the consummation of the merger; and

•	the absence of any litigation seeking to restrain or prohibit the merger that has not been terminated or dismissed.

      The obligations of CIVCO Holding and Mergerco to effect the merger are subject to the satisfaction or waiver of the following additional conditions, among others:

•	the representations and warranties of the Company being true and correct in all material respects as of the date of the merger agreement, except to the extent any inaccuracy in any representation or warranty, individually or in the aggregate, does not materially impair the ability of the Company to consummate the merger and does not have a material adverse effect on the business, operations, condition, properties, assets or liabilities of the Company or CIVCO (without giving effect to qualifications as to materiality contained in such representations and warranties);

•	the Company having performed or complied with all of its obligations required to be performed by it under the merger agreement in all material respects;

•	there having been no incident, occurrence or event since the date of the merger agreement that has had or would reasonably be expected to have a material adverse effect with respect to the Company or any of its subsidiaries, other than incidents, occurrences or events generally applicable to the Company’s and its subsidiaries’ industry or general economic and market conditions;

•	no Rights shall have become exercisable under the Company’s Rights Agreement dated January 14, 1999 between the Company and American Stock Transfer and Trust Inc.;

•	the Company having obtained all material consents required to be obtained by the Company pursuant to the merger agreement (all required consents have been obtained as of the date of this Proxy Statement);

•	there having been no material adverse change since the date of the merger agreement in the business, operations, condition, properties, assets or liabilities of the Company or CIVCO, except changes contemplated by the merger agreement, changes disclosed in reports filed by the Company with the Securities and Exchange Commission between December 31, 2002 and the date of the merger agreement, and changes in the ordinary course of business;

•	the Company shall have delivered to CIVCO Holding a certificate to the effect that the Company is not a U.S. real property interest within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended; and

•	the Company shall have obtained certain insurance coverages specified by the merger agreement.

      In connection with signing the amendment to the merger agreement, CIVCO Holding and Mergerco agreed to waive the conditions to closing referred to in the first, third and sixth bullet points above but only to the extent that any failure occurs because of facts or circumstances (or the continuation of facts or circumstances) CIVCO Holdings and Mergerco have actual knowledge of on the date of the amendment. The Company is not aware of any material adverse change or material adverse effect having occurred since the date of the merger agreement.

      The obligations of the Company to effect the merger are also subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties of CIVCO Holding and Mergerco being true and correct in all material respects as of the date of the merger agreement and immediately before the effective time of the merger;

•	CIVCO Holding and Mergerco having performed or complied with all of their respective obligations required to be performed by them under the merger agreement; and

•	the opinion of Tri-Artisan, LLC, delivered to the Board of Directors of the Company on the date of the merger agreement and the new opinion delivered on May 20, 2003, stating that the merger consideration is fair, from a financial point of view, to the shareholders of the Company, shall not have been withdrawn or modified in a manner unsatisfactory to the Board of Directors.

      At this time, the Company does not believe there is any material uncertainty as to the fulfillment of the conditions of consummating the merger. However, there can be no assurance that future events will not cause material uncertainty as to the fulfillment of the conditions of consummating the merger, including a material adverse change in the Company’s business. If the Company waives any material condition prior to closing, the Company will resolicit the votes of its shareholders to approve the merger agreement and the related merger.

Representations and Warranties

      The representations and warranties of the Company (which will not survive the completion of the merger) relate to, among other things:

•	the organization and qualification to do business of the Company and its subsidiaries;

•	the Company’s articles of incorporation and bylaws, each as amended, and the equivalent documents for each of its subsidiaries;

•	the capitalization of the Company and its subsidiaries;

•	the Company’s authority to enter into the merger agreement;

•	the actions taken by the Company Board of Directors in approving the merger agreement and the transactions contemplated thereby;

•	the absence of a conflict of the merger agreement and the transactions contemplated thereby, with laws and orders applicable to, and material agreements and organizational documents of the Company;

•	filings made by the Company with the Securities and Exchange Commission;

•	the financial statements of the Company and CIVCO;

•	the accuracy of this proxy statement;

•	the absence of certain changes in the Company or it subsidiaries or their businesses;

•	the Company’s and its subsidiaries’ compliance with tax laws and regulations;

•	the Company’s and its subsidiaries’ intellectual property and owned and leased real property;

•	the Company’s and its subsidiaries’ material contracts and employee benefit plans;

•	the absence of pending or threatened litigation seeking to enjoin or challenge the consummation of the merger and the absence of any injunction, writ, judgment, order or decree to which the Company or its subsidiaries is subject;

•	the Company’s and its subsidiaries’ possession of all applicable permits and licenses and compliance with all applicable laws, ordinances, tax rules and regulations, environmental laws, and other laws;

•	the Company’s and its subsidiaries’ insurance policies;

•	the investment bankers, brokers and finders used by the Company in connection with the merger;

•	the books and records of the Company and its subsidiaries;

•	the absence of any claims with respect to any product warranties provided by the Company and its subsidiaries;

•	the relationships between CIVCO and its significant customers;

•	the receipt of the fairness opinion of Tri-Artisan, LLC; and

•	the absence of claims or circumstances that might give rise to a claim under the Purchase Agreement dated January 24, 2003 by and between the Company and HEI, Inc.

      The representations of CIVCO Holding and Mergerco relate to, among other things:

•	their respective organization and qualification to do business, capitalization, ownership, and authority to enter into the merger agreement;

•	the authority of CIVCO Holding and Mergerco to enter into the merger agreement;

•	the absence of a conflict of the merger agreement and the transactions contemplated thereby, with laws and orders applicable to, and material agreements and organizational documents of, CIVCO Holding and Mergerco;

•	the accuracy of information to be provided by CIVCO Holding and Mergerco for this proxy statement;

•	the absence of any pending or threatened litigation, arbitration or administrative proceeding against CIVCO Holding or Mergerco that seeks to enjoin the consummation of the merger;

•	no engagement of any investment banker, broker or finder by CIVCO Holding or Mergerco in connection with the transactions contemplated by the merger agreement except for any such engagement for which CIVCO Holding or KRG has sole responsibility for payment of fees and expenses;

•	CIVCO Holding’s access to cash sufficient to enable it to consummate the merger; and

•	the absence of any contract, agreement, arrangement or intent of CIVCO Holding or Mergerco to sell or transfer any shares of the surviving corporation or any subsidiary, merge the surviving corporation with or into any person, or sell or transfer any significant portion of the assets of the surviving corporation and its subsidiaries, other than sales or transfers in the ordinary course of business.

Covenants

      The merger agreement contains a number of covenants of the Company, CIVCO Holding and Mergerco. The Company, CIVCO Holding and Mergerco have each agreed prior to the effective time to:

•	provide all information required to be included in this proxy statement, in conformance with applicable legal requirements;

•	use their reasonable best efforts to consummate the merger in the most expeditious manner possible, by, among other things, promptly filing all registrations and filings required to be filed in connection with the merger pursuant to applicable antitrust, securities and other governmental regulations, obtaining all governmental clearances and approvals related thereto, and obtaining all necessary consents from third parties, and defending any lawsuits that challenge the merger agreement;

•	advise each other of, among other things, representations or warranties contained in the merger agreement becoming untrue, and their respective failure to comply with or satisfy in any material respect any covenant, condition or agreement contained in the merger agreement; and

•	obtain the prior written consent of the other parties prior to issuing any press releases or otherwise making public announcements with respect to the merger and the related transactions.

      The additional covenants of the Company include, among other things, obligations to:

•	prior to the effective time, preserve intact its business organization, keep available the services of all present officers and key employees, preserve relationships with persons having significant business relationships with the Company, operate, and cause each of its subsidiaries to operate, their respective businesses and operations in the ordinary and usual course, except as consented to in writing by CIVCO Holding, such consent not to be unreasonably withheld;

•	call a special meeting of the Company’s shareholders to vote upon the approval of the merger agreement and the plan of merger;

•	subject to certain exceptions, cause its Board of Directors to recommend approval of the merger to the Company’s shareholders at all times prior to the effective time;

•	subject to certain exceptions, not seek, initiate, or solicit alternative acquisition proposals — see the section entitled “— No Solicitation of Other Acquisition Proposals” beginning on page 42;

•	allow CIVCO Holding reasonable access to the Company’s offices, properties, books and records and employees, subject to certain exceptions;

•	cause the Company’s employee benefits plans to be amended to the extent reasonably requested by CIVCO Holding, to permit such plans to continue to operate in accordance with applicable law after the merger;

•	file all required filings under the Hart-Scott-Rodino Act;

•	use reasonable efforts to assist CIVCO Holding in obtaining the resignations of the Company’s and its subsidiaries’ current directors prior to the effective time;

•	comply with the provisions of the Confidentiality Agreement between the Company and CIVCO Holding;

•	cause each of the Company’s outstanding stock options to be cancelled immediately prior to the effective time in exchange for a right to receive a cash payment equal to the net value of such option, subject to applicable tax withholding;

•	adopt resolutions providing that the Rights Agreement will not be triggered as a result of the execution of the merger agreement or the consummation of the merger;

•	keep in force all insurance policies pertaining to the Company and its subsidiaries as of the date of the merger agreement, obtain and pay for certain additional insurance coverage, and assist CIVCO Holding in obtaining insurance (to be paid for by the Company) to insure against losses resulting from the failure of any representation or warranty made by the Company in the merger agreement to be true and correct in all material respects; and

•	provide certified copies of financial statements and reports filed with the Securities and Exchange Commission to the CIVCO Holding.

      With respect to the Company’s obligation to continue to operate its business in the ordinary and usual course, the Company has agreed that it will not engage in certain types of transactions. Specifically, the Company has agreed that, prior to the effective time, the Company will not, without the consent of CIVCO Holding, and will not permit any of its subsidiaries to, among other things:

•	make any changes in the capital structure of the Company stock;

•	repurchase or redeem shares of the Company’s stock;

•	declare, set aside or pay any dividend or other distribution in respect of any shares of the Company’s capital stock;

•	amend its articles or incorporation or bylaws or other organizational documents;

•	issue any capital stock or securities convertible into capital stock (other than stock issuable upon the exercise of stock options or Rights issuable under the Rights Agreement as a consequence of events other than those contemplated by the merger agreement) or designate any preferred stock;

•	purchase any capital assets, make any capital expenditures, purchase any business or stock of any corporation, or become a party to a merger or similar transaction;

•	sell, lease or otherwise dispose of any assets material to the Company and its subsidiaries, taken as a whole, except that the Company may dispose of assets of the Company (other than the assets or shares of CIVCO), including its HEI equity and debt securities and real property and other assets in Boulder County, Colorado;

•	lend money or incur indebtedness other than intercompany indebtedness or indebtedness incurred in the ordinary course of business or pay, concede, settle or compromise any third party claim made against the Company or its subsidiaries other than by trade creditors in the ordinary course of business;

•	establish, adopt or materially amend the Company’s or its subsidiaries’ employee benefits plans (except as required by law), employment agreements, or severance agreements;

•	grant any increases in employee compensation or benefits;

•	enter into any collective bargaining agreements, except as required by law;

•	materially change the Company’s accounting methods;

•	except in the ordinary course of business, enter into any material contract or amend any existing material contract in a manner adverse to the Company or any of its subsidiaries;

•	manage the working capital of CIVCO in a manner materially inconsistent with practice over the last year;

•	permit any accounts payable owed to trade creditors to remain outstanding more than sixty days;

•	accelerate collection of accounts receivable beyond the normal collection cycle;

•	materially increase or decrease the inventory of CIVCO beyond its historical levels consistent with past practice; or

•	enter into any commitment to take any of these actions.

      The additional covenants of CIVCO Holding and Mergerco include, among other things, obligations to do the following after the effective time:

•	maintain in effect, for two years following the effective time, employee benefit plans (other than plans related to the Company’s stock, which will be terminated at the effective time) for full-time employees of the Company and its subsidiaries who become full-time employees of CIVCO Holding or any affiliate of CIVCO Holding that are no less favorable than those provided by the Company and its subsidiaries prior to the effective time;

•	credit full-time employees of the Company and its subsidiaries who become eligible for benefit plans administered by CIVCO Holding or it affiliates after the effective time for the service they rendered to the Company or any of its subsidiaries;

•	ensure that any party who purchases the surviving corporation of any of its subsidiaries from CIVCO Holding complies with these requirements regarding employee benefits plans;

•	honor all indemnification obligations of the Company to its officers, directors and employees and the officers, directors and employees of its subsidiaries that existed as of the date of the merger agreement, for a period of six years; and

•	maintain directors and officers liability insurance for six years after the effective date, naming as insureds the officers and directors of the Company and its subsidiaries.

No Solicitation of Other Acquisition Proposals

      The merger agreement provides that, at any time prior to the effective time or termination of the merger agreement, the Company will not, and will use reasonable efforts not to permit any officer, director, financial advisor or other representative, either directly or indirectly, to seek, initiate or solicit any alternative acquisition proposal, and will not engage in negotiations with respect to unsolicited alternative acquisition proposals, or disclose any financial, business, confidential or proprietary information regarding the Company or any of its subsidiaries to any party that the Company has reason to believe may be considering making an alternative acquisition proposal, unless the Board of Directors of the Company determines in good faith that the alternative proposal is an acquisition proposal that is more favorable to the Company’s shareholders than the merger with Mergerco contemplated in this proxy statement.

Termination of the Merger Agreement

      The merger agreement may be terminated at any time prior to the effective time, whether before or after the adoption of the proposed merger by the shareholders of the Company, by any of the following means:

•	by the mutual written consent of the Boards of Directors of the Company and CIVCO Holding;

•	by the Company or CIVCO Holding if the merger shall not have been consummated by August 15, 2003, provided that such failure is not the fault of the party seeking to terminate;

•	by the Company or CIVCO Holding if the other party has failed to perform any covenant in a manner such that the closing conditions related thereto cannot be satisfied;

•	by the Company or CIVCO Holding if the Company’s shareholders do not adopt the merger by the required shareholder vote; or

•	by the Company, if an alternative acquisition proposal is received by the Company which would, if consummated, be more favorable to the Company’s shareholders, and the Board of Directors of the Company, in good faith, determines to accept, approve or recommend the alternative proposal.

Limitation of Liability

      CIVCO Holding has agreed that the Company’s liability for a breach of any representation or warranty of the merger agreement shall be limited to coverage provided by various insurance policies to be obtained by CIVCO Holding, at the Company’s expense.

Fees and Expenses

      All fees and expenses incurred in connection with the merger will be paid by the party incurring such fees and expenses, except that the Company will pay the cost of certain insurance policies to be obtained for the benefit of CIVCO Holding. The aggregate cost of such insurance policies is anticipated to be approximately $2,000,000. Such costs will reduce the cash available to be paid out to shareholders of the Company at the effective time. Also, in certain circumstances, the Company may be obligated to pay a termination fee to CIVCO Holding and reimburse CIVCO Holding for up to $100,000 in expenses related to the negotiation and consummation of the merger agreement. See “— Consequences of Termination; Termination Fee” below.

Consequences of Termination; Termination Fee

      The Company will be required to pay $2,000,000 to CIVCO Holding if the following conditions are met:

•	the merger agreement is terminated by CIVCO Holding due to the failure to consummate the merger by August 15, 2003 and such failure was caused by the Company; or

•	the merger agreement is terminated by CIVCO Holding due to the failure of the Company to satisfy its closing conditions and such failure was not caused by CIVCO Holding; or

•	the merger agreement is terminated by the Company or CIVCO Holding due to the failure of the Company’s shareholders to approve the merger;

and

•	prior to such failure, the Company shall have received notice (whether by direct notice or by virtue of public announcement) that it may receive an alternative acquisition proposal that is more favorable to the Company’s shareholders than the proposed merger with CIVCO Holding; and

•	within six months of such termination, the Company consummates an alternative acquisition transaction with the party who provided such notice.

      Alternatively, the Company will be required to pay $2,000,000 to CIVCO Holding if the Company terminates the merger agreement as a result of receiving an alternative acquisition proposal that is more favorable to the Company’s shareholders than the proposed merger with CIVCO Holding, which the Board of Directors of the Company determines, in good faith, to accept, approve or recommend.

      If the Company becomes obligated to pay a termination fee to CIVCO Holding, the Company will also reimburse CIVCO Holding for up to $100,000 in reasonable out-of-pocket expenses incurred in connection with negotiation and preparation of the merger agreement.

Amendment/ Waiver

      The merger agreement may be amended by the written agreement of the parties thereto at any time prior to the effective time; provided that, after the required shareholder adoption has been obtained, the amount of the per share consideration to be paid to holders of common stock of the Company, and the form of such merger consideration, may not be altered without the further approval of the shareholders of the Company.

      At any time prior to the effective time, the Company, CIVCO Holding and Mergerco may waive compliance with any obligation, covenant, agreement or condition contained in the merger agreement. Any extension or waiver will be valid only if set forth in writing and signed by the party making such extension or waiver.

DISSENTERS’ RIGHTS OF APPRAISAL

      The following is a summary of dissenters’ rights available to the Company’s shareholders, which summary is not intended to be a complete statement of applicable Colorado law and is qualified in its entirety by reference to Article 113 of the Colorado Business Corporation Act (the “Colorado Act”), which is set forth in its entirety as Annex C to this proxy statement.

Right to Dissent

      The Company’s shareholders are entitled to dissent from the merger and obtain payment of the fair value of their shares if and when the merger is effectuated. “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effective time of the merger, excluding any appreciation or depreciation in anticipation of the merger except to the extent that exclusion would be inequitable. Under Article 113 of the Colorado Act, a shareholder entitled to dissent and obtain payment for his, her or its shares may not also challenge the corporate action creating the right to dissent unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

      Under Section 7-113-103(1) of the Colorado Act, a record shareholder may assert dissenter’s rights as to fewer than all shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenter’s rights.

      Section 7-113-103(2) of the Colorado Act provides that a beneficial shareholder may assert dissenters’ rights as to the shares held on the beneficial shareholder’s behalf only if (a) the beneficial shareholder causes the corporation to receive the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenter’s rights and (b) the beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

      The Company will require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the Company that the beneficial shareholder and the record shareholder have asserted, or will timely assert, dissenter’s rights as to all such shares as to which there is no limitation on the ability to exercise dissenter’s rights.

Procedure for Exercise of Dissenters’ Rights

      The notice accompanying this proxy statement states that shareholders of the Company are entitled to assert dissenter’s rights under Article 113 of the Colorado Act. A Company shareholder who wishes to assert dissenter’s rights shall: (a) cause the Company to receive before the vote is taken on the merger at the special meeting, written notice of the shareholder’s intention to demand payment for the shareholder’s shares if the merger is effectuated; and (b) not vote the shares in favor of the merger agreement and the related merger. A Company shareholder who does not satisfy the foregoing requirements will not be entitled to demand payment for his or her shares under Article 113 of the Colorado Act.

Dissenter’s Notice

      If the merger is approved at the special meeting, the Company will send written notice to dissenters who are entitled to demand payment for their shares. The notice required by the Company will be given no later than 10 days after the effective time of the merger and will: (a) state that the merger was authorized and state the effective time or proposed effective date of the merger, (b) set forth an address at which the Company will receive payment demands and the address of a place where certificates must be deposited, (c) supply a form for demanding payment, which form will request a dissenter to state an address to which payment is to be made, (d) set the date by which the Company must receive the payment demand and certificates for shares, which date will not be less than 30 days after the date the notice is given, (e) state that if a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders each such beneficial shareholder must certify to the Company that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenter’s rights as to all such shares as to which there is no limitation of the ability to exercise dissenter’s rights, and (f) be accompanied by a copy of Article 113 of the Colorado Act.

Procedure to Demand Payment

      A shareholder who is given a dissenter’s notice to assert dissenter’s rights will, in accordance with the terms of the dissenter’s notice, (a) cause the Company to receive a payment demand (which may be a demand form supplied by the Company and duly completed or other acceptable writing) and (b) deposit the shareholder’s stock certificates. A shareholder who demands payment in accordance with the foregoing retains all rights of a shareholder, except the right to transfer the shares, until the effective time of the merger, and has only the right to receive payment for the shares after the effective time. A demand for payment and deposit of certificates is irrevocable except that if the effective time does not occur within 60 days after the date set by the Company by which it must receive the payment demand, the Company will return the deposited certificates and release the transfer restrictions imposed. If the effective time occurs more than 60 days after the date set by the Company by which it must receive the payment demand, then the Company will send a new dissenter’s notice. A shareholder who does not demand payment and deposit his or her Company share certificates as required by the date or dates set forth in the dissenter’s notice will not be entitled to demand payment for his, her or its Company shares under Article 113 of the Colorado Act, in which case, pursuant to the merger agreement, he, she or it will receive cash consideration for each of his, her or its shares equal to the per share price received by non-dissenting shareholders.

Payment

      At the effective time or upon receipt of a payment demand, whichever is later, the Company will pay each dissenter who complied with the notice requirements referenced in the preceding paragraph, the Company’s estimate of the fair value of the dissenter’s shares plus accrued interest. Payment shall be accompanied by an audited balance sheet as of the end of the most recent fiscal year of the Company or, if not available, the balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an audited income statement for that year, an audited statement of changes in shareholders’ equity for that year and an audited statement of cash flow for that year, as well as the latest available financial statements, if any, for the interim period, which interim financial statements need not be audited. Payment will also be accompanied by a statement of the estimate by the Company of the fair value of the shares and an explanation of how the interest was calculated, along with a statement of the dissenter’s right to demand payment and a copy of Article 113 of the Colorado Act. With respect to a dissenter who acquired beneficial ownership of his, her or its shares after the Company’s first announcement of the terms of the transaction on March 13, 2003, or who does not certify that his, her or its shares were acquired before that date, the Company may, in lieu of making the payment described above, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

If Dissenter is Dissatisfied with Offer

      If a dissenter disagrees with the Company’s payment or offer, such dissenter may give notice to the Company in writing of the dissenter’s estimate of the fair value of the dissenter’s shares and of the amount of interest due and may demand payment of such estimate, less any payment made prior thereto, or reject the offer of the Company and demand payment of the fair value of the shares and interest due if: (a) the dissenter believes that the amount paid or offered is less than the fair value of the shares or that the interest due was incorrectly calculated, (b) the Company fails to make payment within 60 days after the date set by the Company by which it must receive the payment demand, or (c) the Company does not return deposited certificates if the effective time is 60 days after the date set by the Company by which the payment demand must be received by the shareholder asserting dissenter’s rights. A dissenter waives the right to demand payment under this paragraph unless he or she causes the Company to receive the notice referenced in this paragraph within 30 days after the Company makes or offers payment for the shares of the dissenter, in which event, such dissenter will receive all cash for his or her shares in an amount equal to the amount paid or offered by the Company.

Judicial Appraisal of Shares

      If a demand for payment made by a dissenter as set forth above is unresolved, the Company may, within 60 days after receiving the payment demand, commence a proceeding and petition a court to determine the fair value of the shares and accrued interest. If the Company does not commence the proceeding within the 60 day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded. The Company must commence any proceeding described above in the District Court of the County of Boulder, Colorado. The Company must make all dissenters whose demands remain unresolved parties to the proceeding as in an action against their shares, and all parties shall be served with a copy of the petition. Jurisdiction in which the proceeding is commenced is plenary and exclusive. One or more persons may be appointed by the court as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers will have the power described in the court order appointing them. The parties to the proceeding will be entitled to the same discovery rights as parties in other civil proceedings. Each dissenter made a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, to exceed the amount paid by the Company, or for the fair value, plus interest, of a dissenter’s shares for which the Company elected to withhold payment.

Court and Counsel Fees

      The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess the costs against the Company; except that the court may assess costs against all or some of the dissenters, in the amount the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (a) against the Company and in favor of the dissenters if the court finds that the Company did not substantially comply with its obligations under the dissenter’s rights statute, or (b) against either the Company or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Article 113 of the Colorado Act. If the court finds that the services of counsel for any dissenter were of substantial benefit to the other dissenters similarly situated, and that the fees for those services should not be assessed against the Company, the court may award to such counsel reasonable fees to be paid out of the amount awarded to the dissenters who were benefited.

      Any written notice required to be sent to the Company by a shareholder electing to exercise his or her dissenter’s rights under Article 113 of the Colorado Act should be sent to Peter J. Jensen at the headquarters of Colorado MEDtech, Inc., 345 S. Francis St., Unit F, P.O. Box 819, Longmont, Colorado 80502-0819.

SECURITIES OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

      The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock, as of May 1, 2003, by each person known by the Company to own beneficially more than 5% of the outstanding common stock, each individual serving as the Company’s Chief Executive Officer in the last fiscal year, each of the other executive officers for whom disclosure is required, each director of the Company, and all directors and executive officers as a group. Except as indicated in the footnotes to the table and subject to applicable community property laws, the Company believes that each of such persons has the sole voting and dispositive power over the shares held by him except as otherwise indicated.

Name and Address	Amount and Nature of		Percent of
Of Beneficial Owner(1)	Beneficial Ownership		Class(2)

Acquisitor Holdings (Bermuda) Ltd.	1,150,434	(3)(4)	8.7%
Clarendon House Church Street Hamilton HM 11 Bermuda

Dalton, Greiner, Hartman,	1,205,200	(5)	9.1%
Maher & Co. 565 Fifth Avenue, Ste. 2101 New York, NY 10017

Royce & Associates, LLC	955,800	(6)	7.2%
1414 Avenue of the Americas New York, NY 10019

Peter E. Salas, General Partner of	861,965	(7)	6.5%
Dolphin Offshore Partners, LLP c/o Dolphin Asset Mgmt. Corp. 129 East 17th Street New York, NY 10003

Dimensional Fund Advisors Inc.	699,300	(8)	5.3%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401

Clifford W. Mezey	446,932	(9)	3.4%
Stephen K. Onody	369,438	(10)	2.7%
Robert L. Sullivan	183,413	(11)	1.4%
John E. Wolfe	176,000	(12)	1.3%
Ira M. Langenthal, Ph.D.	132,850	(13)	1.0%
Anthony J. Dimun	126,250	(14)	*
John P. Jenkins	80,000	(15)	*
John H. Wheeler	21,250	(16)	*
Gregory A. Gould	132,972	(17)	1.0%
Charles R. Klasson, Jr.	65,000	(18)	*
Peter J. Jensen	72,251	(19)	*
All Directors and Executive Officers as a group (11 persons)	1,806,356	(20)	12.8%

*	Less than one percent (1%)

(1)	Unless otherwise noted, the address of each such shareholder is 345 S. Francis St., Unit F, P.O. Box 819, Longmont, Colorado 80502-0819.

(2)	The amounts and percentages indicated as beneficially owned were calculated pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act which provides that beneficial ownership of a security is acquired by a person if that person has the right to acquire beneficial ownership of such security within 60 days through the exercise of a right such as the exercise of an option or the conversion of a convertible security into common stock. Any securities not outstanding which are subject to options or conversion privileges are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by the person who owns the option or conversion privilege but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person.

(3)	Based on addendum dated October 7, 2002 adding Acquisitor Holdings (Bermuda) Ltd. (“Acquisitor Holdings”) to the June 19, 2002 letter agreement by and among the Company, Acquisitor Holdings and Duncan Soukup, and based on information reported in Amendment No. 6 to Acquisitor plc’s Schedule 13D dated April 23, 2003 and filed with the SEC (the “Amendment”). Acquisitor Holdings, American Opportunity Trust plc (“AOT”) and the co-investment advisors of AOT have agreed to file a joint Schedule 13D to disclose the holdings of Acquisitor Holdings and AOT. Such number of shares disclosed in the table does not include 150,000 shares held directly by AOT according to the Amendment. JO Hambro Capital Management Limited is a co-investment advisor of AOT and is, according to the Amendment, deemed to beneficially own the shares held by AOT. JO Hambro Capital Management Group Limited is the ultimate holding company for JO Hambro Capital Management Limited and is also deemed to beneficially own the shares held by AOT. Christopher Harwood Bernard Mills is one of the two co-investment advisors of AOT and a director of Acquisitor Holdings and is deemed to beneficially own the shares held by AOT and Acquisitor Holdings, according to the Amendment. As co-investment advisers to American Opportunity Trust, Christopher Harwood Bernard Mills and JO Hambro Capital Management share the right to transfer and vote the shares of the Company common stock pursuant to an agreement.

(4)	Acquisitor Holdings is a party to a letter agreement dated June 19, 2002, amended October 7, 2002 among the Company, Acquisitor Holdings (Bermuda) Ltd., Acquisitor plc and Duncan Soukup by which Mr. Soukup was appointed a director of the Company, Mr. Soukup resigned as a member of the Company’s Board of Director on April 17, 2003. This letter agreement also provides that, during the term of the agreement, the Acquisitor entities and Mr. Soukup agreed not to dispose of Company securities without first offering them to the Company and not to engage in proxy solicitations, tender offers or exchange offers or otherwise to seek to control the Company. If the merger is not consummated, the agreement would expire on the earlier of the day after the Company’s 2003 Annual Meeting, if any, or November 30, 2003.

(5)	Based on information reported in Amendment No. 1 to Schedule 13G of Dalton, Greiner, Hartman, Maher & Co. dated January 27, 2003 and filed with the SEC. Dalton, Greiner, Hartman, Maher & Co. disclosed that it has the sole power to dispose of all such shares and the sole power to vote 1,195,137 of such shares.

(6)	Based on information reported in Amendment No. 1 to Royce & Associates, LLC’s Schedule 13G dated February 4, 2003 and filed with the SEC.

(7)	Based on Amendment No. 1 to Mr. Salas’s Schedule 13D dated October 8, 2002 and filed with the SEC.

(8)	Based on Dimensional’s Schedule 13G dated February 10, 2003 and filed with the SEC. According to its Schedule 13G, Dimensional Fund Advisors Inc. is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over such securities that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities reported in this schedule are owned by the Funds.

(9)	Includes 341,932 shares held by the Petsy G. Mezey Trust, of which Mr. Mezey is a trustee. Also includes 30,000 shares that are held by the Clifford W. Mezey Trust, of which Mr. Mezey is a trustee. Also includes options to acquire 75,000 shares, which are currently exercisable or become exercisable within 60 days.

(10)	Includes options to acquire 267,500 shares, which are currently exercisable or become exercisable within 60 days.

(11)	Includes options to acquire 75,000 shares, which are currently exercisable or become exercisable within 60 days.

(12)	Includes options to acquire 75,000 shares, which are currently exercisable or become exercisable within 60 days.

(13)	Includes options to acquire 116,250 shares, which are currently exercisable or become exercisable within 60 days.

(14)	Includes options to acquire 36,250 shares, which are currently exercisable or become exercisable within 60 days.

(15)	Includes options to acquire 70,000 shares, which are currently exercisable or become exercisable within 60 days.

(16)	Includes options to acquire 21,250 shares, which are currently exercisable or become exercisable within 60 days.

(17)	Includes options to acquire 65,833 shares, which are currently exercisable or become exercisable within 60 days.

(18)	Includes options to acquire 65,000 shares, which are currently exercisable or become exercisable within 60 days.

(19)	Includes options to acquire 52,167 shares, which are currently exercisable or become exercisable within 60 days.

(20)	Includes options to acquire 844,250, which are currently exercisable or become exercisable within 60 days.

ADJOURNMENT OF THE SPECIAL MEETING

(Proposal Two)

      If the special meeting is convened and there are not sufficient votes to constitute a quorum or approve the adoption of the merger agreement at that time, or if we needed additional time to satisfy all conditions to the merger, we may move to adjourn the meeting to later date to solicit additional proxies or to satisfy any unsatisfied conditions. In order to allow proxies that we have received by the time of the special meeting to be voted for an adjournment, if necessary, the Company has submitted the question of adjournment to its shareholders as a separate matter for their consideration. The board of directors of the Company unanimously recommends that shareholders vote “FOR” the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the special meeting of the place, date and time to which the special meeting is adjourned, if the special meeting is adjourned for 120 days or less.

      Our board of directors unanimously recommends that you vote “FOR” approval of this proposal.

      Our bylaws permit us to postpone any meeting of shareholders prior to convening a meeting for up to 30 days whenever, in the judgment of our Board of Directors, the interests of the Company and our shareholders would be served. In order to postpone the special meeting, we would have to make a prompt public announcement of the postponement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      The statements in this report that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as “believes”, “intends”, “estimates”, “may”, “will”, “should”, “anticipated”, “expected” or comparable terminology or by discussions of strategy. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. Such statements involve risks and uncertainties including, but not limited to, the failure to complete the proposed merger in a timely manner, the inability to obtain the approval of the Company’s shareholders or to obtain regulatory approvals or to satisfy other conditions to the merger, actions of governmental entities, costs related to the merger, and the risk that the merger consideration will be less than estimated in this proxy statement, as well as other risks detailed from time to time in the reports filed by us with the Securities and Exchange Commission. Should one or more of these risks, as well as others not known to us or not considered to be material at this time, materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. We disclaim any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.

SHAREHOLDER MEETINGS AND PROPOSALS

      If the merger is not completed for any reason, shareholders of record may submit proposals for inclusion in the Company’s Proxy Statement for the Company’s 2003 Annual Meeting if such proposals are received by the Secretary of the Company no later than July 1, 2003. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission.

      In addition, under the Company’s bylaws, shareholders of record may present proposals at the Company’s Annual Meeting (including proposals for election of directors), provided that such proposals and certain other information summarized below are delivered to the Secretary of the Company at our principal executive office, 345 S. Francis St., Unit F, P.O. Box 819, Longmont, Colorado 80502-0819. Subject to exceptions provided in the bylaws, such proposals and information must be received not later than the close of business on the 105th calendar day, and not earlier than the close of business on the 120th calendar day, before the one year anniversary of the date on which the Company first mailed its proxy materials for the prior year’s Annual Meeting of shareholders. In order to be properly brought before the 2003 Annual Meeting, such proposals and information must be received between June 16, 2003 and July 1, 2003, inclusive, unless one of the exceptions in the bylaws applies. Shareholders seeking to present proposals at the Company’s Annual Meeting must also comply with any applicable rules of the Securities and Exchange Commission.

      Shareholders wishing to present proposals at the Company’s Annual Meeting must provide the following information in writing to the Secretary of the Company: (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to the applicable regulations adopted by the Securities and Exchange Commission, including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the shareholder proposes to bring before the meeting, (i) a description of the business desired to be brought before the meeting, (ii) the text of any resolution proposed to be adopted at the meeting, (iii) the reasons for conducting such business at the meeting, and (iv) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) the name and address of such shareholder, as they appear on the Company’s books, and of any such beneficial owner, and the class and number of shares of the Company which are owned beneficially and of record by such shareholder and any such beneficial owner.

      Under rules of the Securities and Exchange Commission, proxies solicited by the Board of Directors in connection with the 2003 Annual Meeting may confer discretionary voting authority on any such shareholder proposals, unless such proposals are submitted to the Company’s Secretary within the time periods described above.

      The Company does not intend to hold a 2003 Annual Meeting if the merger is approved.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the SEC’s facilities located at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference rooms. Our SEC filings also are available to the public at the SEC’s website at http://www.sec.gov.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN SUCH JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED                     , 2003. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

OTHER BUSINESS

      The Company’s management knows of no other business to be presented at the special meeting. If other matters do properly come before the meeting, or any adjournment or postponement of the meeting, the persons named in the proxy intend to vote on those matters according to their best judgment unless the authority to do so is withheld in the proxy.

BY ORDER OF THE BOARD OF DIRECTORS,

Longmont, Colorado

                    , 2003

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among
COLORADO MEDTECH, INC.,
CIVCO HOLDING, INC.
and
CMT MERGERCO, INC.
dated as of
March 12, 2003

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

      This Agreement and Plan of Merger is entered into on March 12, 2003, by and among Colorado MEDtech, Inc., a Colorado corporation (the “Company”), CIVCO Holding, Inc., a Delaware corporation (“Buyer”), and CMT Mergerco, Inc., a Colorado corporation and a wholly owned subsidiary of Buyer (“Buyer Subsidiary” and, together with the Company, sometimes referred to as the “Constituent Corporation”).

Recitals

      Buyer desires to acquire the Company by effecting a merger (the “Merger”) of Buyer Subsidiary with and into the Company under the terms hereof, whereby each Company shareholder (“Company Shareholder”) will receive cash for all of the outstanding shares of capital stock of the Company owned by such shareholder.

      The Board of Directors of each of the Constituent Corporations deems the Merger desirable and in the best interests of the shareholders of the respective Constituent Corporations.

Agreement

      Now, therefore, in consideration of the premises and of the mutual covenants, representations, warranties, and agreements herein contained, the parties hereby agree as follows:

ARTICLE I

THE MERGER

      1.01     Merger. At the Effective Time (as defined in Section 1.02), and in accordance with the terms of this Agreement and the Colorado Business Corporation Act (the “Colorado Act”), Buyer Subsidiary shall be merged with and into the Company, the separate corporate existence of Buyer Subsidiary shall thereupon cease, and the Company shall be the surviving corporation in the Merger (sometimes referred to as the “Surviving Corporation”). At the Effective Time, the Merger shall have the other effects provided in the applicable provisions of the Colorado Act.

      1.02     Effective Time of the Merger. Subject to, and promptly following (but not more than one business day after (unless the Company and Buyer shall otherwise mutually agree)), the receipt of the vote of the shareholders of the Company approving this Agreement and the satisfaction or waiver of all other conditions to the consummation of the Merger set forth in Article V of this Agreement, the Company and Buyer Subsidiary shall execute in the manner required by the Colorado Act and deliver for filing to the Secretary of State of the State of Colorado articles of merger with respect to the Merger (“Articles of Merger”). The Merger shall become effective upon the filing of the Articles of Merger with the Colorado Secretary of State in accordance with Section 7-111-105 of the Colorado Act. The term “Effective Time” means the date and time when the Merger becomes effective.

      1.03     Articles of Incorporation and By-Laws of the Surviving Corporation. The Articles of Incorporation of Buyer Subsidiary in effect immediately before the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until amended in accordance with the laws of the State of Colorado and such Articles of Incorporation. The By-Laws of Buyer Subsidiary in effect immediately before the Effective Time shall be the By-Laws of the Surviving Corporation, until further amended in accordance with the laws of the State of Colorado, the Articles of Incorporation of the Surviving Corporation, and such By-Laws.

      1.04     Board of Directors and Officers of the Surviving Corporation. The directors of Buyer Subsidiary immediately before the Effective Time shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Articles of Incorporation and By-Laws of the Surviving Corporation, until the expiration of the term for which such director was elected and until his or her successor is elected and has qualified or as otherwise provided in the Articles of Incorporation or By-Laws of the Surviving Corporation. The officers of Buyer Subsidiary immediately before the Effective Time shall be the officers of the Surviving Corporation until their respective successors are chosen and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation.

      1.05     Conversion of Shares. The manner and basis of converting or canceling the shares of stock of each of the Constituent Corporations shall be as follows:

(a) The aggregate purchase price (“Purchase Price”) to be paid by Buyer as consideration for consummation of the Merger shall equal (i) $62,500,000, plus (ii) an amount equal to the cash on hand at the Company and at CIVCO (as defined in Section 3.01(a)) as of the Effective Time, less (iii) the “Agreed Liabilities” (as defined in (b) below).

(b) As used in this Section 1.05, “Agreed Liabilities” means the aggregate of (i) all existing obligations and contingent obligations of the Company and CIVCO as of the Effective Time other than liabilities incurred in the ordinary course of CIVCO’s business under the following five (5) categories: accounts payable, accrued expenses, accrued warranty, accrued salaries and wages (including obligations of CIVCO under the “CIVCO Incentive Compensation Program FY 2003”) and any payments due under that certain Stock Purchase Agreement dated February 7, 2002 by and among CIVCO Medical Instruments, Co., Inc., the Company, Winston E. Barzell and Willet F. Whitmore III, and (ii) the amount by which the working capital balance of CIVCO (defined for purposes of this Section 1.05(b) as accounts receivable (net), plus inventory and prepaid expenses (other), less accounts payable, accrued expenses, accrued warranty and accrued salaries and wages) as of the Effective Time is less than $4,200,000.

(c) The Company and Buyer agree that they shall jointly determine the amount of cash on hand for purposes of Section 1.05(a) and the aggregate Agreed Liabilities no later than one business day prior to the Effective Time. The methodology for calculating the Agreed Liabilities shall be substantially the same as used for calculating the pro forma balance sheet of the Company acknowledged by each of the Company and Buyer and delivered by the Company and Buyer to each other as of the date hereof, which acknowledgments reference this Section 5.01(c), it being understood that such pro forma balance sheet is for providing an example of such methodology only and does not include all liabilities, including contingent liabilities, that may be included in the Agreed Liabilities as of the Effective Time. If the Company and Buyer are unable to agree prior to the day of the Effective Time on the Agreed Liabilities that would be required to be accrued as of the Effective Time in accordance with generally accepted accounting principles (“GAAP Agreed Liabilities”), the Company and Buyer agree that (i) the Effective Time shall be delayed for a period of ten (10) business days; (ii) the Company and Buyer shall engage KPMG LLP to determine the GAAP Agreed Liabilities. In such event, the Company and Buyer shall require KPMG LLP to finally determine the GAAP Agreed Liabilities within the foregoing ten-business day period, which determination shall be final and binding on the parties hereto for all purposes of this Agreement.

(d) At the Effective Time, each share of Common Stock of the Company, no par value per share (“Company Common Stock”), issued and outstanding immediately before the Effective Time (other than (i) Dissenting Shares (as defined below) and (ii) shares of Company Common Stock held of record by Buyer or Buyer Subsidiary or any other direct or indirect wholly owned subsidiary of Buyer or the Company immediately before the Effective Time) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive a per share amount in cash determined by dividing (i) the Purchase Price by (ii) the number of shares of Company Common Stock outstanding at the Effective Time (the “Merger Consideration”), without interest.

(e) At the Effective Time, each share of Common Stock of Buyer Subsidiary, par value $0.01 per share, issued and outstanding immediately before the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for one fully paid and nonassessable share of Common Stock of the Surviving Corporation (“Surviving Corporation Common Stock”), which shall constitute the only issued and outstanding shares of capital stock of the Surviving Corporation immediately after the Effective Time. From and after the Effective Time, each outstanding certificate theretofore representing shares of Common Stock of Buyer Subsidiary shall be deemed for all purposes to evidence ownership and to represent the same number of shares of Surviving Corporation Common Stock.

(f) At the Effective Time, each share of Company Common Stock held of record by Buyer or Buyer Subsidiary or any other direct or indirect wholly owned subsidiary of Buyer or the Company immediately before the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and cease to exist, and no payment shall be made with respect thereto.

      1.06     Dissenters’ Rights.

      (a) Notwithstanding Section 1.05 hereof, shares of Company Common Stock issued and outstanding immediately before the Effective Time, if any, that are held of record or beneficially owned by a person who has properly exercised and preserved and perfected dissenters’ rights with respect to such shares under Sections 7-113-202 and 7-113-204 of the Colorado Act and has not withdrawn or lost such rights (“Dissenting Shares”) shall not be converted into or represent the right to receive the Merger Consideration for such shares, but instead shall be treated in accordance with Section 7-113-206 of the Colorado Act unless and until such person effectively withdraws or loses such person’s right to payment under Article 113 of the Colorado Act (through failure to preserve or protect such right or otherwise). If, after the Effective Time, any such person shall effectively withdraw or lose such right, then each such Dissenting Share held of record or beneficially owned by such person will thereupon be treated as if it had been converted into, at the Effective Time, the right to receive the Merger Consideration, without interest.

      (b) Each person holding of record or beneficially owning Dissenting Shares who becomes entitled, under the provisions of Sections 7-113-202 and 7-113-204 of the Colorado Act, to payment of the fair value of such Dissenting Shares shall receive payment therefor (plus interest determined in accordance with Section 7-113-101(5) of the Colorado Act) from the Surviving Corporation and/or from the Disbursing Agent referred to below on behalf of the Surviving Corporation under such provisions.

      (c) The Company shall give Buyer prompt notice upon receipt by the Company at any time before the Effective Time of any notice of intent to demand the fair value of any shares of Company Common Stock under Section 7-113-202 of the Colorado Act and any withdrawal of any such notice. The Company will not, except with the prior written consent of Buyer, negotiate, voluntarily make any payment with respect to, or settle or offer to settle, any such demand at any time before the Effective Time.

      1.07     Stock Options. Immediately before the Effective Time, each holder of a then-outstanding option or warrant (collectively, the “Options” and individually, an “Option”) to purchase shares of Company Common Stock heretofore granted under any employee stock option or compensation plan of, or other arrangement with, the Company shall be entitled (whether or not such Option is then exercisable) to receive in cancellation of such Option, a cash payment from the Company in an amount equal to the amount, if any, by which the Merger Consideration exceeds the per-share exercise price of such Option, multiplied by the number of shares of Company Common Stock then subject to such Option (the “Option Settlement Amount”), without interest, but subject to all required tax withholdings by the Company. All Options shall terminate as of the Effective Time.

      1.08     Payment for Shares.

      (a) Immediately before the Effective Time, Buyer or Buyer Subsidiary shall deposit or cause to be deposited in immediately available funds with Key Bank (acting with Corporate Stock Transfer) as disbursing agent or any other disbursing agent having capital, surplus and undivided profits exceeding $500 million that is selected by Buyer and reasonably satisfactory to the Company (the “Disbursing Agent”), cash in an amount equal to the Purchase Price (such amount being referred to as the “Fund”).

      (b)

(i) At or before the Effective Time, Buyer shall deliver irrevocable written instructions to the Disbursing Agent in form and in substance reasonably satisfactory to the Company to make, out of the

Fund, the payments referred to in Section 1.05(a) in accordance with Section 1.08(c). The Fund shall not be used for any other purpose, except as provided in this Agreement.

(ii) In addition, if, after the Effective Time, any person holding of record or beneficially owning Dissenting Shares shall become entitled to receive payment for such Dissenting Shares under Sections 7-113-202 and 7-113-204 of the Colorado Act, Buyer shall deliver irrevocable written instructions to the Disbursing Agent to pay either to such person or to the Surviving Corporation the amount to which such person is entitled, provided that the payment from the Fund with respect to any Dissenting Share shall not exceed the Merger Consideration, and provided further that such instructions shall, if sums are to be paid to the Surviving Corporation, be accompanied by a certificate of the Surviving Corporation that any sums so paid shall be remitted by the Surviving Corporation to the shareholder or beneficial owner entitled thereto in accordance with Section 7-113-206 of the Colorado Act.

(iii) Any amount remaining in the Fund one year after the Closing Date (as defined below) may be refunded to the Surviving Corporation, at its option; provided, however, that the Surviving Corporation shall continue to be liable for any payments required to be made thereafter under Section 1.05(a) hereof or Section 7-113-206 of the Colorado Act.

      (c) As soon as practicable after the Effective Time, the Disbursing Agent shall mail to each holder of record (other than Buyer or Buyer Subsidiary or any other direct or indirect wholly owned subsidiary of Buyer or the Company) of a certificate or certificates that, immediately before the Effective Time, represented issued and outstanding shares of Company Common Stock (other than Dissenting Shares) a letter of transmittal for return to the Disbursing Agent, and instructions for use in effecting the surrender of such certificate or certificates and the receipt of cash for each of such holder’s shares of Company Common Stock under Section 1.05(a). The Disbursing Agent, as soon as practicable following receipt of any such certificate or certificates together with a duly executed letter of transmittal and any other items specified in the letter of transmittal, shall pay by cashier’s check of the Disbursing Agent to the persons entitled thereto (subject to any required withholding of taxes by the Surviving Corporation) the amount (rounded up or down to the nearest $0.01) determined by multiplying the number of shares of Company Common Stock represented by the certificate or certificates so surrendered by the Merger Consideration. No interest will be paid or accrued on the cash payable upon the surrender or any such certificate or certificates.

      (d) If any such certificate or certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate or certificates to have been lost, stolen or destroyed, the amount to which such person would have been entitled upon presentation of such certificate or certificates.

      1.09     No Further Rights or Transfers. At the Effective Time, all shares of Company Common Stock issued and outstanding immediately before the Effective Time shall be canceled and cease to exist, and each holder of a certificate or certificates that represented shares of Company Common Stock issued and outstanding immediately before the Effective Time shall cease to have any rights as a shareholder of the Company with respect to the shares of Company Common Stock represented by such certificate or certificates, except for the right to surrender such certificate or certificates in exchange for the payment provided under Section 1.05(a) or to preserve and perfect such holder’s right to receive payment for such holder’s shares under Section 7-113-206 of the Colorado Act and Section 1.06 hereof if such holder has validly exercised and not withdrawn or lost such right, and no transfer of shares of Company Common Stock issued and outstanding immediately before the Effective Time shall be made on the stock transfer books of the Surviving Corporation.

ARTICLE II

CLOSING

      2.01     Generally. Subject to Articles V and VII, the closing (the “Closing”) of the Merger shall occur on the same business day as, and promptly following, the special meeting of shareholders of the Company to be called under Section 4.02, or at such other time as the Company and Buyer may mutually agree (the

“Closing Date”). The Closing shall be held at the offices of Faegre & Benson LLP in Boulder, Colorado, or at such other place as the Company and Buyer may mutually agree.

      2.02     Deliveries at the Closing. Subject to Articles V and VII, at the Closing:

(a) there shall be delivered to Buyer, Buyer Subsidiary, and the Company the certificates and other documents and instruments the delivery of which is contemplated under Article V;

(b) the Company and Buyer Subsidiary shall cause the Articles of Merger to be filed as provided in Section 1.02 and shall take all other lawful actions and do all other lawful things necessary to cause the Merger to become effective; and

(c) subject to the right of the Surviving Corporation to receive a refund of amounts remaining in the Fund one year after the Closing Date under Section 1.08(b), Buyer or Buyer Subsidiary shall irrevocably deposit with the Disbursing Agent the amount designated as the Fund in Section 1.08(a).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

      3.01     Representations and Warranties of the Company. Except as otherwise set forth in the disclosure schedule delivered by the Company to Buyer concurrently with the execution and delivery of this Agreement (the “Disclosure Schedule”) or as otherwise described in the SEC Reports (as defined below) filed before the date of this Agreement, the Company represents and warrants to Buyer and Buyer Subsidiary as follows:

(a) Organization, Standing, Qualification. The Company and each of the corporations listed in the Disclosure Schedule under the heading “Subsidiaries” (collectively, the “Subsidiaries” and individually, a “Subsidiary”) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation (as identified in Schedule 3.01(a) of the Disclosure Schedule) and has the requisite corporate power and corporate authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it, or the nature of its business, makes such qualification or licensing necessary, except such jurisdictions where failure to be so qualified, licensed or in good standing would not have, individually or in the aggregate, a material adverse effect upon the business, operations, properties or financial condition of the Company or of CIVCO Medical Instruments Co., Inc., an Iowa corporation, and its subsidiary Barzell Whitmore Maroon Bells, Inc., a Florida corporation (together, “CIVCO”) (a “Material Adverse Effect”). The copies of the Articles or Certificate of Incorporation and By-Laws or similar organizational documents of the Company and each Subsidiary provided to Buyer are complete and correct as of the date of this Agreement.

(b) Capitalization. The authorized capital stock of the Company consists of Twenty-Five Million (25,000,000) shares of Company Common Stock, no par value, of which, as of the date of this Agreement, 13,256,959 shares are issued and outstanding, and Five Million (5,000,000) shares of Preferred Stock, no par value, none of which, as of the date of this Agreement is issued and outstanding. All of the issued and outstanding shares of capital stock of the Company and of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and were not granted in violation of any statutory or contractual preemptive rights. There are no outstanding subscriptions, options, warrants, calls or other agreements or commitments under which the Company or any Subsidiary is or may become obligated to issue, sell, transfer or otherwise dispose of, or purchase, redeem or otherwise acquire, any shares of capital stock of, or other equity interests in, the Company or any Subsidiary, and there are no outstanding securities convertible into or exchangeable for any such capital stock or other equity interests, except for (i) Options to purchase up to 1,654,660 shares of Company Common Stock (as of the date of this Agreement) at the exercise prices set forth in Schedule 3.01(b) of the Disclosure Schedule, and (ii) the Rights Agreement dated as of January 14, 1999, as amended, between the Company and American Stock Transfer and Trust Inc. (the “Rights Agreement”) under which each outstanding share of Company Common Stock has attached to it certain rights (the “Rights”), including rights under certain circumstances to purchase a fraction of a share of Series A Junior Participating Preferred Stock at $55 per right, subject to adjustment. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of every class of each Subsidiary, free and clear of all liens, security interests, pledges, charges and other encumbrances. Schedule 3.01(b) of the Disclosure Schedule contains a complete and correct list of each corporation, limited liability company, partnership, joint venture or other business association in which the Company has any direct or indirect equity ownership interest.

(c) Authorization and Execution. The Company has the corporate power and corporate authority to execute and deliver this Agreement and, subject to approval by the holders of the Company Common Stock at the special meeting of shareholders referred to in Section 4.02, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company have been duly authorized by the Board of Directors of the Company, and no further corporate action of the Company, other than the approval of its shareholders, is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the accuracy of the representations and warranties set forth in Section 3.02, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

(d) No Conflicts. Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (i) conflict with or result in a breach of the Articles or Certificate of Incorporation, By-Laws or similar organizational documents, as currently in effect, of the Company or any of its Subsidiaries, (ii) except for the requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), compliance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the filing of the Articles of Merger with the Secretary of State of the State of Colorado, require any filing with, or consent or approval of, any governmental authority having jurisdiction over any of the business or assets of the Company or any of its Subsidiaries, (iii) violate any statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any injunction, judgment, order, writ or decree to which the Company or any of its Subsidiaries has been specifically identified as subject, or (iv) result in a breach of, or constitute a default or an event that, with the passage of time or the giving of notice, or both, would constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement of any third party to any material payment or benefit, require the consent of any third party, or result in the creation of any lien, security interest, charge or encumbrance on the assets of the Company or any of its Subsidiaries, under any Material Contract (as defined below), except, in the case of clauses (ii), (iii), and (iv), where such violation, breach, default, termination, cancellation, acceleration, payment, benefit or lien, or the failure to make such filing or obtain such consent or approval, would not, individually or in the aggregate, materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or have a Material Adverse Effect.

(e) SEC Reports; Financial Statements; No Undisclosed Liabilities.

(i) The Company has made available to Buyer or its counsel, in the form filed with the Securities and Exchange Commission (the “SEC”), all reports, registration statements, and other filings (including amendments to previously filed documents) filed by the Company with the SEC since July 1, 1999 (all such reports, proxy statements, registration statements and filings, other than the Proxy Statement (as defined below), are collectively called the “SEC Reports” and individually called an “SEC Report”). No SEC Report, as of its filing date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and each SEC Report at the time of its filing complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the

Exchange Act, and the rules and regulations of the SEC promulgated thereunder. Since July 1, 1999, the Company has filed all reports that it was required to file with the SEC under the Exchange Act and the rules and regulations of the SEC.

(ii) The consolidated financial statements contained in the SEC Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial condition of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and consolidated cash flows of the Company and its Subsidiaries for the periods indicated, subject, in the case of interim financial statements, to normal year-end adjustments, and except that the interim financial statements do not contain all of the footnote disclosures required by generally accepted accounting principles.

(iii) Except as and to the extent reflected or reserved against on the most recent balance sheet contained in the SEC Reports (the “Balance Sheet”), neither the Company nor any of its Subsidiaries or as otherwise disclosed on Schedule 3.01(e) of the Disclosure Schedule have any material obligations or liabilities of any nature that would have been required to be included on a balance sheet prepared in accordance with generally accepted accounting principles as in effect on such date; other than current liabilities incurred in the ordinary course of business.

(iv) The Company has also made available to Buyer the unaudited balance sheet, income statement and statement of cash flows of CIVCO (the “CIVCO Financial Statements”) as of January 31, 2003. The CIVCO Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present the financial condition of CIVCO at the date thereof and the results of operations and cash flows of CIVCO for the periods indicated, except that interim financial statements do not contain all of the footnote disclosures required by generally accepted accounting principles.

(f) Proxy Statement. The Proxy Statement will not, at the time the Proxy Statement is mailed to the shareholders of the Company, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will not, at the time of the meeting of shareholders to which the Proxy Statement relates or at the Effective Time, as then amended or supplemented, omit to state any material fact necessary to correct any statement which has become false or misleading in any earlier communication with respect to the solicitation of any proxy for such meeting (except that no representation is made by the Company with respect to statements made in, or incorporated by reference into, the Proxy Statement based on information furnished by Buyer or Buyer Subsidiary for inclusion in the Proxy Statement).

(g) Absence of Certain Changes or Events. Since December 31, 2002, and except as otherwise disclosed in Schedule 3.01(g) of the Disclosure Schedule, the Company and its Subsidiaries have conducted their respective businesses and operations in the ordinary course and neither the Company nor any of its Subsidiaries has (i) split, combined or reclassified any shares of its capital stock or made any other changes in its equity capital structure; (ii) purchased, redeemed or otherwise acquired, directly or indirectly, any shares of its capital stock or any options, rights or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock; (iii) declared, set aside or paid any dividend or made any other distribution in respect of shares of its capital stock, except for dividends or distributions by any Subsidiary to the Company or another Subsidiary; (iv) issued any shares of its capital stock or granted any options, rights or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock, except for issuances of shares of Company Common Stock upon the exercise of Options; (v) purchased any business, purchased any stock of any corporation other than the Company, or merged or consolidated with any person; (vi) sold, leased or otherwise disposed of any assets or properties which were material to the Company and its Subsidiaries, taken as a whole, other than dispositions in the ordinary course of business; (vii) incurred, assumed or guaranteed any indebtedness for money borrowed other than intercompany indebtedness; (viii) changed or modified in any material respect any existing accounting method, principle or practice, other than as required by generally accepted accounting principles; (ix) made any loans, advances, capital contributions to, investments in, any person other than extensions of credit to customers in the ordinary course of business consistent with past practice; (x) paid, discharged or satisfied any liability or obligation other than the payment, discharge, or satisfaction of indebtedness as it matured and became due and payable or liabilities and obligations in the ordinary course of business consistent with past practice; (xi) made any change in the compensation payable or to become payable to any of the Company’s or its Subsidiaries’ officers, employees, agents or consultants, other than general increases in wages to employees who are not officers in the ordinary course consistent with past practice; (xii) made any payments, or entered into any transactions, agreements or arrangements with affiliates of the Company or any of its Subsidiaries; (xiii) except for this Agreement, entered into any commitment to do any of the foregoing; or (xiv) suffered any business interruption, damage to or destruction of its properties or other incident, occurrence or event (other than incidents, occurrences or events generally applicable to the industry in which the Company and the Subsidiaries operate or changes in general economic and market conditions) that has had or would reasonably be expected to have (after giving effect to insurance coverage) a Material Adverse Effect.

(h) Tax Matters.

(i) The Company and its Subsidiaries have timely filed (or received appropriate extensions of time to file) all federal, state, local and foreign tax returns (collectively, “Tax Returns”) required to be filed by them with respect to income, gross receipts, withholding, social security, unemployment, payroll, franchise, property, excise, sales, use and other taxes of whatever kind (collectively, “Taxes”). All such Tax Returns were and will through the Effective Time be prepared in compliance with applicable law and all Taxes due, or claimed to be due by any taxing authority, pursuant thereto (whether or not shown as due on any Tax Return) have been or will be paid. In addition, all Taxes due or claimed to be due by any taxing authority (whether or not shown on any Tax Return), prior to or at the Effective Time for which the Company may be liable in its own right or as a transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity, have been, or will be, paid on a timely basis, or an adequate reserve has been, or will be, established therefor. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company or any of its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

(ii) No Tax Returns filed by the Company or any of its Subsidiaries are the subject of pending audits as of the date of this Agreement. Neither the Company nor any of its Subsidiaries has received, before the date of this Agreement, a notice of deficiency or assessment of additional Taxes which notice or assessment remains unresolved, and to the knowledge of the Company, there is no basis for any such deficiency or assessment. Neither the Company nor any of its Subsidiaries has extended the period for assessment or payment of any Tax, which has not since expired.

(iii) The Company and its Subsidiaries have withheld and paid over to the appropriate governmental authorities all Taxes required by law to have been withheld and paid in connection with amounts paid or owing to any employee, except for any such Taxes that are immaterial in amount and except for self-reported employee tips.

(iv) Neither the Company nor any of its Subsidiaries has been a member of an affiliated group (as such term is defined in Section 1504 of the Internal Revenue Code of 1986, as amended (the “Code”)) or any combined, consolidated or similar group under any state, local, or foreign Tax law, filing a consolidated federal income tax return for any tax year since January 1, 1996 other than a group the common parent of which was the Company.

(v) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

(vi) The Company has disclosed on its respective income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. The Company is not a party to any Tax allocation or sharing agreement. Neither the Company nor any of its Subsidiaries, (i) is or has ever been a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income tax purposes, (ii) has any liability for the Taxes of any Person under Treas. Reg. § 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, or (iii) made an election or filed a consent under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a Section 341(f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by any Company.

(vii) The unpaid Taxes of the Company (i) did not, as of December 31, 2002, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes, established to reflect timing differences between book and Tax income) set forth on the face of the balance sheets in the financial statements of the Company (rather than in any notes thereto), and (ii) do not exceed that reserve as adjusted for the passage of time through the Effective Time in accordance with the past custom and practice of the Company or any of its Subsidiaries in filing their respective Tax Returns.

(viii) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement other than between the Company and the Subsidiaries.

(ix) The Company has delivered or made available to the Buyer true and complete copies of all requested federal, state, local and foreign income tax returns with respect to the Company and each of its Subsidiaries.

(x) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible under Section 280G of the Code.

(xi) The Company realized an ordinary loss of $9,700,000 on the sale of certain assets to HEI, Inc. that occurred on January 24, 2003. The net operating loss carryforward for federal income tax purposes under Section 172 of the Code that will be available as a carryforward from the period ending June 30, 2003 to future taxable periods will be no less than $6 million.

(i) Property.

(i) Schedule 3.01(i) of the Disclosure Schedule lists all real property owned in fee by the Company or any Subsidiary (“Owned Property”) and all real property leased or subleased to the Company or any Subsidiary (“Leased Property,” and, together with the Owned Property, the “Real Property”).

(ii) One or more of the Company and its Subsidiaries has good and valid title to all such Owned Property, free and clear of all mortgages, liens, security interests, charges and encumbrances, except (a) liens for taxes, assessments and other governmental charges that are not due and payable or that are being contested in good faith and in respect of which adequate reserves have been established, (b) mechanics’, materialmen’s, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s or other similar liens securing obligations that are not due and payable or that are being contested in good faith and in respect of adequate reserves have been established, (c) mortgages, liens, security interests, charges and encumbrances evidenced by any lease, contract or agreement that is described in the Disclosure Schedule or in the SEC Reports filed before the date of this Agreement, (d) imperfections of title and liens, charges and encumbrances that do not materially detract from the value or materially interfere with the present use of the properties subject thereto or affected thereby, (e) in the case of any real property described in the Disclosure Schedule subject to a title commitment, imperfections of title and mortgages, liens, security interests, charges and encumbrances that are shown on such title commitment or are otherwise of record, and (f) other mortgages, liens, security interests, charges and encumbrances described in the Disclosure Schedule or in the SEC Reports filed before the date of this Agreement. The Company and its Subsidiaries have sufficient title to, or the right to use, all of their other tangible properties and assets necessary to conduct their respective businesses as currently conducted. Except as disclosed in Schedule 3.01(i) of the Disclosure Schedule, the Company has not received notice of an existing zoning violation or of any pending or threatened condemnation proceeding or of any sale or other disposition in lieu of condemnation, affecting any of the Owned Property.

(iii) With respect to Leased Property, Schedule 3.01(i) of the Disclosure Schedule identifies the lessor, rental rate, lease term, expiration date and existence of a renewal option. The Company has made available to Buyer prior to the date of the Agreement correct and complete copies of the leases and subleases listed in Schedule 3.01(i) of the Disclosure Schedule, as such leases or subleases have been amended to date. With respect to each lease and sublease listed, except as otherwise indicated in Schedule 3.01(i) of the Disclosure Schedule, (w) the lease or sublease is in full force and effect and will not be voluntarily changed by the Company or any Subsidiary prior to the Effective Time; (x) the Company or a Subsidiary is in possession of the leased premises and all rental and other material obligations of the Company or such Subsidiary are current; (y) neither the Company nor its Subsidiaries have received written notice of acceleration, modification, breach or default, and, to the knowledge of the Company, no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification or acceleration under such lease or subleased; (z) to the knowledge of the Company, all such facilities leased or subleased have all requisite permits to allow the Company and/or its Subsidiaries to operate its business thereon as presently conducted.

(j) Material Contracts. Except as set forth in Schedule 3.01(j) of the Disclosure Schedule or in the SEC Reports filed before the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any:

(i) employment agreement (other than those that are terminable by the Company or any Subsidiary without cost or penalty upon 60 days’ or less notice);

(ii) lease, whether as lessor or lessee, with respect to any real property;

(iii) contract, whether as licensor or licensee, for the license of any patent, know-how, trademark, trade name, service mark, copyright or other intangible asset (other than non-negotiated licenses of commercially available computer software);

(iv) loan or guaranty agreement, indenture or other instrument, contract or agreement under which any money has been borrowed or loaned or any note, bond or other evidence of indebtedness has been issued;

(v) mortgage, security agreement, conditional sales contract, capital lease or similar agreement which effectively creates a lien on any assets of the Company or any of its Subsidiaries (other than any conditional sales contract, capital lease or similar agreement which creates a lien only on tangible personal property);

(vi) contract restricting the Company or any of its Subsidiaries in any material respect from engaging in business or from competing with any other parties;

(vii) plan of reorganization;

(viii) partnership or joint venture agreement;

(ix) collective bargaining agreement; or

(x) any purchase, sale, or supply contract for goods or services with a value of 10% or more of the Company’s or any of its Subsidiaries’ revenues.

All of the foregoing are collectively called “Material Contracts.” To the extent Material Contracts are evidenced by documents, true and complete copies thereof have been delivered or made available to Buyer or Buyer’s counsel. Each Material Contract is in full force and effect. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party is in breach of or in default under any of the Material Contracts, except for breaches or defaults which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(k) Intellectual Property. “Intellectual Property” shall mean all intellectual property rights, including all patents and patent applications, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof; trademarks, trademark registrations and applications, service marks, service mark registrations and applications, trade names, trade dress, logos, designs, proprietary rights, slogans and general intangibles of like nature, together with all goodwill related to the foregoing; copyrights, copyright registrations and applications; mask works and all applications, registrations and renewals in connection therewith; computer software; product plans, technology, process engineering, drawings, schematic drawings, secret processes, proprietary knowledge, including without limitation, trade secrets, know-how, confidential information and formulae.

(i) Schedule 3.01(k) of the Disclosure Schedule contains a complete and correct list of all material patents and registered trademarks, trade names, service marks and copyrights, and all applications for any of the foregoing, and all material unregistered copyrights, trademarks, trade names and service marks (collectively, “Proprietary Rights”), held by the Company and its Subsidiaries.

(ii) Except as set forth on Schedule 3.01(k) of the Disclosure Schedule, each of the Company and its Subsidiaries is the sole and exclusive owner of, or has the valid right to use, sell and license, free and clear of all liens or other encumbrances, all Intellectual Property necessary or otherwise material to the conduct of its business as conducted as of the Effective Time. Except as set forth on Schedule 3.01(k) of the Disclosure Schedule, one or the other of the Company or its Subsidiaries is currently listed in the records of the appropriate federal, state or local agency as the sole owner of record for each owned application and registration of a Proprietary Right listed on Schedule 3.01(k) of the Disclosure Schedule.

(iii) Each item of Proprietary Rights listed on Schedule 3.01(k) of the Disclosure Schedule is valid and subsisting, in full force and effect in all respects, and has not been canceled, expired or abandoned. There is no existing or, to the knowledge of the Company, threatened, opposition, interference, cancellation proceeding (stayed or otherwise) or other legal or governmental proceeding before any court or registration authority in any jurisdiction against the items listed on Schedule 3.01(k) of the Disclosure Schedule or the Intellectual Property used in the business of the Company and its Subsidiaries as conducted as of the date hereof, or in or to which the Company and its Subsidiaries have any right, title or interest.

(iv) Schedule 3.01(k) of the Disclosure Schedule sets forth a complete and accurate list of all material agreements pertaining to the use of or granting any right to use or practice any rights under any Intellectual Property, whether the Company or a Subsidiary is the licensee or licensor thereunder (the “Licenses”) and any written settlements or assignments relating to any Intellectual Property, except for those assignments described in Section 3.01(k)(vii) hereof and off-the-shelf applications or software licensed pursuant to a “shrink-wrap” license. The Licenses are valid and binding obligations of the Company party thereto and to the knowledge of the Company, the other parties thereto, enforceable against the Company or Subsidiary party thereto and, to the knowledge of the Company, the other parties thereto, in accordance with their terms, and there are no breaches or defaults under any License by the Company party thereto, or, to the knowledge of the Company, by the other party thereto, nor has any event occurred which with notice or lapse of time would constitute a breach or default by the Company or Subsidiary party thereto, or, to the knowledge of the Company, by the other party thereto, or would permit termination, modification or acceleration, of any Licenses. At the Effective Time, each License will be valid, binding and enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby. The Company and its Subsidiaries have not granted any sublicense or similar right with respect to any License.

(v) No trade secret or confidential know-how either of which is material to the business of the Company or any of its Subsidiaries as currently operated has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that protects the Company and each of its Subsidiaries’ proprietary interests in and to such trade secrets and confidential know-how.

(vi) The conduct of the business of the Company and each of its Subsidiaries does not interfere with, infringe upon or misappropriate any intellectual property right owned or controlled by any third party, nor, to the knowledge of the Company, will the Company or any of its Subsidiaries interfere with, infringe upon or misappropriate any intellectual property right owned or controlled by any third party as a result of the continued operation of their respective businesses as conducted as of the Effective Time. To the knowledge of the Company, no third party is interfering with, infringing upon or misappropriating any Intellectual Property owned by the Company or any of its Subsidiaries and no such claims have been made against a third party by the Company or any of its Subsidiaries. Except as disclosed on Schedule 3.01(k) of the Disclosure Schedule, there are no claims or suits pending or, to the knowledge of the Company, threatened, and the Company and each of its Subsidiaries has not received any written notice of a third party demand, claim or suit (a) alleging that the Company or any of its Subsidiaries’ activities or the conduct of their respective businesses infringe or infringed upon or constitutes or constituted the unauthorized use of the proprietary rights of any third party or (b) Intellectual Property rights used in the business of the Company or any of its Subsidiaries as conducted as of the Effective Time, or in or to which the Company or any of its Subsidiaries have any right, title or interest.

(vii) It is the Company’s policy to have all employees and consultants of the Company who are at any time involved in the design, development or implementation of intellectual property for the Company or any of its Subsidiaries execute and deliver to the Company or any of its Subsidiaries an agreement assigning to the Company or its Subsidiaries their entire right, title and interest in and to any such intellectual property arising from services performed for the Company or its Subsidiaries by such persons. To the knowledge of the Company, all present and former employees and consultants have executed and delivered such agreements to the Company. No present or former officer, director, employee or consultant of the Company or of any of its Subsidiaries has any right, title or interest, directly or indirectly, in whole or in part, in or to any material Intellectual Property used in the business of the Company or any of its Subsidiaries as conducted as of the Effective Time, or in or to which the Company or any of its Subsidiaries has any right, title or interest.

(l) Litigation. Except as described in Schedule 3.01(l) of the Disclosure Schedule or in the SEC Reports filed before the date of this Agreement, no claim, demand, order, notice of potential responsibility, government information request, litigation, arbitration or administrative proceeding is pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or that seeks to enjoin or otherwise challenges the consummation of the transactions contemplated by this Agreement. As of the date of this Agreement, neither the Company nor any of its Subsidiaries is specifically identified as a party subject to any material restrictions or limitations under any injunction, writ, judgment, order or decree of any court, administrative agency or commission or other governmental authority.

(m) Permits, Licenses, Authorizations; Compliance with Laws. Each of the Company and its Subsidiaries has all licenses, franchises, permits and other governmental authorizations (“Permits”) necessary to conduct its business, and neither the Company nor any Subsidiary is in violation of or has violated or has any liability pursuant to any Permit, except where the failure to have any such Permits, or the existence or past occurrence of any such violation, has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed in Sched-

ule 3.01(m) of the Disclosure Schedule, each of the Company and its Subsidiaries is, and has been at all times since January 1, 1998, in material compliance with each statute, law, ordinance, rule or regulation applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets (each, a “Legal Requirement”). Except as disclosed in Schedule 3.01(m) of the Disclosure Schedule, no event has occurred or circumstances exist that (with or without the lapse of time) may constitute or result in a violation by the Company or any of its Subsidiaries of, or a failure on the part the Company or any of its Subsidiaries to comply with, any Legal Requirement. Except as disclosed in Schedule 3.01(m) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has received, at any time since January 1, 1998, any written notice regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement. A true and complete list of all Permits is set out on Schedule 3.01(m) of the Disclosure Schedule. Neither Company nor any Subsidiary has received any notice that any Permit will be suspended or revoked or will not be renewed.

(n) No Brokers or Finders. Except for Tri-Artisan, LLC, the Company has not engaged any investment banker, broker or finder in connection with the transactions contemplated hereby. The Surviving Corporation shall be liable for all obligations of the Company under its engagement letter with Tri-Artisan, LLC.

(o) Retirement and Benefit Plans.

(i) Each employee pension benefit plan (“Pension Plan”), as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), each employee welfare benefit plan (“Welfare Plan”), as defined in Section 3 of ERISA, and each deferred compensation, bonus, incentive, stock incentive, option, stock purchase, severance or other material employee benefit plan, agreement, commitment or arrangement (“Benefit Plan”), which is currently maintained by the Company or any Subsidiary or to which the Company or any Subsidiary currently contributes or is under any current obligation to contribute, or under which the Company or any Subsidiary has any current liability (collectively, the “Employee Plans” and individually, an “Employee Plan”) is listed in Section 3.01(o) of the Disclosure Schedule and, to the extent an Employee Plan is evidenced by documents, true and complete copies thereof have been delivered or made available to Buyer. In addition, copies of the following documents have been delivered or made available to Buyer: the annual report (Form 5500 Series) required to be filed with any governmental agency with respect to each Pension Plan and Welfare Plan for the most recent plan year, the determination letter issued by the IRS with respect to each Pension Plan, and all Department of Labor and IRS rulings, opinions or technical advice with regards to each Pension Plan and Welfare Plan.

(ii) The Company and each Subsidiary has made on a timely basis all contributions or payments required to be made by it under the terms of the Employee Plans, ERISA, the Code or other applicable laws, unless such contributions or payments that have not been made are immaterial in amount and the failure to make such payments or contributions will not materially and adversely affect the Employee Plans.

(iii) Each Employee Plan (and any related trust or other funding instrument) has been administered in all material respects in compliance with its terms and in both form and operation is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws and regulations (other than adoption of any plan amendments for which the deadline has not yet expired), and all material reports required to be filed with any governmental agency with respect to each Employee Plan have been timely filed.

(iv) There is no material litigation, arbitration or administrative proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or, to the knowledge of the Company, any plan fiduciary by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any participant or beneficiary with respect to any Employee Plan. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any plan fiduciary of any Pension or Welfare Plan has engaged in any transaction in violation of

Section 406(a) or (b) of ERISA for which no exemption exists under Section 408 of ERISA or any “prohibited transaction” (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code, or is subject to any excise tax imposed by the Code or ERISA with respect to any Employee Plan.

(v) Neither the Company nor any of Subsidiary nor any ERISA Affiliate (as defined below) currently maintains, nor at any time in the previous six calendar years maintained or had an obligation to contribute to, any defined benefit pension plan subject to Title IV of ERISA, any “multi-employer plan” as defined in Section 3(37) of ERISA, any “employee stock ownership plan” as defined in Section 4975(e)(7) of the Code, or any “foreign plan” as defined in Section 404A(e) of the Code.

(vi) Neither the Company nor any Subsidiary has any liability with respect to any plan, program or arrangement maintained or contributed to by any ERISA Affiliate that would be an Employee Plan if it were maintained by the Company.

(vii) For purposes of this Section 3.01(o), “ERISA Affiliate” means (A) any trade or business with which the Company is under common control within the meaning of Section 4001(b) of ERISA, (B) any corporation with which the Company is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code, (C) any entity with which the Company is under common control within the meaning of Section 414(c) of the Code, (D) any entity with which the Company is a member of an affiliated service group within the meaning of Section 414(m) of the Code, and (E) any entity with which the Company is aggregated under Section 414(o) of the Code.

(viii) Neither the Company nor any of its Subsidiaries nor ERISA Affiliate provides post-retirement medical, life insurance or other benefits promised, provided or otherwise due now or in the future to current, former or retired employees, except as may be required by ERISA Sections 601 through 607 regarding health care continuation coverage.

(ix) All Welfare Plans and the related trusts that are subject to Section 4980B(f) of the Code and Sections 601 through 609 of ERISA comply with and have been administered in compliance with the health care continuation-coverage requirements under Section 4980B(f) of the Code, Sections 601 through 609 of ERISA, and all final Treasury regulations under Section 4980B of the Code explaining those requirements, and all other applicable laws regarding continuation and/or conversion coverage. All Welfare Plans and the related trusts comply with and have been administered in material compliance with the requirements of the (i) Heath Insurance Portability and Accountability Act of 1996, to the extent applicable, (ii) Mental Health Parity Act of 1996, to the extent applicable, (iii) Newborns’ and Mothers’ Health Protection Act, to the extent applicable, and (iv) Women’s Health and Cancer Rights Act, to the extent applicable.

(p) Environmental Matters.

(i) For purposes of this Section 3.01(p),

(A) “Environmental Law” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Oil Pollution Act, 33 U.S.C. § 2701 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., and any other federal, state, local or other governmental statute, regulation, law, or ordinance dealing with the protection of human health, natural resources or the environment; and

(B) “Hazardous Substance” means any pollutant, “toxic mold”, contaminant, hazardous substance or waste, solid waste, petroleum or any fraction thereof, or any other chemical, substance or material listed or identified in or regulated by any Environmental Law.

(ii) Except as described in Schedule 3.01(p) of the Disclosure Schedule or in the SEC Reports filed before the date of this Agreement, (A) no Hazardous Substances have been spilled, discharged, leaked, emitted, injected, disposed of, dumped or released by the Company or any of the Subsidiaries or any other person on, beneath, above or into the environment surrounding any of the real property currently or formerly owned, operated or leased by the Company or any of the Subsidiaries; (B) there are no other facts, circumstances or conditions existing, initiated or occurring prior to the Effective Time; and (C) neither the Company nor any Subsidiary has arranged, by contract, agreement or otherwise, for the transportation, treatment or disposal of Hazardous Substances, in each case A through C, as could result in any material unpaid liability of the Company or any of the Subsidiaries under any applicable Environmental Law.

(iii) The Company has furnished to Buyer copies of all environmental assessments, reports, audits and other documents in its possession or under its control that relate to the environmental condition of real property currently or formerly owned, operated, or leased by the Company or any of its Subsidiaries, or the Company or any Subsidiary’s compliance with Environmental Laws. To the Company’s knowledge, any such information the Company or the Subsidiaries has furnished to Buyer is accurate and complete.

(iv) None of the real property currently owned, operated or leased by the Company or any of its Subsidiaries contains any underground improvements used currently or in the past for the management of Hazardous Substances, and no portion of such property is or has been used as a dump or landfill or consists of or contains filled in land or wetlands. With respect to any real property formerly owned, operated, or leased by the Company or its Subsidiaries, during the period of such ownership, operation or tenancy, no portion of such property was used as a dump or landfill, and the Company is not aware of any such use at any time prior to its ownership, operation, or tenancy of such real property. Neither PCBs, nor “toxic mold,” nor asbestos-containing materials are present on or in the real property currently owned, operated or leased by the Company or its Subsidiaries.

(q) Insurance. Schedule 3.01(q) of the Disclosure Schedule contains a list of all insurance policies maintained by the Company and its Subsidiaries as of the date of this Agreement, together with a brief description of the coverages afforded thereby. All of such insurance policies are in full force and effect as of the date of this Agreement, and neither the Company nor any of its Subsidiaries is in default of any payment owing thereunder.

(r) Books and Records. The books of account, minute books, stock record books, and other records of the Company and each of its Subsidiaries, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether or not the Company or its Subsidiaries are subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of the Company and each of its Subsidiaries contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company and each of its Subsidiaries, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Effective Time, all of those books and records will be delivered to Buyer.

(s) Product Warranty and Liability. Each of the Company’s and its Subsidiaries’ standard practice is to sell each product sold by it in conformity with all applicable contractual commitments, if any, and all express and implied warranties of the manufacturer, if any. Except as set forth in Schedule 3.01(s) of the Disclosure Schedule, no product sold by either the Company or any of its Subsidiaries is subject to any other guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale. Schedule 3.01(s) of the Disclosure Schedule sets forth a list of all product liability claims raised or asserted against the Company or any of its Subsidiaries since January 1, 1998. Except as set forth in the Disclosure Schedule, no third party has advised the Company or any of its Subsidiaries that it has any liability arising out of any injury to individuals or property as a result of the ownership, possession or use of any product sold by the Company or any of its Subsidiaries prior to the Effective Time.

(t) Relationship with Suppliers and Customers. Schedule 3.01(t) of the Disclosure Schedule lists the ten (10) largest (in terms of dollar volume) customers and suppliers of CIVCO (each a “Significant Customer”or “Significant Supplier”, as the case may be) during each of the two (2) immediately preceding fiscal years of CIVCO and describes for the period beginning December 31, 2000 through the date of this Agreement all pricing concessions or pricing changes requested by any Significant Customers and all pricing concessions or pricing changes made by CIVCO for any of their Significant Customers. CIVCO currently has good relationships with each of its Significant Suppliers and Significant Customers. Except as set forth in Schedule 3.01(t) of the Disclosure Schedule, CIVCO is not currently in dispute under any contract or agreement for the delivery of goods or services with any Significant Supplier or Significant Customer, and, since December 31, 2002, no Significant Supplier to or Significant Customer has notified the Company or CIVCO that it will stop doing business, or reduce its business, with the Company or CIVCO, the cessation or reduction of which business would have a Material Adverse Effect. To the knowledge of the Company, there are no facts or circumstances related to any Significant Customer’s business (other than general economic events affecting the medical device manufacturing industry generally that do not affect CIVCO disproportionately relative to other similarly situated participants in the medical equipment manufacturing industry) that would cause a material reduction or cessation of any such Significant Customer’s business with CIVCO.

(u) Opinion of Tri-Artisan, LLC. The Company has received the opinion of Tri-Artisan, LLC, dated the date of this Agreement, to the effect that, as of such date, the consideration to be paid by Buyer pursuant to the Merger is fair from a financial point of view to the shareholders of the Company, a signed copy of which opinion has been delivered to the Company. The Company hereby represents and warrants that it has been authorized by Tri-Artisan, LLC to permit the inclusion of such Tri-Artisan, LLC opinion and references thereto in the Proxy Statement. Other than the fee payable to Tri-Artisan, LLC in connection with the Tri-Artisan, LLC opinion, the Closing of the Merger and the reimbursement and indemnification obligations of the Company to Tri-Artisan, LLC related to the Tri-Artisan, LLC opinion, neither the Company nor the Company’s affiliates or associates has any continuing obligation to Tri-Artisan, LLC with respect to the transactions contemplated hereby.

(v) HEI, Inc. Transaction. There are no claims pending, and no event has occurred or circumstances exist that (with or without the lapse of time) may constitute or result in a material violation by the Company that could give rise to a claim, under that certain Purchase Agreement dated January 24, 2003 by and between HEI, Inc. and the Company.

      3.02     Representations and Warranties of Buyer and Buyer Subsidiary. Buyer and Buyer Subsidiary jointly and severally represent and warrant to the Company as follows:

(a) Organization, Standing, Equity Ownership. Each of Buyer and Buyer Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation. Buyer owns all of the issued and outstanding capital stock of Buyer Subsidiary. The copies of the Articles or Certificate of Incorporation and By-Laws of Buyer and Buyer Subsidiary provided to the Company are complete and correct as of the date of this Agreement. Buyer Subsidiary was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the Merger.

(b) Authorization and Execution. Each of Buyer and Buyer Subsidiary has the corporate power and corporate authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Buyer and Buyer Subsidiary have been duly authorized by the respective Boards of Directors of Buyer and Buyer Subsidiary and by Buyer as the sole shareholder of Buyer Subsidiary, and no further corporate action of Buyer or Buyer Subsidiary is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Buyer and Buyer Subsidiary and, assuming the accuracy of the representations and warranties set forth in Section 3.01(c), constitutes the legal, valid and binding obligation of each of Buyer and Buyer Subsidiary, enforceable against Buyer and Buyer Subsidiary in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

(c) No Conflicts. Neither the execution and delivery of this Agreement by Buyer and Buyer Subsidiary, nor the consummation by Buyer and Buyer Subsidiary of the transactions contemplated hereby, will (i) conflict with or result in a breach of the Articles or Certificate of Incorporation or By-Laws, as currently in effect, of Buyer or Buyer Subsidiary, (ii) except for the requirements under the HSR Act, compliance with the Exchange Act, and the filing of the Articles of Merger with the Secretary of State of the State of Colorado, require any filing with, or consent or approval of, any governmental authority having jurisdiction over any of the business or assets of Buyer or Buyer Subsidiary, (iii) violate any statute, law, ordinance, rule or regulation applicable to Buyer or Buyer Subsidiary or any injunction, judgment, order, writ or decree to which Buyer or Buyer Subsidiary has been specifically identified as subject, or (iv) result in a breach of, or constitute a default or an event which, with the passage of time or the giving of notice, or both, would constitute a default under, or require the consent of any third party under, any instrument, contract or agreement to which Buyer or Buyer Subsidiary is a party or by which Buyer or Buyer Subsidiary is bound, except, in the case of clauses (ii), (iii) and (iv), where such violation, breach or default, or the failure to make such filing or obtain such consent or approval, would not, individually or in the aggregate, materially impair the ability of Buyer or Buyer Subsidiary to consummate the transactions contemplated by this Agreement.

(d) Proxy Statement. None of the information furnished or to be furnished by Buyer or Buyer Subsidiary for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or will, at the time of the meeting of shareholders to which the Proxy Statement relates or at the Effective Time, as then amended or supplemented, omit to state any material fact necessary to correct any statement which has become false or misleading in any earlier communication with respect to the solicitation of any proxy for such meeting.

(e) Litigation. No litigation, arbitration or administrative proceeding is pending or, to the knowledge of Buyer or Buyer Subsidiary, threatened against Buyer or Buyer Subsidiary as of the date of this Agreement that seeks to enjoin or otherwise challenges the consummation of the transactions contemplated by this Agreement.

(f) No Brokers or Finders. Neither Buyer nor Buyer Subsidiary has engaged any investment banker, broker or finder in connection with the transactions contemplated hereby except with respect to any of the foregoing for which Buyer has sole responsibility for payment of fees and expenses.

(g) Availability of Funds. Buyer or its affiliates have available to them cash sufficient to enable it to consummate the transactions contemplated by this Agreement.

(h) No Present Intention to Sell. Neither Buyer nor Buyer Subsidiary has any contract, undertaking, agreement or arrangement to sell or otherwise transfer to any person any shares of capital stock of the Surviving Corporation or any Subsidiary, merge or consolidate the Surviving Corporation or any Subsidiary with or into any person, or sell or otherwise transfer to any person a significant portion of the assets of the Surviving Corporation and the Subsidiaries, taken as a whole, other than sales or other transfers in the ordinary course of business, and neither Buyer nor Buyer Subsidiary has any present plans or intention to enter into any such contract, undertaking, agreement or arrangement.

ARTICLE IV

CONDUCT AND TRANSACTIONS BEFORE THE EFFECTIVE TIME

      4.01     Operation of Business of the Company Until Effective Time.

      (a) From the date hereof to the Effective Time or the termination of this Agreement in accordance with its terms, the Company will, and will cause each Subsidiary to, exercise reasonable commercial efforts to preserve intact in all material respects its business organization, keep available for itself and the Surviving Corporation the services of its present officers and key employees, and preserve its present relationships with other persons having significant business dealings with the Company or any Subsidiary, except as otherwise consented to in writing by Buyer.

      (b) From the date hereof to the Effective Time or the termination of this Agreement in accordance with its terms, the Company will, and will cause each Subsidiary to, conduct its business and operations in the ordinary and usual course, except as otherwise required by this Agreement or consented to in writing by Buyer, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, neither the Company nor CIVCO shall transfer any of its assets or liabilities to, or otherwise incur or assume any liability to or obligation of, the other, except in keeping with the Company and CIVCO’s past practices.

      (c) Except as otherwise required by this Agreement or consented to in writing by Buyer, which consent shall not be unreasonably withheld, the Company will not, from the date hereof until the Effective Time, (i) split, combine or reclassify any shares of its capital stock or make any other changes in its equity capital structure; (ii) purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or any options, rights or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock; (iii) declare, set aside or pay any dividend or make any other distribution in respect of shares of its capital stock; or (iv) enter into any commitment to do any of the foregoing.

      (d) Except as otherwise required by this Agreement or consented to in writing by Buyer, the Company will not, and will not permit any Subsidiary to, from the date hereof until the Effective Time or the termination of this Agreement in accordance with its terms,

(i) amend its Articles or Certificate of Incorporation, By-Laws or similar organizational documents;

(ii) issue any shares of its capital stock or any options, rights or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock, except for issuances of shares of Company Common Stock upon the exercise of any Options or of any rights under the Rights Agreement that might arise as a result of any event other than the transaction contemplated by this Agreement, or designate any class or series of capital stock from its authorized but undesignated Preferred Stock;

(iii) purchase any capital assets or make any capital expenditures (except as set forth in the Company’s capital expenditures budget previously delivered to Buyer), purchase any business, purchase any stock of any corporation, or merge or consolidate with any person;

(iv) sell, lease or otherwise dispose of any assets or properties that are material to the Company and its Subsidiaries, taken as a whole, except that the Company may dispose of assets of the Company (other than the assets or shares of CIVCO), including, but not limited to, shares of capital stock of HEI, Inc. owned by the Company and the promissory note dated January 24, 2003 issued to the Company by HEI, Inc. and the Company’s real property and other assets in Boulder County, Colorado;

(v) incur, assume or guarantee any indebtedness for money borrowed other than intercompany indebtedness or indebtedness in the ordinary course of business and consistent with past practice;

(vi) enter into any new employee benefit plan, program or arrangement, or any new employment or severance agreement, modify in any respect materially adverse to the Company or any Subsidiary any existing employee benefit plan, program or arrangement (except as required by law), or any existing employment or severance agreement, or, except as required under existing agreements grant any increases in employee compensation or benefits;

(vii) enter into any collective bargaining agreement, except as required by law;

(viii) change or modify in any material respect any existing accounting method, principle or practice, other than as required by generally accepted accounting principles;

(ix) other than in the ordinary course of business, enter into any new Material Contract, including real estate leases and land purchase agreements), or modify in any respect materially adverse to the Company or any Subsidiary any existing Material Contract;

(x) manage CIVCO’s working capital in any manner materially inconsistent with the Company’s and CIVCO’s past practice during the twelve months prior to the date hereof;

(xi) permit any accounts payable owed to trade creditors to remain outstanding more than 60 days;

(xii) accelerate, beyond the Company’s or such Subsidiary’s normal collection cycle, collection of accounts receivable;

(xiii) materially increase or decrease CIVCO’s inventory beyond its historical levels consistent with past practice; or

(xiv) enter into any commitment to do any of the foregoing.

      4.02     Shareholders’ Meeting; Proxy Material.

      (a) The Company shall cause a special meeting of its shareholders to be duly called and held as soon as reasonably practicable after the execution of this Agreement for the purpose of voting on the approval of this Agreement and the related Plan of Merger. The Board of Directors of the Company shall recommend approval of this Agreement and the related Plan of Merger by the shareholders of the Company, unless the Board of Directors of the Company, in the good-faith exercise of its fiduciary duties, shall determine that such recommendation should not be made.

      (b) The Company (i) as promptly as reasonably practicable following the execution of this Agreement, shall prepare and file with the SEC a proxy statement, together with a form of proxy, with respect to such shareholders meeting (such proxy statement, together with any amendments thereof or supplements thereto, being called the “Proxy Statement”), (ii) shall use reasonable efforts to have the Proxy Statement cleared by the SEC as soon as reasonably practicable, if such clearance is required, and (iii) as soon as reasonably practicable thereafter, shall cause copies of such Proxy Statement and form of proxy to be mailed to its shareholders in accordance with the provisions of the Colorado Act (unless a bona fide Third-Party Acquisition Offer that would, if consummated, represent a Third-Party Transaction is received by the Company or its shareholders, which the Board of Directors of the Company determines, in the good-faith exercise of its fiduciary duties, to accept, approve or recommend). Before the filing of the Proxy Statement and form of proxy with the SEC, the Company shall provide reasonable opportunity for Buyer to review and comment upon the contents of the Proxy Statement and form of proxy. The Proxy Statement and form of proxy shall comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder. After the delivery to the Company’s shareholders of copies of the Proxy Statement and form of proxy, the Company shall use reasonable efforts to solicit proxies in connection with such shareholders meeting in favor of approval of this Agreement and the related Plan of Merger, unless the Board of Directors of the Company shall determine, in the good-faith exercise of its fiduciary duties, that such solicitation should not be made.

      4.03     No Shopping. From the date hereof until the Effective Time or the termination of this Agreement in accordance with its terms, the Company will not, and will use reasonable efforts not to permit any officer, director, financial adviser or other agent or representative of the Company, directly or indirectly, to (a) take any action to seek, initiate or solicit any offer from any person or group to acquire any shares of capital stock of the Company or any Subsidiary, to merge or consolidate with the Company or any Subsidiary, or to otherwise acquire, except to the extent not prohibited by Section 4.01(d)(iv), any significant portion of the assets of the Company and its Subsidiaries, taken as whole (a “Third-Party Acquisition Offer”), or (b) except to the extent the Board of Directors of the Company shall otherwise determine in the good-faith exercise of its fiduciary duties, in order to obtain a Third-Party Transaction, engage in negotiations concerning a Third-Party Acquisition Offer with any person or group, or disclose financial information relating to the Company or any Subsidiary or any confidential or proprietary trade or business information relating to the business of the Company or any Subsidiary, or afford access to the properties, books or records of the Company or any Subsidiary, to any person or group that the Company has reason to believe may be considering a Third-Party Acquisition Offer.

      4.04     Access to Information. From the date hereof until the Effective Time or the termination of this Agreement in accordance with its terms, the Company will give Buyer and its counsel, financial advisers, auditors and other authorized representatives and its financing sources reasonable access to the offices, properties, books and records of the Company and each Subsidiary at all reasonable times and upon reasonable notice, and will instruct the employees, counsel, financial advisers and auditors of the Company and each Subsidiary to cooperate with Buyer and each such representative and financing source in all reasonable respects in its investigation of the business of the Company and its Subsidiaries. Buyer and each such representative and financing source will conduct such investigation in a manner as not to unreasonably interfere with the operations of the Company and its Subsidiaries and will take all necessary precautions (including obtaining the written agreement of its respective employees or representatives involved in such investigation) to protect the confidentiality of any information of the Company and its Subsidiaries disclosed to such persons during such investigation.

      4.05     Amendment of the Company’s Employee Plans. The Company will, effective at or immediately before the Effective Time, cause any Employee Plans that it may have to be amended, to the extent, if any, reasonably requested by Buyer, for the purpose of permitting such Employee Plan to continue to operate in conformity with ERISA and the Code following the Merger.

      4.06     HSR Act. If necessary, each of the Company, Buyer and Buyer Subsidiary will file all Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, will exercise reasonable efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary or advisable.

      4.07     Certain Resignations. The Company will use its reasonable efforts to assist Buyer in procuring the resignations, effective as of the Effective Time, of all of the members of the Boards of Directors of the Company and its Subsidiaries.

      4.08     Confidentiality Agreement. The Confidentiality Agreement between the Company and Buyer dated October 2, 2002 shall remain in full force and effect until the Effective Time. Until the Effective Time, or the termination of this Agreement in accordance with its terms, the Company and Buyer shall comply with the terms of the Confidentiality Agreement.

      4.09     Options. The Company will take such actions as are necessary to cause each Option outstanding at the Effective Time (whether or not such Option is then exercisable) to be canceled at the Effective Time in consideration for a cash payment by the Company equal to the Option Settlement Amount for such Option, subject to all applicable tax withholding. The Company shall comply with all applicable requirements regarding income tax withholding in connection with the foregoing.

      4.10     Rights Agreement. Before the execution and delivery of this Agreement, the Board of Directors of the Company has adopted resolutions providing that (a) neither Buyer nor Buyer Subsidiary will become an “Acquiring Person” (as defined in the Rights Agreement) as a result of the execution of this Agreement or the consummation of the Merger, (b) no “Shares Acquisition Date,” “Distribution Date,” “Section 11(a)(ii) Event,” or “Section 13 Event” (as such terms are defined in the Rights Agreement) will occur as a result of the consummation of the Merger, and (c) all outstanding Rights issued under the Rights Agreement will expire immediately before the Effective Time. Anything in this Agreement to the contrary notwithstanding, the Company shall have the right at any time after the date of this Agreement and before the Effective Time to amend, or take any other action with respect to, the Rights Agreement as deemed necessary by the Company; provided, however, that any such further action or amendment shall not contravene the resolutions referred to in this Section 4.10.

      4.11     Insurance. From the date hereof until the Effective Time or the termination of this Agreement in accordance with its terms, the Company and its Subsidiaries will keep in force, and timely pay premium payments due in respect of, all insurance policies currently in effect insuring the Company, the Subsidiaries and their respective businesses, properties and assets. In addition, the Company covenants to cooperate with Buyer to obtain and pay for the insurance described on the attached Schedule 1, in substantially the terms indicated thereon and otherwise reasonably satisfactory to Buyer. The Company shall also use all reasonable efforts to assist Buyer in obtaining insurance in such coverage amounts and on such terms as Buyer reasonably determines to insure against losses resulting from the failure of any representation or warranty made by the Company in this Agreement to be true and correct in all material respects (the “Insurance Policy”).

      4.12     Other Actions. Neither the Company, on the one hand, nor Buyer, on the other hand, shall, or shall permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) any condition to the Merger set forth in Article V not being satisfied. The Company agrees not to release or permit the release of any person from, or to waive or permit the waiver of any provision of, any confidentiality, “standstill” or similar agreement to which the Company or any of its Subsidiaries is a party, with respect to any acquisition of the capital stock or assets of the Company or its Subsidiaries, and will use its reasonable best efforts to enforce or cause to be enforced each such agreement.

      4.13     Reasonable Best Efforts; Notification. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings (including filings with governmental entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, the Merger or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated hereby and to fully carry out the purposes of this Agreement. The Company and Buyer shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Buyer shall use their respective reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement) in connection with the transactions contemplated by this Agreement. The Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

      4.14     SEC Reports; Financial Statements.

      (a) From the date of this Agreement until the earlier of termination of this Agreement and the Effective Time, the Company shall deliver to Buyer, within two business days of their filing with the SEC, any new SEC Reports filed by the Company. The Company agrees that with each such delivery either the President or Chief Financial Officer of the Company shall execute a certification representing and warranting that the SEC Report so delivered (and, if applicable, any consolidated financial statements contained in such SEC Report) complies with the representations and warranties given in Sections 3.01(e)(i) and (ii) of this Agreement as if such representations and warranties had been given at the time such SEC Report was filed, and further agrees that, for all purposes of this Agreement, the representation and warranty contained in such certification shall be deemed to constitute a representation and warranty set forth in Article III hereof.

      (b) From the date of this Agreement until the earlier of termination of this Agreement and the Effective Time, the Company agrees to deliver to Buyer CIVCO Financial Statements as of the end of each calendar month within 12 business days after the end of each such calendar month. The Company agrees that with each such delivery either the President or Chief Financial Officer of the Company and either the President or Vice President of Finance of CIVCO Medical Instruments, Co., Inc. shall execute a certification representing and warranting that such CIVCO Financial Statements comply with the representations and warranties given in Section 3.01(e)(iv) of this Agreement as if such representations and warranties had been given as of the date of such CIVCO Financial Statements, and further agrees that, for all purposes of this Agreement, the representation and warranty contained in such certification shall be deemed to constitute a representation and warranty set forth in Article III hereof.

ARTICLE V

CONDITIONS PRECEDENT

      5.01     Conditions to the Obligations of Buyer and Buyer Subsidiary. The obligations of Buyer and Buyer Subsidiary to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following conditions, any one or more of which (except for the conditions set forth in Sections 5.01(b) and (e)) may be waived by Buyer and Buyer Subsidiary:

(a) The representations and warranties of the Company contained in Section 3.01 of this Agreement shall be true and correct in all material respects as of the date of this Agreement, except to the extent any inaccuracy in any such representation or warranty, individually or in the aggregate, does not materially impair the ability of the Company to consummate the transactions contemplated hereby and has not had and is not reasonably likely to have a Material Adverse Effect (provided that, solely for purposes of this Section 5.01(a), any representation or warranty in Section 3.01 that is qualified by Material Adverse Effect language shall be read as if such language were not present); the Company shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement required to be performed and complied with by it immediately before the Effective Time; and Buyer and Buyer Subsidiary shall have received a certificate signed by an executive officer of the Company to the effects set forth in this Section 5.01(a).

(b) This Agreement and the related Plan of Merger shall have been approved at the meeting of the shareholders of the Company referred to in Section 4.02 by the vote required by the Colorado Act and the Company’s Articles of Incorporation.

(c) Neither the Company nor any Subsidiary shall have, since the date of this Agreement, suffered any business interruption, damage to or destruction of its properties or other incident, occurrence or event (other than incidents, occurrences or events generally applicable to the industry in the Company and the Subsidiaries operate or changes in general economic or market conditions) that has had or would reasonably be expected to have (after giving effect to any insurance coverage) a Material Adverse Effect; provided, however, that none of the items set forth in the Disclosure Schedule shall be deemed to have had a Material Adverse Effect for purposes of this Section 5.01(c).

(d) There shall not be pending in any litigation or administrative proceeding brought by any governmental or other regulatory or administrative agency or commission requesting or looking toward an injunction, writ, order, judgment or decree that, in the reasonable judgment of Buyer, is reasonably likely, if issued, to restrain or prohibit the consummation of any of the transactions contemplated hereby or require rescission of this Agreement or any such transactions or result in material damages to Buyer, Buyer Subsidiary or the Surviving Corporation or their respective officers or directors if the transactions contemplated hereby are consummated, nor shall there be in effect any injunction, writ, judgment, preliminary restraining order or other order or decree of any nature issued by a court or governmental agency of competent jurisdiction directing that any of the transactions provided for herein not be consummated as so provided.

(e) All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

(f) No Rights shall have become exercisable under the Rights Agreement.

(g) The Company shall have obtained all consents required under its Material Contracts that are necessary in order to consummate the Merger.

(h) There shall not have occurred since the date of this Agreement a material adverse change in the business, operations, condition (financial or otherwise), properties, assets or liabilities of the Company or CIVCO (regardless of whether or not such events or changes are consistent with the representations and warranties given herein by the Company), except changes contemplated by this Agreement, changes disclosed by the Company in its SEC Reports between December 31, 2002 and the date of this Agreement, and changes in the ordinary course of business which are not (either individually or in the aggregate) materially adverse.

(i) The Company shall have delivered to the Buyer a certificate to the effect that the Company is not a U.S. real property interest within the meaning of Section 897 of the Code, such certificate to be in a form consistent with that required under Treasury Regulation 1.897-2(h).

(j) The Company shall have obtained the insurance described in Section 4.11 of this Agreement.

      5.02     Conditions to the Obligations of the Company. The obligations of the Company to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following conditions, any one or more of which (except for the conditions set forth in Section 5.02(b) and (e)) may be waived by the Company:

(a) The representations and warranties of Buyer and Buyer Subsidiary contained in Section 3.02 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and immediately before the Effective Time; each of Buyer and Buyer Subsidiary shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement required to be performed and complied with by it immediately before the Effective Time; and the Company shall have received a certificate signed by an executive officer of each of Buyer and Buyer Subsidiary to the effects set forth in this Section 5.02(a).

(b) This Agreement and the related Plan of Merger shall have been approved at the meeting of the shareholders of the Company referred to in Section 4.02 by the vote required by the Colorado Act and the Company’s Articles of Incorporation.

(c) The opinion of Tri-Artisan, LLC, delivered to the Board of Directors of the Company on the date hereof, that the Merger Consideration is fair, from a financial point of view, to the shareholders of the Company, shall not have been thereafter withdrawn or modified in a manner unsatisfactory to the Board of Directors of the Company.

(d) There shall not be pending any litigation or administrative proceeding brought by any governmental or other regulatory or administrative agency or commission requesting or looking toward an injunction, writ, order judgment or decree that, in the reasonable judgment of the Company, is reasonably likely, if issued, to restrain or prohibit the consummation of any of the transactions contemplated hereby or require rescission of this Agreement or any such transactions or result in material damages to the officers, directors and shareholders of the Company if the transactions contemplated hereby are consummated, nor shall there be in effect any injunction, writ, judgment, preliminary restraining order or other order or decree of any nature issued by a court or governmental agency of competent jurisdiction directing that any of the transactions provided for herein not be consummated as so provided.

(e) All applicable waiting periods (and any extension thereof) under the HSR Act shall have expired or otherwise been terminated.

ARTICLE VI

CONDUCT AND TRANSACTIONS AFTER THE EFFECTIVE TIME

      6.01     Employee Matters.

      (a) For a period of at least two years after the Effective Time, Buyer shall, or shall cause the Surviving Corporation, a Subsidiary or any other affiliate of Buyer to maintain welfare and pension benefit plans, programs and arrangements (other than the Company’s Stock Purchase Plan, Stock Option Plan and any other plans related to the company’s stock, all of which shall be terminated at or prior to the Effective Time) that are, in the aggregate, for the employees as a whole who were active full-time employees of CIVCO immediately before the Effective Time and continue to be active full-time employees of Buyer, the Surviving Corporation, any Subsidiary or any other affiliate of Buyer, no less favorable in the aggregate than those provided by the Company and its Subsidiaries immediately before the Effective Time (provided that nothing herein shall obligate Buyer, the Surviving Corporation, any Subsidiary or any other affiliate of Buyer to provide such employees with any stock-based compensation).

      (b) From and after the Effective Time, for purposes of determining eligibility, vesting and entitlement to vacation and severance benefits for employees actively employed full-time by the Company or any Subsidiary immediately before the Effective Time under any compensation, severance, welfare, pension, benefit or savings plan of Buyer or any of its affiliates in which active full-time employees of the Company and its Subsidiaries become eligible to participate (whether under Section 6.01(a) above or otherwise), service with the Company or any of its Subsidiaries (whether before or after the Effective Time) shall be credited as if such service had been rendered to Buyer or such affiliate.

      (c) If the Surviving Corporation or any of the Subsidiaries, or any of their respective successors or assigns, transfers all or substantially all of its properties and assets to any person or persons (other than Buyer or an affiliate of Buyer), then, and in each such case, proper provision shall be made so that the transferee assumes (and if more than one, the transferees assume, jointly and severally) the obligations set forth in this Section 6.01.

      6.02     Indemnification of Company Directors, Officers and Employees. All rights to indemnification, expense advancement and exculpation existing in favor of any present or former director, officer or employee of the Company or any of its Subsidiaries as provided in the Articles or Certificate of Incorporation, By-Laws or similar organizational documents of the Company or any of its Subsidiaries or by law as in effect on the date hereof shall survive the Merger for a period of at least six years after the Effective Time (or, in the event any relevant claim is asserted or made within such six-year period, until final disposition of such claim) with respect to matters occurring at or before the Effective Time, and no action taken during such period shall be deemed to diminish the obligations set forth in this Section 6.02. Buyer hereby guarantees, effective at the Effective Time, all obligations of the Surviving Corporation and the Subsidiaries in respect of such indemnification and expense advancement. The Company and Buyer agree that the indemnification and other obligations referred to in this Section 6.02 shall first be fulfilled pursuant to claims made against the insurance referred to in Section 6.03 below, subject to any deductible required to be paid by Buyer, the Surviving Corporation or CIVCO thereunder.

      6.03     Directors and Officers Liability Insurance. For a period of at least six years after the Effective Time, Buyer shall cause the Surviving Corporation to maintain in effect either (i) the current policy of directors’ and officers’ liability insurance maintained by the Company (provided that Buyer or the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous in any material respect to the insured parties thereunder, in which case Buyer or the Surviving Corporation shall promptly deliver a copy of such policy to each individual that was covered by the directors’ and officers’ liability insurance maintained by the Company immediately prior to the Effective Time) with respect to claims arising from facts or events that occurred at or before the Effective Time (including consummation of the Merger), or (ii) a run-off (i.e., “tail”) policy or endorsement with respect to the current policy of directors’ and officers’ liability insurance covering claims asserted within six years after the Effective Time arising from facts or events that occurred at or before the Effective Time (including consummation of the Merger), in which case Buyer or the Surviving Corporation shall promptly deliver a copy of such run-off policy to each individual who was covered by the directors’ and officers’ liability insurance maintained by the Company immediately prior to the Effective Time; and such policies or endorsements shall name as insureds thereunder all present and former directors and officers of the Company or any of its Subsidiaries. If the Surviving Corporation transfers all or substantially all of its properties and assets to any person or persons (other than Buyer or an affiliate of Buyer), then proper provision shall be made so that the transferee assumes (and if more than one, the transferees assume, jointly and severally) the obligations set forth in this Section 6.03.

ARTICLE VII

TERMINATION AND ABANDONMENT

      7.01     Generally. This Agreement may be terminated and abandoned at any time before the Effective Time, whether before or after approval of this Agreement by the shareholders of the Company:

(a) by mutual consent of the Boards of Directors of Buyer and the Company;

(b) by Buyer or the Company if the transactions contemplated hereby shall not have been consummated on or before June 30, 2003 (which date may be extended by mutual agreement of Buyer and the Company), provided that such failure is not due to the failure of the party seeking to terminate this Agreement (or, in the event Buyer is seeking to terminate this Agreement, of Buyer Subsidiary) to comply in all material respects with its obligations under this Agreement;

(c) by Buyer, if (i) there occurs a failure of any of the conditions set forth in Section 5.01 other than for reasons within the control of Buyer or Buyer Subsidiary and such condition shall not have been waived under Section 8.03, or (ii) the shareholders of the Company shall fail to approve this Agreement by the vote required by the Colorado Act and the Company’s Articles of Incorporation at the first shareholders meeting called for that purpose or any adjournment thereof;

(d) by the Company, if (i) there occurs a failure of any of the conditions set forth in Section 5.02 other than for reasons within the control of the Company or its Subsidiaries and such condition shall not have been waived under Section 8.03, or (ii) the shareholders of the Company shall fail to approve this Agreement by the vote required by the Colorado Act and the Company’s Articles of Incorporation at the first shareholders meeting called for that purpose or any adjournment thereof; or

(e) by the Company, if a bona fide Third-Party Acquisition Offer that would, if consummated, represent a Third-Party Transaction is received by the Company or its shareholders, which the Board of Directors of the Company determines, in the good-faith exercise of its fiduciary duties, to accept, approve or recommend.

      7.02     Procedure and Effect of Termination and Abandonment. In the event of termination of this Agreement by the Company or Buyer under Section 7.01, written notice thereof shall forthwith be given to the other party and this Agreement shall terminate and the Merger shall be abandoned without further action by any of the parties. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party to this Agreement, except as otherwise provided in Section 8.04 or to the extent that the termination is a direct result of a willful and material breach or violation by such party of a representation, warranty, or covenant contained in this Agreement.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

      8.01     Termination of Representations and Warranties. The representations and warranties of the parties set forth in this Agreement (including those set forth in the Disclosure Schedule) or in any certificate furnished under this Agreement shall not survive the Effective Time.

      8.02     Amendment and Modification. To the extent permitted by applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the parties hereto at any time before the Effective Time with respect to any of the terms contained herein, except that after the meeting of the shareholders contemplated by Section 4.02, the amount of the Merger Consideration shall not be decreased and the form of the Merger Consideration shall not be altered without the approval of the shareholders.

      8.03     Waiver of Compliance; Consents. Any failure of Buyer or Buyer Subsidiary, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein (except the conditions in Sections 5.01(b) and (e) and 5.02(b) and (e) of this Agreement) may be waived in writing by the Company or by Buyer and Buyer Subsidiary, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.03.

      8.04     Expenses and Termination Fee.

      (a) Except as otherwise provided in Section 8.04(b), (c) and (d), all expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses. Any such expenses incurred by the Company and not paid before the Effective Time shall be liabilities of the Surviving Corporation.

      (b) If this Agreement is terminated under Section 7.01 and if Buyer is entitled to a Termination Fee (as defined below) under paragraph (c) or (d) of this Section 8.04, then the Company shall, at the same time as the Termination Fee is required to be paid under paragraph (c) or (d) of this Section 8.04, pay Buyer an amount equal to all reasonable, documented out-of-pocket expenses incurred by or on behalf of Buyer or Buyer Subsidiary in connection with the negotiation, preparation, financing, execution or consummation of this Agreement and the transactions contemplated hereby, including reasonable legal, accounting, travel, filing, printing, financing commitment and other out-of-pocket expenses; provided, however, that the aggregate expenses payable by the Company to Buyer under this Section 8.04(b) shall not exceed $100,000.

      (c) The Company shall, within five business days after consummation of a Third-Party Transaction referenced in (iii) below, pay Buyer a fee of $2,000,000 (a “Termination Fee”), in addition to the expenses set forth in Section 8.04(b), if each of the following occurs:

(i) this Agreement is terminated (A) by Buyer under Section 7.01(b) or (c)(i) and the condition giving rise to Buyer’s right of termination resulted from a breach by the Company of any of its representations, warranties or covenants contained in this Agreement, (B) by Buyer under Section 7.01(c)(ii), or (C) by the Company under Section 7.01(d)(ii); and

(ii) before such breach (in the case of termination under Section 7.01(b) or (c)(i)) or the first meeting of the shareholders of the Company called for purposes of approving this Agreement (in the case of termination under Section 7.01(c)(ii) or (d)(ii)) (A) any person or group shall have informed the Company that such person or group proposes, intends to propose, is considering proposing, or will or may, if the Merger is delayed, abandoned or not approved by the Company’s shareholders, propose, a Third-

Party Transaction (as defined below), or (B) any such person or group or the Company publicly announces (including any filing with any federal or state office or agency) that such person or group has proposed, intends to propose, is considering proposing, or will or may, if the Merger is delayed, abandoned or not approved by the Company’s shareholders, propose, a transaction which, if consummated, would constitute a Third-Party Transaction; and

(iii) within six months after such termination a Third-Party Transaction with such person or group is consummated.

      (d) If this Agreement is terminated by the Company under Section 7.01(e), the Company shall, within five business days after termination, pay Buyer a Termination Fee of $2,000,000, in addition to the expenses set forth in Section 8.04(b).

      (e) As used herein, “Third-Party Transaction” means the occurrence of any of the following events:

(i) the acquisition of the Company by merger, consolidation, statutory share exchange or other business combination transaction by any person other than Buyer, Buyer Subsidiary or any affiliate thereof (a “Third Party”), in which transaction the holders of shares of Company Common Stock immediately before the transaction receive a per-share consideration in excess of the Merger Consideration;

(ii) the acquisition by any Third Party of 50% or more (in book value or market value) of the total assets of the Company and its Subsidiaries, taken as a whole, for consideration that indicates a total value for the Company and its Subsidiaries in excess of the sum of (A) product of the number of shares of Company Common Stock outstanding on the date of this Agreement multiplied by the Merger Consideration, plus (B) the aggregate of the Option Settlement Amounts for all Options outstanding on the date of this Agreement; or

(iii) the acquisition by a Third Party of 50% or more of the outstanding shares of Company Common Stock, whether by tender offer, exchange offer or otherwise, for a per-share consideration in excess of the Merger Consideration.

      (f) In no event shall more than one Termination Fee be payable under this Section 8.04. The right to receive a Termination Fee shall be the sole and exclusive remedy of Buyer and Buyer Subsidiary against the Company and any of its Subsidiaries and their respective directors, officers, employees, attorneys, agents, advisors or other representatives with respect to the occurrences giving rise to such payment.

      8.05     Indemnification. After the Effective Time, the Company’s liability to Buyer, Buyer Subsidiary, and their respective directors, officers, employees, agents or advisors, or any of their respective successors or assigns (individually, a “Buyer Indemnitee” and collectively the “Buyer Indemnitees”), for any and all demands, claims, debts, actions, assessments, judgments, settlements, sanctions, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, known or unknown, due or to become due or otherwise), monetary damages, fines, taxes, fees, penalties, interest obligations, deficiencies, losses and expenses (including, without limitation, amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other expert, and other expenses of litigation) incurred or suffered by them resulting from, relating to, arising out of or constituting any breach of representation or warranty made by the Company in this Agreement shall be limited to the amount(s) determined by the issuer of the Insurance Policy to be payable to such Buyer Indemnitees under the Insurance Policy following a claim by such Buyer Indemnitees in accordance with the Insurance Policy.

      8.06     Press Releases and Public Announcements. No party to this Agreement shall issue any press release or make any public announcement relating to the subject matter of this Agreement without prior written approval of the other parties; provided, however, that each of the Company and Buyer may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing party will advise the other parties to this Agreement before making the disclosure).

      8.07     Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all reasonable efforts to take or cause to be taken all action, and do or cause to be done all things necessary, proper or advisable under applicable laws and regulations, to ensure that the conditions set forth in Article V are satisfied and to consummate and make effective the transactions contemplated by this Agreement (provided that nothing herein stated shall require the Company to take or cause to be taken any action, or do or cause to be done any things, which the Board of Directors of the Company, respectively, in the good-faith exercise of its fiduciary duties, determines should not be taken or done). If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each corporation that is a party to this Agreement shall take all such necessary action.

      8.08     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, effective when delivered, or if delivered by express delivery service, effective when delivered, or if mailed by registered or certified mail (return receipt requested), effective three business days after mailing, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	If to Buyer or Buyer Subsidiary, to it at:

1515 Arapahoe Street

Tower One, Suite 1500
Denver, CO 80202
Phone: (303) 390-5001
Fax: (303) 390-5015
Attention: Bruce Rogers and David Kessenich

with a copy to:

George A. Hagerty

Hogan & Hartson LLP
One Tabor Center
1200 Seventeenth Street, Suite 1500
Denver, CO 80202
Phone: (303) 899-7300
Fax: (303) 899-7333

(b)	If to the Company, to it at:

345 S. Francis St., Unit F, P.O. Box 819

Longmont, CO 80502-0819
Phone: 303-530-2660
Fax: (303) 581-1010
Attention: Stephen K. Onody

with a copy to each of:

Peter J. Jensen, General Counsel

345 S. Francis St., Unit F, P.O. Box 819
Longmont, CO 80502-0819
Phone: 303-530-2660
Fax: (303) 581-1010

and

Christopher M. Hazlitt, Esq.

Faegre & Benson LLP
1900 Fifteenth Street
Boulder, CO 80302
Phone: (303) 546-1353
Fax: (303) 449-5426

      8.09     Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties. Except for the provisions of Article I and Sections 6.01, 6.02 and 6.03, this Agreement is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

      8.10     Interpretation. As used in this Agreement, (i) “including” means “including without limitation”; (ii) “person” includes an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an incorporated organization and a government or any department or agency thereof; (iii) “affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act; (iv) “business day” means any day other than a Saturday, Sunday or a day which is a statutory holiday under the laws of the United States or the State of Colorado; (v) all dollar amounts are expressed in United States funds; and (vi) the phrase “to the knowledge of Company” or any similar phrase shall mean the actual knowledge of one or more of the executive officers of the Company and its Subsidiaries.

      8.11     Governing Law. The Agreement shall be governed by the laws of the State of Colorado without giving effect to conflict-of-laws principles.

      8.12     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

      8.13     Headings; Internal References. The Article and Section headings contained in this Agreement are solely for the purpose of reference, and are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

      8.14     Entire Agreement. This Agreement, including the Disclosure Schedule and the exhibits hereto, and the Confidentiality Agreement described in Section 4.08, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements and understandings among the parties with respect to such subject matter. There are no restrictions, promises, representations, warranties (express or implied), covenants or undertakings of the parties, other than those expressly set forth or referred to in this Agreement or such Confidentiality Agreement.

      8.15     Severability. If any term, provision, covenant, agreement or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, agreements and restrictions of this Agreement will continue in full force and effect and will in no way be affected, impaired or invalidated.

      8.16     Disclosure Schedule. Matters reflected in the Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Schedule. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. A disclosure made by the Company in any Section of this Agreement or in the Disclosure Schedule that is sufficient to reasonably inform Buyer and Buyer Subsidiary on information required to be disclosed in another Section of this Agreement or a Disclosure Schedule in order to avoid a misrepresentation thereunder shall be deemed to have been made with respect to such other Section of this Agreement or the Disclosure Schedule.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

COLORADO MEDTECH, INC.

By: /s/ Stephen K. Onody

Name: Stephen K. Onody

Title: President

CIVCO HOLDING, INC.

By: /s/ Bruce L. Rogers

Name: Bruce L. Rogers

Title: President

CMT MERGERCO, INC.

By: /s/ Bruce L. Rogers

Name: Bruce L. Rogers

Title: President

SCHEDULE 1

Insurance

Type	Coverage Limit	Policy Period	Deductible

Environmental for CIVCO properties*	$5,000,000	10 years	$100,000
Environmental run-off**	$5,000,000	10 years	$100,000
Technology Errors & Omissions run-off	$1,000,000 occurrence/	perpetual	$250,000
	$3,000,000 aggregate
General Liability (discontinued products)	$1,000,000 occurrence/	5 years	$100,000 occurrence/
	$2,000,000 aggregate		$300,000 aggregate
St. Paul Umbrella (excess of Technology E&O and General Liability (discontinued products))	$10,000,000	5 years	$10,000
Excess Umbrella (excess of St. Paul Umbrella)	$10,000,000	5 years	Up to $250,000
Director & Officer run-off	$10,000,000	6 years	$200,000
Employment Practices Liability run-off	$2,000,000	6 years	$150,000
Representations and Warranties — Buyer Form	$11,000,000	2 years	3%

*	To include all currently and previously owned and leased real property of CIVCO and any generator and arranger liability. It is understood that Buyer shall be responsible for that portion of the cost of environmental liability insurance covering the operation of CIVCO after the Effective Time.

**	To include all currently and previously owned and leased real property of the Company and any generator and arranger liability.

AMENDMENT

TO
AGREEMENT AND PLAN OF MERGER

      This is an Amendment, dated May 20, 2003 (“Amendment”), to the Agreement and Plan of Merger, dated March 12, 2003 (“Agreement”), by and among Colorado MEDtech, Inc., a Colorado corporation (the “Company”), CIVCO Holding, Inc., a Delaware corporation (“Buyer”), and CMT Mergerco, Inc., a Colorado corporation and a wholly owned subsidiary of Buyer (“Buyer Subsidiary”). Capitalized terms used herein shall have the same meanings ascribed to them in the Agreement.

      Buyer, Buyer Subsidiary and the Company, pursuant to Section 8.02 of the Agreement, desire to amend certain of the terms of the Agreement and certain of the rights and obligations of the parties set forth in the Agreement.

      Now, therefore, in consideration of the premises and of the mutual covenants, representations, warranties, and agreements herein contained, the parties hereby agree as follows:

      1. Section 1.05 of the Agreement shall be amended in its entirety to read as follows:

      “1.05 Conversion of Shares. The manner and basis of converting or canceling the shares of stock of each of the Constituent Corporations shall be as follows:

(a) The aggregate purchase price (“Purchase Price”) to be paid by Buyer as consideration for consummation of the Merger shall equal $4.75 multiplied by the number of shares of Common Stock of the Company outstanding at the Effective Time.

(b) At the Effective Time, each share of Common Stock of the Company, no par value per share (“Company Common Stock”), issued and outstanding immediately before the Effective Time (other than (i) Dissenting Shares (as defined below) and (ii) shares of Company Common Stock held of record by Buyer or Buyer Subsidiary or any other direct or indirect wholly owned subsidiary of Buyer or the Company immediately before the Effective Time) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive a per share amount in cash determined by dividing (i) the Purchase Price by (ii) the number of shares of Company Common Stock outstanding at the Effective Time (the “Merger Consideration”), without interest.

(c) At the Effective Time, each share of Common Stock of Buyer Subsidiary, par value $0.01 per share, issued and outstanding immediately before the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for one fully paid and nonassessable share of Common Stock of the Surviving Corporation (“Surviving Corporation Common Stock”), which shall constitute the only issued and outstanding shares of capital stock of the Surviving Corporation immediately after the Effective Time. From and after the Effective Time, each outstanding certificate theretofore representing shares of Common Stock of Buyer Subsidiary shall be deemed for all purposes to evidence ownership and to represent the same number of shares of Surviving Corporation Common Stock.

(d) At the Effective Time, each share of Company Common Stock held of record by Buyer or Buyer Subsidiary or any other direct or indirect wholly owned subsidiary of Buyer or the Company immediately before the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and cease to exist, and no payment shall be made with respect thereto.”

      2. Section 4.01(d)(v) of the Agreement shall be amended in its entirety to read as follows:

“(v) (i) incur, assume or guarantee any indebtedness for money borrowed other than intercompany indebtedness or indebtedness in the ordinary course of business and consistent with past practice, or (ii) pay, concede, settle or compromise any claim made by any third party against the Company or any of its Subsidiaries other than claims made by trade creditors in the ordinary course of business;”

      3. Buyer and Buyer Subsidiary each hereby waives each of the conditions set forth in Sections 5.01(a), (c) and (h) to the extent that a failure of any such condition occurs as a direct result of facts or circumstances

(or the continuation of such facts or circumstances) of which Buyer and Buyer Subsidiary have actual knowledge as of the date of this Amendment.

      4. Section 7.01(b) of the Agreement is hereby amended by replacing the date “June 30, 2003” with the date “August 15, 2003”; provided, that, subject to the terms and conditions of the Agreement, the parties shall use their reasonable best efforts to consummate the Closing by June 30, 2003.

      5. Schedule 1 of the Agreement shall be replaced by Schedule 1 attached hereto.

      6. Section 5.02(c) of the Agreement shall be amended to read in its entirety as follows:

“(c) The opinion of Tri-Artisan, LLC, delivered to the Board of Directors of the Company on March 12, 2003 and on May 20, 2003, that the Merger Consideration is fair, from a financial point of view, to the shareholders of the Company, shall not have been thereafter withdrawn or modified in a manner unsatisfactory to the Board of Directors of the Company.”

      7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

      8. Except as expressly set forth herein, all terms and conditions of the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

COLORADO MEDTECH, INC.

By:

Name:

Title:

CIVCO HOLDING, INC.

By:

Name:

Title:

CMT MERGERCO, INC.

By:

Name:

Title:

SCHEDULE 1

Insurance

	Coverage		Policy
Type	Limit		Period	Deductible

Environmental for CIVCO properties (prospective)*		$2,000,000	2-3 years	$100,000
Environmental run-off**		$5,000,000	10 years	$100,000
Technology Errors & Omissions run-off		$11,000,000	perpetual	$250,000
	occurrence/ $	13,000,000 aggregate
General Liability/Products (discontinued products)		$1,000,000	5 years	$100,000
		occurrence/		occurrence/
		$2,000,000		$300,000
		aggregate		aggregate
General Liability/Products (discontinued products)		Excess limit:	5 years
		$20,000,000
Director & Officer run-off		$10,000,000	6 years	$200,000
Employment Practices Liability run-off		$2,000,000	6 years	$150,000
Representations and Warranties — Buyer Form		$11,000,000	2 years	3%

*	To include all currently and previously owned and leased real property of CIVCO and any generator and arranger liability. It is understood that Buyer shall be responsible for that portion of the cost of environmental liability insurance covering the operation of CIVCO after the Effective Time.

**	To include all currently and previously owned and leased real property of the Company and CIVCO and any generator and arranger liability.

ANNEX B

OPINION OF TRI-ARTISAN, LLC

May 20, 2003

The Board of Directors

Colorado MEDtech, Inc.
345 S. Francis Street, Unit F
PO Box 819
Longmont, CO 80502-0819

Attention:	Mr. Stephen K. Onody
Chief Executive Officer and President

Gentlemen:

      We have examined the draft amendment dated May 20, 2003 to the Agreement and Plan of Merger dated March 12, 2003 by and among Colorado MEDtech, Inc., (“CMED” or the “Company”), CIVCO Holding, Inc. (“Buyer”), and CMT Mergerco, Inc., pursuant to which Buyer proposes to acquire the outstanding common stock of the Company (the “CMED Shares”) for $4.75 per share (the “Amended Transaction”). You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, of the consideration to be offered to the holders of the CMED Shares.

      In conducting our analysis and arriving at our opinion as expressed herein, we have reviewed and analyzed, among other things, the following:

(i) the definitive Agreement and Plan of Merger dated as of March 12, 2003 and the draft amendment thereto dated May 20, 2003 relating to the Amended Transaction, which we have assumed to collectively be the same as the definitive Agreement and Plan of Merger as amended in all material respects; we also have assumed that the Amended Transaction will be consummated on the terms and subject to the conditions set forth therein;

(ii) the Company’s Annual Reports on Form 10-K for each of the fiscal years ended June 30, 2002, June 30, 2001 and June 30, 2000, the Company’s six and nine month results ended December 31, 2002 and March 31, 2003, respectively, as reflected in its Form 10-Q’s for the quarters then ended, the Company’s 8-K filing dated January 24, 2003; and the Company’s Proxy Statement filed on April 11, 2003 with the Securities and Exchange Commission

(iii) certain internal information and other data relating to the Company, its business and prospects, including forecasts and projections, provided to us by management of the Company;

(iv) the public equity trading market for the Company’s securities;

(v) certain publicly available information concerning certain other companies engaged in businesses which we believe to be generally comparable to the Company and the trading markets for certain of such other companies’ securities;

(vi) the financial terms of certain recent comparable transactions which we believe to be relevant; and

(vii) the responses received from the parties whom we contacted to explore their interest in acquiring the Company.

      We also interviewed certain officers and employees of the Company concerning its business and operations, assets, present condition and prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

      In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us, and have not attempted independently to verify such information,

B-1

nor do we assume any responsibility to do so. We have assumed that the forecasts and projections provided to or reviewed by us have been reasonably prepared based on the best current estimates and judgment of the Company’s management as to the future financial condition and results of operations of the Company. We have not conducted a physical inspection of the properties and facilities of the Company, nor have we made or obtained any independent evaluation or appraisal of such properties and facilities. We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion is necessarily based upon economic, market, financial and other conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon events or circumstances occurring after the date hereof. We reserve, however, the right to withdraw, revise or modify our opinion based upon additional information which may be provided to or obtained by us, which suggest, in our judgment, a material change in the assumptions upon which our opinion is based.

      This opinion does not address the Company’s underlying business decision to approve and engage in the Amended Transaction. This letter and the opinion expressed herein are for the use of the Board of Directors of the Company and do not constitute a recommendation to any shareholder of the Company regarding the Amended Transaction. This opinion may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner without our prior written consent, except that the Company may include this opinion in its entirety in any information statement or proxy statement relating to the transaction sent to the Company’s shareholders.

      Board Member Anthony J. Dimun is a Series A member of Tri-Artisan, LLC, which is providing investment banking services to CMED, including rendering this opinion. As a Series A member, Mr. Dimun has a 0.5% interest in the profits and losses of Tri-Artisan. Mr. Dimun recused himself from, and did not participate in CMED’s selection of Tri-Artisan as its financial advisor. In addition to his profits interest in Tri-Artisan, Mr. Dimun receives a $25,000 annual fee from Tri-Artisan in consideration for serving as a member of its advisory committee, a group of persons who advise Tri-Artisan with respect to specific industry matters. Mr. Dimun did not receive, and is not eligible to receive, any other compensation, including finders’ or other fees, in connection with Tri-Artisan’s current services provided or future services to be provided to CMED.

      Based upon and subject to the foregoing, it is our opinion as investment bankers that the consideration to be offered in the Amended Transaction is fair, from a financial point of view, to the holders of the CMED Shares.

Very truly yours,

TRI-ARTISAN, LLC

B-2

ANNEX C

EXCERPTS FROM THE COLORADO BUSINESS CORPORATION ACT

TITLE 7.     CORPORATIONS AND ASSOCIATIONS

CORPORATIONS
COLORADO BUSINESS CORPORATIONS
ARTICLE 113.     DISSENTERS’ RIGHTS
PART 1.     RIGHT OF DISSENT — PAYMENT FOR SHARES

7-113-101.     Definitions

      For purposes of this article:

(1) “Beneficial Shareholder” means the beneficial owner of shares held in a voting trust or by a nominee as the record Shareholder.

(2) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

(3) “Dissenter” means a Shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

(4) “Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

(6) “Record Shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the Shareholder as provided in section 7-107-204.

(7) “Shareholder” means either a record Shareholder or a beneficial Shareholder.

7-113-102.     Right to dissent

      (1) A Shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the Shareholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party if:

(I) Approval by the Shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

(II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

(c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a Shareholder vote is required under section 7-112-102(1); and

(d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the Shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

      (1.3) A Shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand Shareholders, at the time of:

(a) The record date fixed under section 7-107-107 to determine the Shareholders entitled to receive notice of the Shareholders’ meeting at which the corporate action is submitted to a vote;

(b) The record date fixed under section 7-107-104 to determine Shareholders entitled to sign writings consenting to the corporate action; or

(c) The effective date of the corporate action if the corporate action is authorized other than by a vote of Shareholders.

      (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the Shareholder will receive for the Shareholder’s shares, pursuant to the corporate action, anything except:

(a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

(b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand Shareholders;

(c) Cash in lieu of fractional shares; or

(d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

      (2) Deleted by Laws 1996, H.B.96-1285, (S) 30, eff. June 1, 1996.

      (2.5) A Shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the Shareholder’s shares in the event of a reverse split that reduces the number of shares owned by the Shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

      (3) A Shareholder is entitled to dissent and obtain payment of the fair value of the Shareholder’s shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the Board of Directors.

      (4) A Shareholder entitled to dissent and obtain payment for the Shareholder’s shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the Shareholder or the corporation.

7-113-103.     Dissent by nominees and beneficial owners

      (1) A record Shareholder may assert dissenter’s rights as to fewer than all the shares registered in the record Shareholder’s name only if the record Shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record Shareholder asserts dissenter’s rights. The rights of a record Shareholder under this subsection (1) are determined as if the shares as to which the record Shareholder dissents and the other shares of the record Shareholder were registered in the names of different Shareholders.

      (2) A beneficial Shareholder may assert dissenter’s rights as to the shares held on the beneficial Shareholder’s behalf only if: (a) the beneficial Shareholder causes the corporation to receive the record Shareholder’s written consent to the dissent not later than the time the beneficial Shareholder asserts dissenter’s rights; and (b) The beneficial Shareholder dissents with respect to all shares beneficially owned by the beneficial Shareholder.

      (3) The corporation may require that, when a record Shareholder dissents with respect to the shares held by any one or more beneficial Shareholders, each such beneficial Shareholder must certify to the corporation that the beneficial Shareholder and the record Shareholder or record Shareholders of all shares owned beneficially by the beneficial Shareholder have asserted, or will timely assert, dissenter’s rights as to all such shares as to which there is no limitation on the ability to exercise dissenter’s rights. Any such requirement shall be stated in the dissenter’s notice given pursuant to section 7-113-203.

7-113-201.     Notice of dissenter’s rights

      (1) If a proposed corporate action creating dissenter’s rights under section 7-113-102 is submitted to a vote at a Shareholders’ meeting, the notice of the meeting shall be given to all Shareholders, whether or not entitled to vote. The notice shall state that Shareholders are or may be entitled to assert dissenter’s rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to Shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the Shareholders’ meeting for which the notice was to have been given, but any Shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the Shareholder’s shares under this article by reason of the Shareholder’s failure to comply with the provisions of section 7-113-202(1).

      (2) If a proposed corporate action creating dissenter’s rights under section 7-113-102 is authorized without a meeting of Shareholders pursuant to section 7-107-104, any written or oral solicitation of a Shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that Shareholders are or may be entitled to assert dissenter’s rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to Shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a Shareholders’ meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any Shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the Shareholder’s shares under this article by reason of the Shareholder’s failure to comply with the provisions of section 7-113-202(2).

7-113-202.     Notice of intent to demand payment

      (1) If a proposed corporate action creating dissenter’s rights under section 7-113-102 is submitted to a vote at a Shareholders’ meeting and if notice of dissenter’s rights has been given to such Shareholder in connection with the action pursuant to section 7-113-201(1), a Shareholder who wishes to assert dissenter’s rights shall:

(a) Cause the corporation to receive, before the vote is taken, written notice of the Shareholder’s intention to demand payment for the Shareholder’s shares if the proposed corporate action is effectuated; and

(b) Not vote the shares in favor of the proposed corporate action.

      (2) If a proposed corporate action creating dissenter’s rights under section 7-113-102 is authorized without a meeting of Shareholders pursuant to section 7-107-104 and if notice of dissenter’s rights has been given to such Shareholder in connection with the action pursuant to section 7-113-201(2) a Shareholder who wishes to assert dissenter’s rights shall not execute a writing consenting to the proposed corporate action.

      (3) A Shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the Shareholder’s shares under this article.

7-113-203.     Dissenter’s notice

      (1) If a proposed corporate action creating dissenter’s rights under section 7-113-102 is authorized, the corporation shall give a written dissenter’s notice to all Shareholders who are entitled to demand payment for their shares under this article.

      (2) The dissenter’s notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenter’s rights under section 7-113-102 and shall:

(a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

(b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

(c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

(e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

(f) State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and

(g) Be accompanied by a copy of this article.

7-113-204.     Procedure to demand payment

      (1) A Shareholder who is given a dissenter’s notice pursuant to section 7-113-203 and who wishes to assert dissenter’s rights shall, in accordance with the terms of the dissenter’s notice:

(a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and

(b) Deposit the Shareholder’s certificates for certificated shares.

      (2) A Shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a Shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the Shareholder’s exercise of dissenter’s rights and has only the right to receive payment for the shares after the effective date of such corporate action.

      (3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.

      (4) A Shareholder who does not demand payment and deposit the Shareholder’s share certificates as required by the date or dates set in the dissenter’s notice is not entitled to payment for the shares under this article.

7-113-205.     Uncertificated shares

      (1) Upon receipt of a demand for payment under section 7-113-204 from a Shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

      (2) In all other respects, the provisions of section 7-113-204 shall be applicable to Shareholders who own uncertificated shares.

7-113-206.     Payment

      (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenter’s rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of Shareholders for the record Shareholder holding the dissenter’s shares, the amount the corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest.

      (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

(a) The corporation’s balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to Shareholders, a statement of changes in Shareholders’ equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to Shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

(b) A statement of the corporation’s estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s right to demand payment under section 7-113-209; and

(e) A copy of this article.

7-113-207.     Failure to take action

      (1) If the effective date of the corporate action creating dissenter’s rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

      (2) If the effective date of the corporate action creating dissenter’s rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenter’s notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208.	Special provisions relating to shares acquired after announcement of proposed corporate action

      (1) The corporation may, in or with the dissenter’s notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to Shareholders of the terms of the proposed corporate action creating dissenter’s rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter’s payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenter’s rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenter’s rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

      (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

7-113-209.	Procedure if dissenter is dissatisfied with payment or offer

      (1) A dissenter may give notice to the corporation in writing of the dissenter’s estimate of the fair value of the dissenter’s shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation’s offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

(a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

(b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

(c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(1).

      (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

7-113-301.     Court action

      (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

      (2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation’s principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

      (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter’s payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of Shareholders for the record Shareholder holding the dissenter’s shares, or as provided by law.

      (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

      (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter’s shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302.     Court costs and counsel fees

      (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

      (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

(b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

      (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

COLORADO MEDTECH, INC. PROXY

Solicited by the Board of Directors for the Special
Meeting of Shareholders to be held June 30, 2003

     The undersigned hereby constitutes, appoints, and authorizes Stephen K. Onody and Peter J. Jensen, and each of them, as the true and lawful attorney and Proxy of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and vote as designated below, all shares of the no par value common stock of Colorado MEDtech, Inc., a Colorado corporation (the “Company”), which the undersigned is entitled to vote at the Special Meeting of the Shareholders to be held June 30, 2003, at the Company’s offices at 345 S. Francis Street, Unit F, Longmont, Colorado, at ____ p.m., and at any and all postponements or adjournments thereof, with respect to the matters set forth below and described in the Notice of Special Meeting dated ________, 2003, receipt of which is hereby acknowledged.

1.	Approval of the Agreement and Plan of Merger by and among the Company, CIVCO Holding, Inc., a Delaware corporation and CMT Mergerco, Inc., a Colorado corporation (“Mergerco”) dated March 12, 2003, as amended on May 20, 2003, and the related merger, pursuant to which Mergerco will be merged with and into the Company and each share of the Company’s common stock will be converted into the right to receive cash as further described in the proxy statement:

________ FOR	________ AGAINST	________ ABSTAIN

2.	Approval of a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes to approve and adopt the merger agreement and the related merger at the time the Special Meeting is convened or to allow additional time for the satisfaction of conditions to the merger:

________ FOR	________ AGAINST	________ ABSTAIN

3.	The Proxy is authorized to vote upon any other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

(Continued and to be dated and signed on reverse side)

The undersigned hereby revokes any Proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorney and Proxy may lawfully do by virtue hereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS PROPERLY BEFORE THE SPECIAL MEETING THAT ARE NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED. MANAGEMENT IS NOT PRESENTLY AWARE OF ANY SUCH MATTERS TO BE PRESENTED FOR ACTION.

Dated: _________________________, 2003

________________________________________ Signature(s) of Shareholder(s)

________________________________________ Signature(s) of Shareholder(s)

Signature(s) should agree with the name(s) shown hereon. Executors, administrators, trustees, guardians and attorneys should indicate their capacity when signing. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COLORADO MEDTECH, INC. PLEASE SIGN AND RETURN THIS PROXY USING THE ENCLOSED PRE-PAID ENVELOPE.

THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet. Available 24 Hours a day 7 days a week. Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Have this proxy card in hand when you call.

To vote using the telephone (within U.S. and Canada)

•	Call toll free 1-877-785-2578 in the United States

or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Enter the Holder Account Number (excluding the letter “C”) and Proxy Access Number located below.

•	Follow the simple recorded instructions.

Option 1: To vote as the Board of Directors recommends on ALL proposals: Press 1.

When asked, please confirm your vote by pressing 1.

Option 2: If you choose to vote on EACH proposal separately, press 0 and follow the simple recorded instructions.

To vote using the Internet

•	Go to the following website

WWW.COMPUTERSHARE.COM/US/PROXY

•	Enter the information requested on your computer screen and follow the simple instructions.

HOLDER ACCOUNT NUMBER _____________________________

PROXY ACCESS NUMBER ________________________________

If you vote by telephone or the Internet, please DO NOT mail back this proxy card. Proxies submitted by telephone or the Internet must be received by 12:00 midnight, Mountain time, on _____________, 2003.

THANK YOU FOR VOTING